                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                                  netGuru, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed transaction is valued at $23,750,000, which is the consideration payable to the Registrant in the asset sale transaction described in the proxy statement.
          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
          $23,750,000
          ----------------------------------------------------------------------

      (5) Total fee paid:
          $4,750
          ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount Previously Paid:

          ----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
      (3)  Filing Party:

          ----------------------------------------------------------------------
      (4)  Date Filed:

          ----------------------------------------------------------------------

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887


                               September ___, 2005


To Our Stockholders:

         You are cordially invited to attend the 2005 annual meeting of stockholders of netGuru, Inc., which will be held at 10:00 a.m. on October 31, 2005, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of our outstanding common stock as of the close of business on September 20, 2005 are entitled to vote at the annual meeting.

         Enclosed are a copy of the notice of annual meeting of stockholders, a proxy statement and a proxy card. A current report on our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.

                                   Sincerely,


                                  Amrit K. Das
                                  Chief Executive Officer

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 31, 2005
                                 --------------

         NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of netGuru, Inc. will be held at 10:00 a.m. local time, on October 31, 2005, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, for the following purposes:

         1.       To elect five nominees to our board of directors;

         2. To approve the sale of our Research Engineers International ("REI") business and our STAAD product lines for a purchase price of approximately $23.5 million under the terms of an asset purchase agreement dated August 19, 2005, as described in more detail in the attached proxy statement, which asset sale may be deemed to be a sale of substantially all of our assets;

         3. To ratify certain issuances of equity securities for compensatory purposes, as described in more detail in the attached proxy statement;

         4. To ratify the appointment of Haskell & White LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2006; and

         5. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

         Our board of directors has fixed the close of business on September 20, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                             By Order of the Board of Directors


                                             Clara Y.M. Young
                                             Secretary
Yorba Linda, California
September __, 2005

                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

Introduction................................................................................................1

Summary Term Sheet Regarding Proposal 2 - Sale of REI Business and STAAD Product Lines......................4

Cautionary Statement Regarding Forward-Looking Statements...................................................9

Proposal 1 - Election of Directors.........................................................................10

Proposal 2 - Approval of Sale of REI Business and STAAD Product Lines......................................30

Proposal 3 - Ratification of Issuances of Equity Securities for Compensatory Purposes......................56

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm..................58

Other Matters..............................................................................................60

Annual Report on Form 10-KSB...............................................................................60

Stockholder Proposals......................................................................................61

Appendix A - Asset Purchase Agreement.....................................................................A-1

Appendix B - Form of Transition Services Agreement........................................................B-1

Appendix C - Fairness Opinion.............................................................................C-1

Appendix D - Pro Forma Financial Information..............................................................D-1


                                                       i



                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY.
                          YORBA LINDA, CALIFORNIA 92887
                                 --------------

                                 PROXY STATEMENT

                       2005 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 31, 2005
                                 --------------

                                  INTRODUCTION

DATE, TIME, PLACE AND PURPOSE

         This proxy statement is being furnished to holders of common stock of netGuru, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2005 annual meeting of our stockholders to be held at 10:00 a.m. local time on October 31, 2005, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, and at any adjournments or postponements of the meeting. At the annual meeting, stockholders will be asked to consider and vote upon the proposals described in the accompanying notice of meeting and any other matters that may properly come before the meeting. We anticipate that this proxy statement and accompanying proxy card will first be mailed on or about October ___, 2005 to all stockholders entitled to vote at the annual meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have one class of capital stock outstanding, common stock. At the close of business on September 20, 2005, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had issued and outstanding _____________ shares of common stock held by _____ holders of record. Each share of common stock entitles the holder of that share to one vote on any matter coming before the annual meeting and any adjournments or postponements of the annual meeting.

         Under Delaware law and our bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

         An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the five candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected.

         Approval of proposal 2, the proposed sale of assets, requires for approval the affirmative vote of the majority of shares entitled to vote at the meeting. Proposals 3 and 4, the ratification of issuances of equity securities and the ratification of the appointment of our independent registered public accounting firm, each require for approval the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on those proposals. In all other matters that may properly come before the meeting, unless otherwise expressly provided by applicable statute or by our certificate of incorporation or bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will constitute the act of the stockholders.

         On proposals such as proposals 3 and 4, which require for approval the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions but not broker non-votes will be treated as shares present and entitled to vote on the proposal. Applying that standard, an abstention will be counted as a vote "against" the proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of the proposal. However, on proposals such as proposal 2, the effect of either an abstention or a broker non-vote will be the same as a vote "against" the proposal, because an absolute number of affirmative votes is required, regardless of how many votes are cast, and abstentions and broker non-votes are not affirmative votes.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "for" each of the proposals described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposals referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors unanimously recommends that our stockholders vote "for" each of the proposals described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT AND ITS APPENDICES IN THEIR ENTIRETY.

                    SUMMARY TERM SHEET REGARDING PROPOSAL 2 -
                  SALE OF REI BUSINESS AND STAAD PRODUCT LINES

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT RELATING TO PROPOSAL 2. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU MAY CONSIDER TO BE IMPORTANT IN DETERMINING HOW TO VOTE ON PROPOSAL 2, OUR SALE OF CERTAIN ASSETS. YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT AND OTHER DOCUMENTS TO WHICH WE REFER. THESE WILL GIVE YOU A MORE DETAILED DESCRIPTION OF THE TRANSACTIONS CONTEMPLATED BY PROPOSAL 2. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE PROPOSAL (SEE PAGE _)

         At the annual meeting, you will be asked to consider and vote upon a proposal to approve the sale of our Research Engineers International ("REI") business and STAAD product lines to Bentley Systems, Incorporated ("Bentley") pursuant to an asset purchase agreement dated August 19, 2005 between us and Bentley. This proposed asset sale may be deemed to be a sale of substantially all of our assets. The asset purchase agreement is the document that controls the proposed transaction between the companies. We encourage you to read the entire asset purchase agreement, which is attached to this proxy statement as APPENDIX A and is described beginning at page _ of this proxy statement.

PARTIES TO THE ASSET SALE

         We are an engineering information technology and services company offering engineering analysis and design software, collaborative software solutions, and professional and technical information technology services and support to businesses worldwide. We serve our global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. We license our engineering software and solutions to more than 19,000 businesses in 100 countries. Our principal executive offices are located at:

         netGuru, Inc.
         22700 Savi Ranch Parkway
         Yorba Linda, CA 92887

For more information regarding our business, please refer to our accompanying annual report on Form 10-K for the fiscal year ended March 31, 2005 and our Form 10-Q for the three months ended June 30, 2005.

         Bentley is a privately-held company that is a leading provider of infrastructure software for the architecture, engineering, and construction markets. Its principal executive offices are located at:

         Bentley Systems, Incorporated
         685 Stockton Drive
         Exton, PA  19341-0678

ASSETS TO BE SOLD (SEE PAGE _)

         The assets we propose to sell pursuant to the asset purchase agreement are our REI business and our STAAD product lines. Bentley would acquire the worldwide operations associated with REI, including the STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business, including offices in Yorba Linda, California; Bristol, United Kingdom; and Kolkata, India; as well as REI sales offices in other parts of Europe and Asia.

         This business and these product lines accounted for approximately 70.0% and 73.0% of our revenues for the fiscal year ended March 31, 2005 and the three months ended June 30, 2005, respectively. We would retain our collaborative software operations and products, including eReview and ForReview, and our information technology and engineering business process outsource ("EBPO") services businesses.

PURCHASE PRICE (SEE PAGE _)

         Bentley has agreed to pay a total cash purchase price of $23.5 million (subject to an adjustment based upon post-closing collection of accounts receivable). Bentley has also agreed to reimburse us at the closing for up to $250,000 of legal and financial expenses we incur in connection with the asset sale.

VOTING REQUIREMENTS FOR THE ASSET SALE (SEE PAGE _)

         In order to consummate the asset sale, the holders of a majority of the outstanding shares of our common stock as of the record date must approve the asset sale. Holders of our common stock will be entitled to cast one vote per share owned as of the record date for the annual meeting at which the proposal to approve the asset sale under the terms of the asset purchase agreement will be presented and voted upon. We anticipate that the shares covered by the voting agreements described below will be voted in favor of proposal 2.

CONDITIONS TO COMPLETION OF THE ASSET SALE (SEE PAGE _)

         Our and Bentley's obligations to complete the asset sale are subject to specified conditions described at page _ of this proxy statement. We and Bentley expect to complete the asset sale as soon as practicable after all of the conditions to completion contained in the asset purchase agreement have been satisfied or waived. We and Bentley are working toward satisfying these conditions to closing and completing the asset sale as soon as practicable. We currently plan to complete the asset sale as soon as practicable following the annual meeting but no later than December 31, 2005 (unless extended by Bentley), assuming that our stockholders approve the asset sale and that the other conditions to closing are satisfied or waived. However, because the asset sale is subject to specified conditions, some of which are beyond the control of us or Bentley, the exact timing of the completion of the asset sale cannot be predicted.

PROHIBITION ON SOLICITING OTHER OFFERS (SEE PAGE _)

         Except as expressly permitted in connection with a superior proposal, until the asset sale is completed or the asset purchase agreement is terminated, we have agreed not to, and not to authorize any of our or our affiliates' officers, directors, employees, representatives or agents, and not to permit any such person or any of its subsidiaries to directly or indirectly encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group concerning any merger, sale of asset, sale of any equity interest in us or similar transaction involving us, or a division of our company, or any other transaction that would involve the transfer or potential transfer of control of our company.

TERMINATION OF THE ASSET PURCHASE AGREEMENT AND PAYMENT OF TERMINATION AND BREAK-UP FEES (SEE PAGE _)

         We or Bentley may terminate the asset purchase agreement by mutual agreement and under other circumstances specified in the asset purchase agreement. If the asset purchase agreement is terminated under certain circumstances described at page _ of this proxy statement, then we may be required to pay Bentley a termination fee equal to their fees and expenses expended in connection with the asset purchase agreement or a $1 million break-up fee.

ACCOUNTING TREATMENT OF THE ASSET SALE (SEE PAGE _)

         If the asset purchase agreement and the asset sale are approved by our stockholders as described in this proxy statement, we will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon completion of the asset sale, we will recognize a financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets sold and the fair value of the indemnification liability retained.

REGULATORY APPROVALS REQUIRED TO COMPLETE THE ASSET SALE (SEE PAGE _)

         There are no material United States federal or state regulatory approvals required for completion of the asset sale other than the approval of the asset sale by our stockholders under the corporate law of the State of Delaware.

SHARE OWNERSHIP OF OUR DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS (SEE PAGE _)

         At the close of business on the record date for the annual meeting, our directors, director nominees and executive officers collectively owned approximately ___% of the outstanding shares of our common stock entitled to vote at the annual meeting. This does not include ____ shares of our common stock issuable upon exercise of options these persons beneficially owned and were eligible to exercise as of the record date. If all of these options had been exercised prior to the record date, these persons would have collectively beneficially owned approximately ___% of the outstanding shares of our common stock entitled to vote at the annual meeting.

BOARD RECOMMENDATION TO STOCKHOLDERS AND REASONS FOR THE ASSET SALE (SEE PAGE _)

         RECOMMENDATION OF OUR BOARD OF DIRECTORS (SEE PAGE _)

         After careful consideration, our board of directors unanimously determined that it is advisable and in the best interests of us and our stockholders to approve the asset sale under the terms of the asset purchase agreement. Accordingly, our board of directors unanimously approved the asset purchase agreement and the asset sale and recommends that our stockholders vote "for" proposal 2.

         OUR REASONS FOR THE ASSET SALE (SEE PAGE _)

         In reaching its decision to approve the asset purchase agreement and the asset sale, our board of directors considered several potential benefits and material factors pertaining to the asset sale, including the belief that the asset sale represents the most favorable alternative currently available to us to maximize stockholder value. Our board of directors also considered a number of potentially negative factors in reaching its decision to approve the asset purchase agreement and asset sale, including the potential negative effect on our stock price as a result of the public announcement of or consummation of the asset sale.

OPINION OF FINANCIAL ADVISOR (SEE PAGE _)

         In deciding to approve the asset sale, our board of directors considered, among other things, an opinion from its financial advisor, B. Riley & Co., Inc., that as of August 16, 2005, the consideration to be paid to us pursuant to the asset purchase agreement was fair, from a financial point of view, to holders of our common stock. Our board of directors also was of the view that the material information and data upon which B. Riley's fairness opinion is based did not materially change between that date and August 19, 2005, the date the asset purchase agreement was executed.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE ASSET SALE (SEE PAGE _)

         Some of our directors and officers have interests in the asset sale that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the asset purchase agreement. For instance, some of our executive officers may be entitled to severance or change in control payments following the completion of the asset sale under certain circumstances pursuant to the terms of their employment agreements or change in control and retention agreements entered into with us. Our directors and executive officers may be entitled to immediate vesting of their outstanding stock options if a change in control occurs as a result of the asset sale. If the asset sale is consummated, some of our executive officers will receive cash bonuses for their extraordinary efforts in support of our activities relating to the asset sale.

         Bentley is required under the asset purchase agreement to make offers of employment to Santanu K. Das, Bruce K. Nelson, Clara Y.M. Young and Biren Parikh that include total compensation arrangements no less favorable than the total compensation arrangements those employees received from us for the twelve-month period prior to the date of the asset purchase agreement (excluding any severance payment obligations). Also, it is a condition to closing that Santanu K. Das and not less than 90% of our employees to whom Bentley makes an offer of employment accept those offers.

         In addition, some of our directors are receiving compensation for their agreement to serve on a special committee of our board of directors charged with the task of assisting in establishing a specific course of action for us to take after the consummation of the asset sale. Mr. Ben Eazzetta, one of our directors, is an executive officer and shareholder of Intergraph Corporation, a publicly-held company that owned approximately 29% of the outstanding shares of common stock of Bentley as of the date of the asset purchase agreement. However, Mr. Eazzetta is not a party to any arrangement pursuant to which he anticipates benefiting directly or materially from our asset sale to Bentley.

LIABILITIES TO BE ASSUMED BY BENTLEY OR RETAINED BY US (SEE PAGE _)

         At the closing, Bentley will assume only certain of our liabilities, including certain trade accounts payable, certain contractual liabilities and obligations to be performed or discharged after the closing, and certain employee-related liabilities. We will retain all liabilities not assumed by Bentley.

USE OF PROCEEDS AND OPERATIONS FOLLOWING THE CLOSING (SEE PAGE _)

         We propose to use the proceeds from this transaction as follows:

         o approximately $3.6 million will be paid to satisfy our outstanding debts and other liabilities;

         o approximately $2.77 million (including approximately $250,000 to be reimbursed to us by Bentley at the closing in connection with our legal and financial expenses relating to the asset sale) will be paid to satisfy the expenses (including severance payments) and taxes, related to this transaction; and

         o the remaining approximate $17.13 million in proceeds will be available for working capital and general corporate purposes and for other uses our board may determine. This figure includes a reserve required to be held for six months and one day after the closing of the asset sale as described at page __ of this proxy statement.

         We currently intend to continue to operate our retained businesses during the immediate future. We are reviewing alternatives for the ultimate use and disposition of our remaining assets, which may include pursuing a plan of complete liquidation and dissolution (possibly including the sale of our remaining assets and businesses). In the event of a liquidation we would incur additional costs related to the disposal of our remaining assets and businesses, which would reduce the cash available to distribute to our stockholders. Alternatively, we may decide to pursue selling our remaining assets and businesses outside of a liquidation and dissolution, to repurchase shares of our common stock or make a tender offer or distributions of cash to our stockholders, to explore other strategic alternatives, such as a business combination with another party, and/or to continue as an independent stand-alone company focusing on business opportunities relating to our retained businesses or to new business opportunities unrelated to our retained or historical businesses. Any business combination transaction is likely to have a dilutive effect on the interests of our stockholders, reducing each stockholder's proportionate ownership and voting power. At this time, our board of directors has not made any final decision to pursue any one of these options. You should review the "Risk Factors" section beginning on page _ for a discussion of some of the risks related to our future operations.

         The asset purchase agreement contains three-year non-competition, non-solicitation and inventions assignment provisions covering us and Amrit K. Das and Santanu K. Das, who are two directors, director nominees, executive officers and beneficial owners of more than 5% of our outstanding common stock. These provisions relate to the business and assets being sold in the asset sale and are described at page _ of this proxy statement.

OTHER AGREEMENTS RELATING TO THE ASSET SALE (SEE PAGE _)

         In connection with the asset sale, we and Bentley and various other parties have entered or will enter into a transition services agreement, a stand still agreement and voting agreements.

         TRANSITION SERVICES AGREEMENT (SEE PAGE _)

         Under the terms of the transition services agreement to be entered into at the closing between us and Bentley, among other things, we would provide information systems migration and shared infrastructure services to Bentley for up to one year, and would lease a portion of the Kolkata, India facility to Bentley for two years, with two one-year renewal options. Bentley would provide to us STAAD suite licenses and access to infrastructure at the Kolkata and Yorba Linda facilities for up to one year and would sublease to us a portion of the Yorba Linda, California facility for one year, with a one-year renewal option.

         STAND STILL AGREEMENT (SEE PAGE _)

         In connection with the asset purchase agreement, Laurus Master Fund, Ltd. ("Laurus") and we entered into a stand still agreement dated as of August 19, 2005. Laurus is a secured creditor of ours and a beneficial owner of more than 5% of our outstanding common stock. Under the stand still agreement, Laurus consented to our entry into and consummation of the transactions contemplated by the asset purchase agreement and agreed to release its security interest in the assets being sold, subject to Laurus being paid in full at the closing all of our obligations under the convertible promissory notes held by Laurus. Laurus also temporarily agreed not to exercise any of its warrants to purchase shares of our common stock. In addition, Laurus agreed not to interfere with the transactions contemplated by the asset purchase agreement. The stand still agreement does not, however, limit the right of Laurus to transfer or vote shares of our common stock.

         VOTING AGREEMENTS (SEE PAGE _)

         Two of our significant stockholders, one of whom is Chief Operating Officer and a director of our company, held an aggregate of approximately __% of our total outstanding shares as of the record date. Pursuant to voting agreements dated August 19, 2005, both individuals have granted irrevocable proxies that empower two executive officers of Bentley to vote shares of common stock owned by these two individuals in favor of approval of the asset sale.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement and the documents accompanying or incorporated by reference into this proxy statement contain forward-looking statements about the asset sale and our company within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance, and can generally be identified by the use of the words "believe," "intend," "plan," "expect," "forecast," "project," "may," "should," "could," "seek," "pro forma," "goal," "estimates," "continues," "anticipate" and similar words. Other forward-looking statements include those concerning the value of the assets to be transferred to Bentley in the asset sale, the aggregate net consideration to be received by us in the asset sale, the likelihood of stockholder value resulting from the asset sale, which may be deemed a sale of substantially all of our operating assets, and the business operations of our company following the closing of, or in the event the asset sale is not completed, in lieu of, the asset sale.

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

         We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such statements are based upon current expectations and beliefs and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the sections entitled "Risk Factors" contained at page __ of this proxy statement and beginning at page 26 of our annual report on Form 10-KSB for the fiscal year ended March 31, 2005 in the section entitled "Management's Discussion and Analysis or Plan of Operation." Such risks, uncertainties and changes in condition, significance, value and effect could cause our actual results to differ materially from those anticipated events. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Our bylaws provide that our board of directors shall consist of not less than five nor more than eight directors, with the exact number of directors that constitutes our board of directors to be set by our board of directors subject to the provisions of our certificate of incorporation. The number of directors on our board of directors is set at five, and there are no vacancies on our board of directors.

         Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is intended that the proxies solicited by the board of directors will be voted "for" election of the five nominees listed in this proxy statement unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees is unavailable as a candidate for director, an event that we do not anticipate, the proxies held by management may be voted for a substitute nominee or nominees, if any, as recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named. All of the nominees for director are currently directors of netGuru.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below is certain information as of September 20, 2005 regarding our directors, who are all nominees for re-election, and our executive officers and key employees.

     Name                                  Age           Position
     ----                                  ---           --------

Amrit K. Das                               60     Chairman of the Board, Chief
                                                  Executive Officer, President
                                                  and Director
Santanu K. Das                             32     Executive Vice President,
                                                  Chief Operating Officer and
                                                  Director
Stephen W. Owen                            45     Corporate Vice President,
                                                  President of European
                                                  Operations
Bruce K. Nelson                            51     Chief Financial Officer
Clara Y.M. Young                           51     Corporate Vice President,
                                                  Chief Administrative Officer
                                                  and Secretary
Biren Parikh                               37     Corporate Vice President,
                                                  Global Sales and Marketing
D. Dean McCormick III (1)(2)(3)(4)         52     Director
Stanley W. Corbett (1)(2)(4)               71     Director
Benedict A. Eazzetta (1)(2)(3)(4)          41     Director
----------------------------
(1) Member of audit committee.
(2) Member of compensation committee.
(3) Member of nominating and corporate governance committee.
(4) Member of special committee.

DIRECTORS AND EXECUTIVE OFFICERS

         AMRIT K. DAS is the founder of our company. He has served as our Chief Executive Officer and Chairman of our board of directors since our inception in 1981 and as our President since November 2003. Mr. Das also served as our President from our inception until March 1999. Mr. Das holds a B.S. in Civil/Structural Engineering from Calcutta University, India, and an M.S. in Structural Engineering from the University of South Carolina. Mr. Das is the father of Santanu K. Das.

         SANTANU K. DAS has served as our Executive Vice President and Chief Operating Officer and Director since November 2003. Prior to that, he served as Corporate Vice President and President of Engineering and Collaborative Software from April 2002 to November 2003, as our Vice President of New Technology from July 1999 to November 2003 and as a director from September 1996 to July 2003. Prior to that, Mr. Das served as our Corporate Vice President and President of Engineering and Animation Software and ASP from January 2001 to March 2002. Prior to that, Mr. Das served as our Manager of New Technology from May 1997 until June 1999, and as a Senior Engineering Analyst for our company from 1991 to April 1997. Mr. Das holds a B.S. in Structural Engineering from the University of Southern California and an M.S. in Structural Engineering from the Massachusetts Institute of Technology. Santanu Das is the son of Amrit K. Das.

         STEPHEN W. OWEN has served as our Corporate Vice President since September 2001 and as President of European Operations since October 1999. He served as a director of netGuru from September 2001 to July 2003. Prior to that, he served as our Director of European Operations from 1987 to 1999. Mr. Owen holds a B.S. in Civil Engineering from the University College Swansea, United Kingdom and is a Chartered Engineer for both Civil and Marine Technology Engineering.

         BRUCE K. NELSON has served as our Chief Financial Officer since April 2002. Prior to joining us, Mr. Nelson served as Chief Financial Officer of Millennium Information Technologies, Inc. from 1997 to April 2002. From 1992 to 1997, he was co-founder and President of Comprehensive Weight Management, a healthcare marketing company. From 1985 to 1992, Mr. Nelson served as Treasurer of Comprehensive Care Corporation, a NYSE-traded national service company. Mr. Nelson holds a B.S. in Finance from University of Southern California and an M.B.A. from Bryant College in Smithfield, Rhode Island.

         CLARA Y.M. YOUNG has served as our Corporate Vice President and Chief Administrative Officer since January 2001 and as our Secretary since March 2001. Ms. Young served as our Vice President, Administration from December 1987 to December 2000. Prior to that, Ms. Young served as program analyst with The Technical Group, Inc. from December 1982 to December 1987. Ms. Young holds a B.S. in Computer Science from California State University, Fullerton.

         D. DEAN MCCORMICK III has served as one of our directors since July 2003. Mr. McCormick is a certified public accountant and has been president of the consulting and accounting firm of McCormick Consulting, Inc. since July 1993. He has been a member of the Audit and Budget Committee for the Catholic Diocese of Orange since February 2004. Mr. McCormick has been a member of the Forum for Corporate Directors since June 2003 and an advisor to the Family Business Program at the University of Southern California since September 2003. He served as president of the Orange County Chapter of the Association for Corporate Growth from 1995 to 1996. Mr. McCormick holds a B.A. in Economics from the University of Redlands and an M.B.A. from the University of Southern California.

         STANLEY W. CORBETT has served as one of our directors since July 2002. Mr. Corbett is a manufacturing executive in the aerospace industry. Since 1989, Mr. Corbett has been providing consulting services for software system implementations to first and second tier defense contractors as well as commercial manufacturers. As a consultant, he also has provided solutions to a large variety of manufacturing problems. Mr. Corbett holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Industrial Engineering from Stanford University and has completed the University of California at Los Angeles Executive Program.

         BENEDICT A. EAZZETTA has served as one of our directors since July 2003 and as president of Intergraph Public Safety, Inc., a division of Intergraph Corporation (Nasdaq NM:INGR), since August 2004. Prior to that, he served as the chief operating officer of Intergraph Process Power & Offshore, an engineering software and services business segment of Intergraph Corporation, and executive vice president of Intergraph Corporation, since May 2001. He co-founded and then served from January 2000 to April 2001 as vice president of product management for Industria Solutions, a privately held software and services company. Mr. Eazzetta served as an engineering executive at ExxonMobil from January 1996 to January 2000. Prior to that, he served in several engineering, staff and management positions, including downstream planning and development, economics and planning, and various operational supervisory roles. Mr. Eazzetta earned a B.S. in Nuclear Engineering and an M.S. in Mechanical Engineering from Georgia Tech.

KEY EMPLOYEE

         BIREN PARIKH has served as our Vice President of Global Sales and Marketing since June of 2005. Prior to that, he served as our Director of Corporate Sales and Marketing since April 2000. Prior to joining netGuru, Mr. Parikh served as director of marketing for Infosys Corporation, which serves the e-Business markets. Prior to that, Mr. Parikh launched Digitech International, Inc., which serves the GIS/engineering markets and served as its president. Mr. Parikh holds a B.S. in Information Systems Management from the University of San Francisco.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         Our directors hold office until the next annual stockholders' meeting, until their respective successors are elected or until their earlier death, resignation or removal. Our officers are appointed by, and serve at the discretion of, our board of directors. Mr. Santanu K. Das, a director and director nominee, is the son of our chairman, director and director nominee, Mr. Amrit K. Das.

BOARD OF DIRECTORS AND COMMITTEES

         Our board of directors held seven meetings during the fiscal year ended March 31, 2005, and took action by unanimous written consent on seven occasions. Our board of directors currently has an audit committee, a compensation committee and a nominating and corporate governance committee. During the fiscal year ended March 31, 2005, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he was a director and the total number of meetings held by all committees of the board on which he served during the periods that he served.

AUDIT COMMITTEE

         Our audit committee is responsible for the appointment of our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our consolidated financial statements for each interim period, and reviews and evaluates our internal control functions. Our audit committee is governed by a written charter, which was amended and restated on October 7, 2004. A copy of the amended and restated audit committee charter was attached as Appendix A to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at the following address: http://www.netguru.com/netGuruPolicies.asp.

         Since July 25, 2003, our audit committee has consisted of Messrs. Corbett, Eazzetta and McCormick, with Mr. McCormick holding the position of chairman of that committee. Our board of directors has determined that Mr. D. Dean McCormick is an "audit committee financial expert" and meets the NASD's professional experience requirements, and that each of the members of our audit committee is "independent" within the meaning of NASD Marketplace Rule 4200(a)(15). Our audit committee held nine meetings during the fiscal year ended March 31, 2005.

         COMPENSATION COMMITTEE

         Our compensation committee makes recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants and also selects the persons to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under these plans. Since July 25, 2003, our compensation committee has consisted of Messrs. McCormick, Eazzetta and Corbett, with Mr. Eazzetta holding the position of chairman of that committee.

         Our board of directors has determined that each member of the compensation committee meets NASD independence requirements. The compensation committee held five meetings during the fiscal year ended March 31, 2005. Based upon recommendations from our compensation committee our board of directors took action relating to our stock option plans by written consent on two occasions during the fiscal year ended March 31, 2005. No executive officer of netGuru has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of netGuru.

         Our compensation committee's amended and restated charter was attached as Appendix B to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at http://www.netguru.com/netGuruPolicies.asp.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         Nasdaq rules require that board of director nominees must be either selected, or recommended for the board's selection, by either a nominating committee comprised solely of independent directors or by a majority of our independent directors. Effective as of April 30, 2004, we formed the nominating and corporate governance committee to be composed entirely of non-employee directors who meet Nasdaq independence standards. The committee currently is comprised of Messrs. Eazzetta and McCormick, with Mr. Eazzetta serving as committee chairman. The nominating and corporate governance committee assists our board of directors with its nominating function and with reviewing and evaluating our compliance with corporate governance requirements as described in the committee's charter referenced below.

         The committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by our stockholders. Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting us in writing, identifying the potential candidate and providing background information. See "Security Holder Communications with Our Board of Directors." Candidates may also come to the attention of the committee through current board members, professional search firms and other persons. In evaluating potential candidates, the committee will take into account a number of factors, including among others, the following:

         o        independence from management;

         o        whether the candidate has relevant business experience;

         o        judgment, skill, integrity and reputation;

         o        existing commitments to other businesses;

         o        corporate governance background;

         o financial and accounting background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for audit committee membership; and

         o        the size and composition of the board.

The committee operates pursuant to an amended and restated charter approved by our board of directors and the committee. A copy of the charter was attached as Appendix C to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at http://www.netGuru.com/netGuruPolicies.asp.

         SPECIAL COMMITTEE

         On August 31, 2005, our board of directors appointed Messrs. McCormick, Eazzetta and Corbett to a special committee charged with the task of assisting the board of directors in establishing a specific course of action for us to take after the consummation of the asset sale described in proposal 2. In consideration for their agreement to serve on the special committee, the board of directors and compensation committee approved cash payments totaling $42,000 for each special committee member. The payments to each member are being made in five equal monthly installments of $8,400 each, beginning August 31, 2005.

DIRECTORS' COMPENSATION

         From July 2003 to December 2003, Messrs. McCormick, Eazzetta and Corbett, our non-employee directors, were eligible to receive $1,000 per month, each, in consideration for their services on our board of directors. This amount was increased to $1,500 per month in January 2004 and to $2,000 per month effective June 1, 2005. In addition, effective June 1, 2005, the chairman of the audit committee receives an additional $500 per month in consideration for his services as audit committee chairman. Non-employee directors are reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. Special committee members are receiving cash compensation as described above.

         We also periodically award options to our directors under our existing stock option plans and otherwise. During fiscal 2005, we granted fully vested non-qualified stock options to purchase 10,000 shares of common stock each to Dean McCormick III, Benedict A. Eazzetta and Stanley W. Corbett. The options have an exercise price of $1.45 per share (which price was the fair market value of a share of our common stock on the date of the grant), vested immediately on the date of the grant, which was July 7, 2004, and expire July 7, 2014. In addition, the vesting of outstanding options granted to non-employee directors shall be accelerated under the circumstances described below with regard to a change in control.

         Effective June 1, 2005, each non-employee director became eligible to receive annual grants of non-qualified stock options to purchase up to 15,000 shares of our common stock on the following terms:

         o The annual grants were effective automatically on June 7, 2005 and will be effective on each April 1 thereafter.

         o The options will be granted under one of our stock option plans to the extent shares are then available under a plan and the grants under a plan can be made in compliance with applicable securities laws.

         o The exercise price of the options will be equal to the Fair Market Value of a share of our common stock as defined in the applicable stock option plan or, if the options are being granted outside of a plan, then the exercise price of the options will be equal to the Fair Market Value of a share of our common stock as defined in our stock option plan most recently approved by our stockholders ("Recent Plan").

         o The expiration date of the options shall be ten years after their date of grant or such earlier date as is provided for non-employee directors (or if there is no such provision for non-employee directors, then as is provided for employee optionees) in the applicable stock option plan or, if there is no applicable stock option plan, then in the Recent Plan.

         o The options shall vest and become exercisable in nine equal monthly installments commencing one month after their date of grant.

         o If the director's service on the board of directors terminates as a result of, and concurrently or within three months following the consummation of, a Change in Control, then the unvested and unexpired options shall vest immediately prior to termination of the director's service. A "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not we are then subject to such reporting requirement; provided that, without limitation, a Change in Control will be deemed to have occurred if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of our company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our company representing 35% or more of the combined voting power of our company's then outstanding voting securities;

                  (ii) there is a merger or consolidation of our company in which our company does not survive as an independent public company;

                  (iii) business or businesses of our company that generated at least 50% of our consolidated revenues for the then most recently completed fiscal year are disposed of by us pursuant to a partial or complete liquidation of our company, a sale of assets (including stock of a subsidiary) of our company, or otherwise; or

                  (iv) during any period of two consecutive years during the term of the option, individuals who, at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. However, no transaction that effects a mere reincorporation of our company, or reorganizes our company, will be considered a "Change in Control" for purposes of the options.

         In addition, effective June 1, 2005, our board of directors and audit committee resolved that the vesting of outstanding options previously granted to non-employee directors shall be accelerated under the circumstances described above.

SECURITY HOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

         Our board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of our board of directors, or the independent directors as a group, any committee of our board of directors or any chair of any such committee, by mail or electronically. To communicate with our board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. To communicate with any of our directors electronically, security holders should send an e-mail "c/o Secretary," at info@netguru.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our board of directors will be forwarded promptly to the addressee. In the case of communications to our board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2004 annual meeting of stockholders, we had five directors, all of whom were in attendance at our 2004 annual meeting of stockholders.

CODE OF BUSINESS CONDUCT AND ETHICS

         Our code of business conduct and ethics, as approved by our board of directors, can be obtained from our Internet site at http://www.netGuru.com/netGuruPolicies.asp.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of the code that relate to one of more of the items set forth in Item 406(b) of Regulation S-B, by describing on our Internet site, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Commission ("Commission").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Commission. These officers, directors and stockholders are required by Commission regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of such reports furnished to us during the fiscal year ended March 31, 2005 and thereafter, or any written representations received by us from reporting persons that no other reports were required, we believe that, during our fiscal 2005, all Section 16(a) filing requirements applicable to our reporting persons were met.

BOARD AUDIT COMMITTEE REPORT

         The audit committee of netGuru's board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of netGuru, both with and without management present. In addition, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and netGuru that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the audit committee's review and discussions with management, the audit committee recommended to the board of directors that the audited consolidated financial statements of netGuru be included in netGuru's annual report on Form 10-KSB for the fiscal year ended March 31, 2005, for filing with the Commission. The audit committee also recommended appointment of new independent auditors, and the board of directors concurred with such selection.

                                            AUDIT COMMITTEE:

                                            D. Dean McCormick III, Chairman
                                            Stanley W. Corbett
                                            Benedict A. Eazzetta

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services rendered during the last three fiscal years to our company in all capacities as an employee by our Chief Executive Officer and our other executive officers whose aggregate cash compensation exceeded $100,000 (collectively, the "named executive officers") during fiscal 2005 shown below.

                                                                                          LONG-TERM COMPENSATION
                                                                                     ---------------------------------
                                                     ANNUAL COMPENSATION                AWARDS           PAYOUTS
                                          -----------------------------------------  -----------     -----------------
                                                                                      SECURITIES
            NAME AND                                                 OTHER ANNUAL     UNDERLYING        ALL OTHER
 ------------------------------             SALARY       BONUS     COMPENSATION (1)     OPTIONS       COMPENSATION
       PRINCIPAL POSITION         YEAR        ($)         ($)            ($)              (#)              ($)

 Amrit K. Das                      2005      217,000      ---           ---               ---            11,749(3)
    Chairman, Chief Executive      2004      330,462      ---           ---               ---            12,324(4)
    Office, President              2003      335,513      ---        34,259(2)            ---            15,524(5)

 Santanu K. Das                    2005      120,000      ---           ---               ---             8,750(6)
     Corporate Vice President,     2004      121,615      ---           ---               ---             8,750(7)
     Chief Operating Officer       2003      120,150      ---           ---               ---            11,242(8)

 Bruce K. Nelson                   2005      102,423      ---           ---             20,000            3,073(9)
    Chief Financial Officer        2004       93,923      ---           ---               ---             2,301(9)
                                   2003       83,156      ---           ---             30,000              ---

 Clara Y.M. Young                  2005      111,370      ---           ---               ---             3,613(10)
    Corp. Vice President,          2004      126,231      ---           ---             12,000            3,910(11)
    Chief Administrative           2003      128,682      ---           ---               ---             6,340(12)
      Officer

 Stephen W. Owen                   2005      159,904      9,243         ---              7,500            3,376(13)
    Corporate Vice President,      2004      157,477      ---           ---               ---               767(13)
    President, European            2003      142,610      ---           492(14)           ---               680(13)
      Operations


(1) The costs of certain benefits are not included because they did not exceed, in the case of each named executive officer, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.
(2) Represent personal expenses paid on behalf of the named executive officer, none of which expenses exceeded 25% of the total expenses reported.
(3) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $5,425 in company contributions to the 401(k) plan.
(4) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $6,000 in company contributions to the 401(k) plan
(5) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $9,200 in company contributions to the 401(k) plan.
(6) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $3,600 in company contributions to the 401(k) plan.
(7) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $3,600 in company contributions to the 401(k) plan.
(8) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $6,092 in company contributions to the 401(k) plan.
(9)      Represent company contributions to the 401(k) plan.

(10) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $3,213 in company contributions to the 401(k) plan.
(11) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $3,510 in company contributions to the 401(k) plan.
(12) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $5,940 in company contributions to the 401(k) plan.
(13) Represents premiums paid by us pursuant to a life insurance policy for the benefit of Stephen Owen. (14) Represents imputed interest for Stephen Owen's non-interest bearing loan.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding options granted in fiscal 2005 to the named executive officers. We have never granted any stock appreciation rights.

                                                                        PERCENT
                                                                        OF TOTAL
                                                                        OPTIONS
                                                       NUMBER OF       GRANTED TO
                                                      SECURITIES       EMPLOYEES        EXERCISE
                                        GRANT         UNDERLYING       IN FISCAL        PRICE PER       EXPIRATION
               NAME                      DATE       OPTIONS GRANTED     YEAR (1)          SHARE            DATE
----------------------------           --------     ---------------     --------        ---------       ----------

Bruce K. Nelson.............           7/7/2004          20,000 (2)      9.2%           $  1.45          7/7/2014
Stephen W. Owen.............           7/7/2004           7,500 (3)      3.4 %          $  1.45          7/7/2014

----------------------------


(1) Based on options to purchase 218,190 shares granted to our employees during fiscal 2005.
(2)      The option vested and became exercisable immediately.
(3) The option vests and become exercisable in three equal annual installments commencing on the date of grant.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

         The following table provides information regarding the number of shares of our common stock underlying exercisable and unexercisable in-the-money stock options held by the named executive officers and the values of those options at fiscal year-end. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option. The named executive officers did not hold any stock appreciation rights or exercise any options during fiscal 2005.

                                                           NUMBER OF SECURITIES
                                                     --------------------------------       VALUE OF UNEXERCISED
                          SHARES                      UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                        ACQUIRED ON       VALUE           AT FISCAL YEAR-END (#)          AT FISCAL YEAR-END ($)(1)
         NAME          EXERCISE (#)   REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
         ----          ------------   ------------     -----------     -------------     -----------    -------------
 Amrit K. Das              ---           ---            200,000            ---              ---             ---
 Clara Y.M. Young          ---           ---             90,000          8,000              ---             ---
 Stephen W. Owen           ---           ---             92,000          7,500              ---             ---
 Santanu K. Das            ---           ---            200,000            ---              ---             ---
 Bruce K. Nelson           ---           ---             50,000            ---              ---             ---


-------------------
(1) Based on the $1.11 closing price of our common stock on The Nasdaq SmallCap Market on March 31, 2005, the last trading of fiscal year 2005, less the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

         In fiscal 2005, no awards were made to the named executive officers under long-term incentive plans.

REPRICING OF OPTIONS AND SARS

         No adjustments to or repricing of stock options previously awarded to the named executive officers occurred in fiscal 2005.

              EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         In June 2001, we entered into five-year employment agreements with each of Amrit Das, our Chairman, Chief Executive Officer and President; Santanu Das, our Chief Operating Officer and Executive Vice President; and Clara Young, our Corporate Vice President, Chief Administrative Officer and Secretary.

         The agreements provide that Mr. Amrit Das, Mr. Santanu Das and Ms. Young will receive minimum base annual salaries of $312,000, $120,000, and $117,000, respectively. Each agreement also provides for the grant of an annual bonus in the discretion of the compensation committee of the board of directors. The annual salaries may be adjusted upward in the discretion of the compensation committee. Each employment agreement will terminate prior to its expiration if the employee dies or becomes permanently disabled, if we cease to conduct business, or at our election for good cause as defined in the agreements. If we terminate an agreement other than for good cause, the employee shall (a) continue to be paid base salary and bonuses for the remainder of the term of the agreement, (b) continue to receive all benefits and perquisites which he or she had been receiving immediately prior to such termination for the remainder of the term of the agreement, and (c) be immediately vested in all stock options to which he or she would have been entitled during the full term of the agreement had the termination not occurred.

         Each of the agreements contains provisions for confidentiality and assignments of intellectual property rights. In addition, each of the agreements prohibits the employees from competing with us and from recruiting our employees, suppliers or independent contractors within one year after termination of the agreements.

         In December 2003, Amrit Das voluntarily agreed to reduce his annual salary by $100,000, effective April 2004. The $100,000 is to be used toward the expansion of our EBPO services, which Mr. Das is managing from India. Every pay period, $3,846 is transferred into a separate bank account set aside specifically for EBPO service expenses. We anticipate that after our EBPO services reach annual targeted revenues, we may award Mr. Das in future periods all or any portion of the amount by which his salary has been reduced. In March 2004, Ms. Young voluntarily agreed to reduce her annual salary by $6,000 from $117,000 to $111,000 effective April 2004.

         In June 2005, the annual salaries of Mr. Santanu Das and Ms. Young were increased to $165,000 and $123,000, respectively. In addition, the annual salary of Mr. Bruce Nelson, Chief Financial Officer was increased to $127,000. Each of Mr. Amrit Das, Mr. Santanu Das, Mr. Nelson and Ms. Young (collectively, the "Executives"), may also receive an annual bonus at the discretion of the compensation committee of the board of directors based upon achievement of certain operating income targets and contribution of the recipient to profitability during fiscal 2006. The annual discretionary bonuses may be up to 50% of Mr. Santanu Das' base salary or up to 30% of the annual base salaries of the other three Executives.

         In addition, in June 2005, we also entered into Change in Control and Executive Retention Agreements with each of the Executives. The retention agreements will continue in effect through March 31, 2006. Commencing on April 1, 2006 and each April 1 thereafter, the term of the retention agreements shall automatically be extended for one additional year unless, not later than December 31 of the preceding year, we give notice to each or all of the Executives of our intention not to continue the retention agreements.

         The retention agreements generally provide for payment of severance benefits if the Executives are terminated following a change in control during the term of the retention agreements, unless the termination is due to an Executive's death or disability, is made by us for cause, or is made by an Executive other than for good reason. The retention agreements also contain certain provisions regarding a "Change in Control" as defined Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not we are then subject to such reporting requirement. A Change in Control will be deemed to have occurred if:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under our employee benefit plan is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 35% or more of the combined voting power of our then outstanding voting securities;

         (ii) there is a merger or consolidation of our company in which our company does not survive as an independent public company;

         (iii) the business or businesses of our company for which the services principally performed by any of the Executives are disposed of by us pursuant to a partial or complete liquidation of our company, a sale of assets (including stock of a subsidiary) of our company, or otherwise; or

         (iv) during any period of two consecutive years during the term of the agreements, individuals who, at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. However, no transaction that effects a mere reincorporation of our company or reorganizes our company will be considered a "Change in Control" for purposes of these agreements.

         Following a Change in Control during the term of the retention agreements, each Executive will be entitled to:

         (a) during a period of disability, receive base salary at the rate in effect at the commencement of the disability period until we terminate the retention agreement in accordance with its terms;

         (b) if termination is by us for cause, by an Executive other than for good reason, or due to death, disability or retirement, receive full base salary plus other amounts otherwise due through the date of termination;

         (c) if termination is by us other than for cause, retirement or disability, or by an Executive for good reason, receive:

         o full base salary plus other amounts otherwise due through the date of termination;

         o vesting of all unvested benefits the Executive has accrued under any stock option, retirement or deferred compensation plan, program or agreement of our company in which the Executive participates, payable subject to the same actuarial and interest factors applicable and in accordance with the options available and selected by the Executive under such plans or programs;

         o a lump sum severance payment equal to the sum of the Executive's annual base salary in effect immediately prior to the occurrence of the circumstance that gives rise to the termination ("Circumstance") plus the bonus paid to the Executive during the twelve calendar months preceding the Circumstance;

         o for twelve months after termination, receive for the Executive and its dependents life, disability, accident and health insurance benefits substantially similar to those received immediately prior to the notice of termination, provided that the Executive must continue to make the required employee contribution payments; and

         o payment of legal fees and expenses incurred by the Executive as a result of the termination.

         The retention agreements provide that the severance payment to an Executive will be reduced if and to the extent that any payment or benefit received or to be received by the Executive in connection with a change in control or the termination of the Executive's employment following a change in control would constitute an excess parachute payment as defined in Section 280G(b) of the Internal Revenue Code.

SPECIAL CASH BONUS COMPENSATION

         Our board of directors and compensation committee have approved the payment of special one-time cash bonuses of $25,000 and $8,333 to Bruce K. Nelson and Clara Y.M. Young, respectively, for their extraordinary efforts and performance on our behalf in connection with the asset sale described in proposal 2. These bonus payments are contingent upon and will become payable within five business days following the closing of the asset sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     GENERAL

         As of the close of business on the record date, September 20, 2005, _____________ shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock by:

         o        each of our directors and director nominees;

         o each of our current named executive officers listed in the summary compensation table;

         o        all of our directors and executive officers as a group; and

         o each person known by us to beneficially own 5% or more of the outstanding shares of our common stock as of the date of the table.

         Except as indicated below, the address for each named beneficial owner is the same as ours. The information with respect to each person is as supplied or confirmed by such person or based upon statements filed with the Commission. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Percentages shown as an asterisk represent less than 1.00%.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock shown below as owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

     SHARES BENEFICIALLY OWNED BY LAURUS MASTER FUND, LTD.

         Laurus Master Fund, Ltd. ("Laurus") is a security holder named in the table below. Laurus holds a warrant to purchase up to 200,000 shares of our common stock that we issued in December 2002 ("2002 Warrant") in connection with the issuance of a secured convertible note ("2002 Note"). Laurus also holds a warrant to purchase up to 180,000 shares of our common stock that we issued in July 2003 ("2003 Warrant") in connection with a revolving credit facility and a convertible note ("2003 Note"). Laurus also holds a warrant to purchase up to 130,000 shares of our common stock that we issued in April 2004 ("2004 Warrant") in connection with the 2004 Note described below. The 2002 Warrant, 2003 Warrant and 2004 Warrant (collectively, "Laurus Warrants") are exercisable at various fixed exercise prices. The exercise prices and number of shares underlying those warrants are subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

         The 2003 Note was amended and restated in April 2004 to include $1,000,000 in additional borrowings ("Amended and Restated 2003 Note"). The Amended and Restated 2003 Note is convertible at a fixed conversion price of $1.30 per share, subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of our common stock at prices per share below the then-applicable conversion price. However, under certain circumstances, such as if we are in default under the note or if a conversion occurs pursuant to a call notice, an alternate conversion price based on a discount from the market price of our common stock may apply. As of the date of the table, the outstanding principal balance of the Amended and Restated 2003 Note was $1,410,000. For purposes of calculating the number of shares shown in the table as underlying the note, we have used a conversion price of $1.30.

         The 2004 Note is convertible at a fixed conversion price of $1.29 per share, subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of our common stock at prices per share below the then-applicable conversion price. However, under certain circumstances, such as if we are in default under the note or if a conversion occurs pursuant to a call notice, an alternate conversion price based on a discount from the market price of our common stock may apply. As of the date of the table, the outstanding principal balance of the 2004 Note was $910,000. For purposes of calculating the number of shares shown in the table as underlying the note, we have used a conversion price of $1.29.

         Laurus is subject to various beneficial ownership and conversion volume limitations with regard to the Laurus Notes and the Laurus Warrants. Laurus may not on any given date exercise or convert these instruments if, and to the extent, that the exercise or conversion would result in the issuance of a number of shares of common stock with a dollar value that exceeds 25% of the aggregate dollar trading volume of our common stock during the preceding 30 trading days. However, Laurus may make a series of smaller exercises or conversions that do not exceed this limitation.

         In addition, Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the Laurus Notes and exercising the Laurus Warrants if and to the extent that the conversion or exercise would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock. However, this 4.99% limitation automatically becomes void upon an event of default under the Laurus Notes, and can be waived by Laurus upon 75 days' advance notice to us. In addition, this 4.99% limitation does not prevent Laurus from converting the Laurus Notes into or exercising the Laurus Warrants for shares of common stock and then reselling those shares in stages over time where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation. Further, a contractual limitation that prohibits Laurus from converting the Laurus Notes or exercising the Laurus Warrants if, and to the extent, the conversion or exercise would result in Laurus and its affiliates beneficially owning more than 3,565,514 shares of our common stock, will be removed if and when we obtain stockholder approval at Laurus' request or if an exemption from applicable Nasdaq corporate governance rules becomes available.

         In addition to agreeing to the limitations described above, Laurus entered into a stand still agreement with us in August 2005 in connection with our asset sale described in proposal 2 of this proxy statement. The stand still agreement provides, among other things, that Laurus will not exercise any of its warrants to purchase shares of our common stock until the earlier to occur of the closing of the asset purchase agreement, the termination of the purchase agreement, or February 15, 2006.

         To our knowledge, Laurus has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, except that Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares held by Laurus. David Grin and Eugene Grin are directors of Laurus and the sole members of Laurus Capital Management, LLC, and their address is 825 3rd Avenue, 14th Floor, New York, New York 10022.


  NAME AND ADDRESS                           AMOUNT AND NATURE OF BENEFICIAL              PERCENT OF CLASS
OF BENEFICIAL OWNER                             OWNERSHIP OF COMMON STOCK                 OF COMMON STOCK
-------------------                             -------------------------                 ---------------
Amrit K. Das                                           2,770,018(1)                          ___%
Santanu K. Das                                         2,750,900(2)                          ___%
Bruce K. Nelson                                           50,000(3)                             *
Clara Y.M. Young                                         129,372(4)                             *
Stephen W. Owen                                          178,024(5)                             *
D. Dean McCormick III                                     17,669(3)                             *
Benedict A. Eazzetta                                      17,669(3)                             *
Stanley W. Corbett                                        23,669(3)                             *
Sormistha Das                                          1,877,924(6)                          ___%
Peter Kellogg                                          3,835,800(7)                          ___%
Diker Management, LLC                                    967,424(8)                          ___%
Laurus Master Fund, Ltd.                               2,322,232(9)                          ___%
All directors and executive officers
as a group (8 persons)                                 5,937,321(10)                         ___%


---------------
*        Represents less than 1.0%.
(1) Includes 1,279,759 shares of common stock held by the A. and P. Das Living Trust, of which trust Amrit Das is the trustee, and 200,000 shares of common stock underlying options. Also includes 50,000 shares of common stock held by the Purabi Das Foundation, Inc., of which foundation Amrit Das is the trustee. Mr. Das disclaims beneficial ownership of the shares held by the foundation.
(2)      Includes 200,000 shares of common stock underlying options.
(3)      Represents shares of common stock underlying options.
(4)      Includes 90,000 shares of common stock underlying options.
(5) Includes 38,202 shares of common stock held indirectly through Mr. Owen's spouse and 94,500 shares of common stock underlying options.
(6)      Includes 12,000 shares of common stock underlying options.
(7)      The address for Mr. Kellogg is 120 Broadway, New York, New York, 10271.
(8) Power to dispose of the shares beneficially owned by the Diker Management, LLC is held by Messrs. Charles M. Diker and Mark N. Diker as Managing Members. The address for Diker Management, LLC, is 745 Fifth Avenue, Suite 1409, New York, NY 10151 as reported on a Schedule 13G filed April 20, 2005.
(9) Represents 510,000 shares of common stock underlying warrants and 1,812,232 shares of common stock underlying convertible promissory notes. Figures shown in the table disregard contractual stand still and beneficial ownership limitations described above.
(10) Includes 697,507 shares of common stock underlying options, 50,000 shares of common stock that are held indirectly by Amrit Das and as to which Mr. Das disclaims beneficial ownership, and 38,202 shares of common stock that are held indirectly by Mr. Owen's spouse.

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2005. The existing equity compensation plans include Research Engineers, Inc. 1996 Stock Option Plan (the "1996 Plan"), Research Engineers, Inc. 1997 Stock Option Plan (the "1997 Plan"), Research Engineers, Inc. 1998 Stock Option Plan (the "1998 Plan") netGuru, Inc. 2000 Stock Option Plan (the "2000 Plan"), netGuru, Inc. 2003 Stock Option Plan (the "2003 Plan") and net Guru, Inc. 2004 Stock Option Plan (together "the option plans").

                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                                                                                            FUTURE ISSUANCE UNDER
                                   NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE            EQUITY COMPENSATION
                                     ISSUED UPON EXERCISE OF      EXERCISE PRICE OF            PLANS (EXCLUDING
                                     OUTSTANDING OPTIONS AND     OUTSTANDING OPTIONS       SECURITIES REFLECTED IN
          PLAN CATEGORY                   WARRANTS (1)               AND WARRANTS                COLUMN (A))
------------------------           -------------------------     -------------------       -----------------------
                                               (a)                       (b)                         (c)
 Equity compensation
   plans approved by
   security holders                         1,725,000                     $1.97                   1,930,000
 Equity compensation
   plans not approved by
   security holders (2)                      953,000                      $2.76                      ---
                                   -------------------------     -------------------       -----------------------
 Total                                      2,678,000                     $2.25                   1,930,000
                                   =========================     ===================       =======================


-------------

(1) Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.
(2) Represents 745,000 warrants and 208,000 options outstanding under equity compensation plans not approved by security holders.

         Options outstanding under equity compensation plans that were not approved by security holders at March 31, 2005, were 208,000 at a weighted-average exercise price per share of $1.07, including an option to purchase 200,000 shares granted to a former executive pursuant to a separation agreement, and options granted to consultants to purchase 8,000 shares for services rendered and to be rendered.

         Warrants outstanding under equity compensation plans that were not approved by security holders at March 31, 2005, were 745,000 at a weighted-average exercise price per share of $3.73 issued as consideration for investor relations and business advisory services.

         Options outstanding under equity compensation plans approved by security holders at March 31, 2005, were (see Note 4 "Stockholders' Equity" of Notes to Consolidated Financial Statements included in our annual report on Form 10-KSB for the fiscal year ended March 31, 2005 for further information regarding the option plans):

                                                                WEIGHTED-AVERAGE
                                                                 EXERCISE PRICE
                       PLAN          OPTIONS OUTSTANDING           PER SHARE
                     -------         -------------------           ---------

                       1996                291,000                   $1.39
                       1997                268,000                   $1.49
                       1998                412,000                   $2.22
                       2000                591,000                   $2.46
                       2003                163,000                   $1.43
                     -------         -------------------           ---------
                      Total                1,725,000                 $1.97
                     =======         ===================           =========

         The option plans permit grants of both incentive stock options and non-qualified stock options. Options under all plans generally vest over three years, though the vesting periods may vary from person to person, and are exercisable subject to continued service and other conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As described above under the heading "Security Ownership of Certain Beneficial Owners and Management," we are a party to two credit facilities with, and have issued or may become obligated to issue certain securities to, Laurus Master Fund, Ltd. In December 2002, we entered into a securities purchase agreement with Laurus, which was amended on August 4, 2003. Pursuant to that amended agreement, we issued to Laurus the 2002 Note and 2002 Warrant. The net proceeds from the 2002 Note were used for general working capital. In connection with this financing, we paid a $200,000 fee to an affiliate of Laurus.

         On July 31, 2003, we obtained a three-year, renewable, $4,000,000 revolving accounts receivable credit facility ("Facility") from Laurus. In connection with this financing, we issued to Laurus the 2003 Warrant. The amount available under this revolving credit facility is reduced by the balances outstanding on the Amended and Restated 2003 Note and the 2004 Note described below.

         On December 4, 2003, we issued to Laurus a three-year, 5% secured convertible note ("2003 Note"), which consisted of $900,000 that we had borrowed under the credit facility and $500,000 in additional borrowings. The net proceeds from the 2003 Note were used for general working capital. At March 31, 2005, we had no borrowings under the Facility. The interest rate on the 2003 Note was equal to the greater of 5% or prime rate plus 1 %. The 2003 Note was to mature on December 3, 2006. The fixed conversion price, upon which potential issuances of the Company's common stock to satisfy the obligations of the 2003 Note were based, was $1.30. In connection with this financing, we paid a $140,000 fee to an affiliate of Laurus.

         In April 2004, the 2003 Note was amended and restated ("Amended and Restated 2003 Note") to include $1,000,000 in additional borrowings. The Amended and Restated 2003 Note requires monthly principal payments of $50,000 plus accrued interest (payable in arrears) commencing August 1, 2004, with the entire remaining principal balance becoming due on December 3, 2006. At March 31, 2005, the Company had an outstanding balance of $1,641,000, excluding unamortized fees and unamortized beneficial conversion adjustments, under the Amended and Restated 2003 Note.

         On December 23, 2004, we issued to Laurus a secured convertible note (the "2004 Note") in the amount of $1,000,000. In connection with the financing, we issued the 2004 Warrant. The net proceeds from the 2004 Note were used for general working capital. The 2004 Note matures on December 23, 2007. The fixed conversion price, upon which potential issuances of our common stock to satisfy the obligations of the 2004 Note are based, is $1.29. The 2004 Note, which is being amortized over a 36-month period terminating on December 23, 2007, must be repaid through the issuance of shares our common stock under certain conversion criteria. Any amount of the 2004 monthly payment that cannot be converted into our common stock due to failure to meet the conversion criteria must be paid in cash at a rate of 102% of the monthly principal amount. Beginning with July 1, 2005, through November 2007, we are required to pay principal payments of $30,000 plus accrued interest. On December 23, 2007, we are required to pay the entire remaining balance of the 2004 Note plus accrued interest. In connection with this financing, we paid a $140,000 fee to an affiliate of Laurus. As of March 31, 2005, the outstanding principal balance on the 2004 Note was $1,000,000.

         As a result of these transactions, Laurus became the beneficial owner of more than 5% of our outstanding common stock if contractual beneficial ownership and conversion limitations and a stand still agreement described above are disregarded.

         In October 2003, we borrowed $100,000 from Mr. Amrit Das, our Chief Executive Officer, and issued to him a 7.25% interest bearing unsecured promissory note. The proceeds were used for working capital. The principal along with the accrued interest are due on or before March 31, 2006. As of March 31, 2005, the total outstanding principal balance on this note was $100,000.

         In December 2004, Mr. Amrit Das personally guaranteed a term loan from a bank in India. The term loan is secured by substantially all of our assets located in India. The loan bears an annual interest of 9.5% payable monthly. The principal is payable in quarterly installments beginning January 2005 and ending December 2009. At March 31, 2005, the balance on this loan was $440,000. In addition to this, we had obtained overdraft facilities for meeting our working capital requirement in India. These overdraft facilities are also secured by substantially all our assets located in India. The loan bears an annual interest of 11% payable monthly on the facility availed. As at March 31, 2005, the balance on this loan was $562,000.

         We are a party to director and executive officer compensation arrangements, employment, change in control and separation agreements with related parties, as more particularly described elsewhere in this proxy statement. In addition, Sormistha Das, who beneficially owned approximately __% of our outstanding shares of common stock as of September 20, 2005, and is the daughter of Mr. Amrit Das and sister of Santanu K. Das, serves as our interim controller.

         On June 28, 2005, we entered into a waiver and extension with Laurus, pursuant to which we agreed to amend the definition of "Effectiveness Date" contained in a registration rights agreement (the "Agreement") dated December 23, 2004 that we entered into simultaneously with the issuance of the 2004 Note and the 2004 Warrant. Pursuant to the Agreement, we were required to file by a January 22, 2005 initial filing date a resale registration statement with the Commission covering the shares of common stock issuable upon conversion of the 2004 Note and upon exercise of the 2004 Warrant. We were also required to obtain effectiveness of the registration statement by a May 22, 2005 initial Effectiveness Date.

         The Agreement provides that:

         o if a registration statement is not filed on or prior to the initial filing date, or

         o if the registration statement is not declared effective by the Commission by the Effectiveness Date, or

         o if after the registration statement is filed with and declared effective by the Commission , the registration statement ceases to be effective as to all registrable securities to which it is required to relate at any time prior to the time that all of the registrable securities have been sold or may be sold without volume restrictions under Rule 144(k)of the Securities Act, or

         o if trading of our common stock is suspended for more than three trading days,

then subject to certain grace periods, until the event described above is cured, we must pay to Laurus cash liquidated damages equal to 1.0% for each 30-day period (prorated for partial periods) of the original principal amount of the 2004 Note.

         We were unable to meet either the initial filing deadline or the initial Effectiveness Date. Accordingly, we and Laurus entered into the June 28, 2005 waiver and extension. The waiver and extension provides that the January 22, 2005 initial filing deadline is waived. The waiver and extension also provides that the amended Effectiveness Date for the initial registration statement filed under the Agreement is September 1, 2005, and with respect to each additional registration statement that may be required to be filed in the future, a date no later than 30 days following the applicable filing date. We paid $10,000 in liquidated damages for the delay in the registration statement being declared effective by the Commission.

         In connection with the asset sale described in proposal 2, we entered into various agreements and arrangements with related parties, as more particularly described in the discussion of proposal 2 below.

                                   PROPOSAL 2
            APPROVAL OF SALE OF REI BUSINESS AND STAAD PRODUCT LINES

         The following is a description of material aspects of the asset sale to Bentley and related transactions, including the asset purchase agreement and certain other agreements entered into or to be entered into in connection with the asset purchase agreement. While we believe the following description covers the material terms of the asset sale, the asset purchase agreement and the related transactions and agreements, the description may not contain all of the information that is important to you. You should carefully read this document and the other documents to which we refer for a more complete understanding of the asset sale and related transactions. In particular, the following summaries of the asset purchase agreement and related agreements are not complete and are qualified by reference to the copies of those agreements attached as appendices to this proxy statement and incorporated herein by reference.

         Investors and security holders should be aware, however, that those agreements, including without limitation, the representations and warranties contained in those agreements, are not intended as documents for investors and security holders to obtain factual information about the current state of affairs of the parties to those agreements. Rather, copies of those agreements are included to provide investors and security holders with additional information regarding the terms of those agreements. Investors and security holders should look to the factual disclosures contained in this proxy statement or in our reports under the Exchange Act for factual information about us. The representations and warranties in the attached agreements were made by the parties to those agreements solely for the benefit of one another. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties have exchanged in connection with signing the agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of those agreements and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of those agreements, and subsequent information may or may not be fully reflected in our public disclosures.

BACKGROUND OF THE ASSET SALE

          During the second half of calendar 2004, we began an initial review of strategic alternatives, including the sale of some or all of our business operations, acquisitions of other companies, reverse merger candidates, and going private. During this time, our management and board of directors met with various consultants and advisors, including three investment banking firms specializing in providing strategic services to public companies in the technology sector.

         In February 2005, we instructed one of our advising investment bankers, ISI Capital Partners ("ISI"), to approach a select group of potential buyers for either our entire company, or one or more of our wholly-owned subsidiaries - Research Engineers and/or Web4. ISI initiated contact with the potential buyers, which included leading civil engineering software firms. During February 2005, ISI contacted Bentley to explore its interest in a potential business combination. Discussions with potential buyers continued throughout February, March and April 2005. During these months, our management directed ISI and other investment banking firms to enter into dialogue with every potential large firm known in the industry that may have an interest in some form of business combination with us. Both domestic and international firms were approached.

         ISI had contacted Bentley on February 18, 2005 via e-mail and received a response on February 22, 2005 that Bentley had an interest in exploring a possible acquisition of our REI division. ISI informed us of Bentley's indication of interest and continued its efforts in contacting other potential buyers.

         On March 3, 2005, we and Bentley executed a mutual non-disclosure agreement. We provided Bentley with some preliminary information regarding REI's operations over the next several weeks. Bentley reconfirmed its interest in exploring a possible acquisition of the REI operations after Bentley's international user conference in May. Bentley suggested that its interest, if any, would be for an all-cash, asset purchase transaction, but withheld its indication of value until further due diligence could be conducted. No definitive documentation was entered into by the parties.

         At the April 13, 2005 meeting of our board of directors, Mr. Santanu Das indicated that we had received inquiries concerning merger and acquisition ("M&A") activity and potential opportunities for us. In response to these inquiries, our management had obtained proposals from three investment banking firms, which proposals were provided to our board members. Mr. Ben Eazzetta stated that he would excuse himself if at any point it is felt that he may have any conflict of interest due to his executive position with Intergraph Corporation (Mr. Eazzetta is an executive officer and shareholder of Intergraph Corporation, a publicly-held company that owns approximately 29% of the outstanding common stock of Bentley). Mr. Nelson, our Chief Financial Officer, briefly explained the merits and working history of each of the investment banking firms and indicated that he had arranged for two of the firms to make presentations to the board of directors after the conclusion of the board meeting. Mr. McCormick remarked that any strategic planning should explore the possibility of taking our company private. Mr. Nelson went on to explain that he had conversations with each of the investment banking firms and that M&A activity in the software industry had significantly increased in the last 90 to 120 days. Valuations for software companies had also increased recently, which could provide opportunities for strategic action by us. The board instructed Mr. Nelson to continue to investigate and refine the proposals from the investment banking firms and to report back to the board. Mr. Nelson indicated that he would work with one of the investment banking firms in any dealings with any M&A candidates. Mr. Santanu Das also indicated that he had been in dialogue with potential business partners and that there appeared to be a genuine interest in strategic positioning with us.

         On April 17, 2005, our management team informed our board of directors of the various levels of interest from the potential buyers. Our management team then asked ISI to arrange a meeting with Bentley.

         On May 27, 2005, Mr. Santanu Das, our Chief Operating Officer, and Mr. Nelson, our Chief Financial Officer, and Mr. Mulvaney from ISI met for the first time with various members of Bentley's management team at Bentley's headquarters in Exton, Pennsylvania. During this meeting Mr. Das provided an overview of our company and specifics regarding REI worldwide operations. Bentley's management team provided an overview and history of Bentley. Both parties entered into a general discussion of the merits of a business combination between the two companies.

         Subsequent to interviewing a number of other investment banking firms during late April and early May 2005, we formally engaged ISI on June 1, 2005 to represent us as our financial advisor in the disposition of any assets, including our REI division, with the authorization to pursue Bentley and three other potential buyers that had indicated interest in pursuing a transaction.

         On June 7, 2005, Mr. Santanu Das met with a Bentley executive responsible for Asia at our offices in Kolkata, India. Mr. Das provided the executive with an overview of our Indian and Asian operations.

         During June and July 2005, we and Bentley participated in numerous discussions, conference calls and exchanges of documents, including financial and business due diligence. However, no definitive documentation was entered into by the parties at that time.

         On July 10, 2005, Bentley provided us with a non-binding, verbal offer to acquire our REI division and STAAD product lines. After a series of discussions and negotiations, on July 15, 2005 the offer terms were further clarified including the proposed purchase price of $23.5 million in cash. Other key terms and conditions were not finalized at this time.

         On July 18, 2005, Bentley's legal counsel delivered a draft asset purchase agreement to netGuru's legal counsel, which draft provided additional details of the proposed offer. The proposed terms included an escrow amount, non-compete agreements, shareholder voting agreements, break-up fee and indemnification terms.

         On July 24, 2005 netGuru held a Board meeting to discuss the offer from Bentley. ISI provided a summary of the discussions with all the potential buyers for our company or our REI division and a summary of the discussions and negotiations with Bentley. Our board of directors then instructed Mr. Mulvaney of ISI to inform Bentley that we were prepared to continue discussions, with certain additional terms and conditions such as a reduction of the proposed break-up fee, changes to the indemnification terms and transaction expense reimbursement.

         On July 26 and July 27, 2005 the management teams and legal counsel for both Bentley and us negotiated the final terms of the asset purchase and transition services agreements. During this time, all members of our board of directors were kept apprised of the terms and conditions being discussed.

         On July 27, 2005, we engaged the services of an investment banking firm, B. Riley & Co., Inc. ("B. Riley"), to render a "fairness opinion" on the potential sale of asset transaction contemplated with Bentley.

         At the August 16, 2005 meeting of our board of directors, Mr. Mulvaney of ISI (by telephone conference), Mr. Mike Lowell of B. Riley (by telephone conference), and Mr. Gregory Presson and Mr. Scott Witter of B. Riley were in attendance at our management's request. Our board of directors requested information concerning the proposed transaction with Bentley. B. Riley's staff, Mr. Lowell, Mr. Presson and Mr. Witter, presented to our board of directors a detailed report in support of their fairness opinion proposed to be rendered for the sale of assets to Bentley and answered questions posed by our board of directors and management. Prior to the board meeting, Mr. Corbett, Mr. Eazzetta and Mr. McCormick conferred telephonically with our legal counsel, Mr. Gregg Amber of Rutan & Tucker, LLP. After the presentation at the board meeting, the board again discussed the pros and cons of the proposed sale of REI. The potential risks and liabilities to us after the transaction were also discussed. Based on the report prepared by B. Riley and all other information received and deliberations made to that date, all of the members of the board of directors expressed general support for the potential sale of REI to Bentley. In order to more fully evaluate the decision, however, the board of directors postponed any final decision until an August 18, 2005 board meeting and requested B. Riley to perform additional analyses to be considered by the board in its evaluation of the proposed asset sale, including a limited analysis regarding the remaining assets and liabilities to be retained by us after the proposed asset sale.

         At the August 18, 2005 meeting of the board of directors, our legal counsel, Ms. Cristy Parker of Rutan & Tucker, LLP, and Mr. Mulvaney of ISI were present by telephone conference at the request of the board of directors. Our board of directors requested Ms. Parker to describe the current draft of the termination and break-up fee provisions contained in the draft asset purchase agreement with Bentley. The board members then discussed these fee provisions, the presentations previously provided by B. Riley, and supplemental information provided by B.Riley to the board members prior to the meeting. After further deliberation, our board of directors unanimously approved the proposed sale of assets to Bentley and directed our management to finalize and execute the asset purchase agreement and related documentation.

         After the close of business on August 19, 2005, the parties exchanged signatures on the asset purchase agreement, voting agreements and stand still agreement. Before the opening of business on August 22, 2005 (the next business day), we issued a press release announcing the transaction.

THE ASSET PURCHASE AGREEMENT

         The following section of this proxy statement summarizes the material terms of the asset purchase agreement entered into by Bentley and us on August 19, 2005. The asset purchase agreement is attached as APPENDIX A to this proxy statement. You are urged to, and should, read the asset purchase agreement carefully and in its entirety for a description of the terms of the proposed sale of substantially all of our assets.

         GENERAL

         Under the terms of the asset purchase agreement, we have agreed to sell our REI business and STAAD product lines to Bentley in exchange for $23.5 million in cash (subject to an adjustment based upon post-closing collection of accounts receivable, as described below). The sale is subject to various closing conditions, including approval by our stockholders and compliance with regulatory requirements. If approved by our stockholders, the sale is expected to close as soon as practicable following the annual meeting but no later than December 31, 2005. A portion of the sale proceeds is expected to be allocated to transaction costs (subject to reimbursement by Bentley of up to $250,000 of such costs at closing), applicable taxes and the retirement of outstanding debt.

         ASSETS TO BE SOLD

         We have agreed to sell to Bentley substantially all of the assets relating to our REI business and STAAD product lines, including:

         o intellectual property, intellectual property rights and goodwill;

         o        receivables by us with third parties;

         o inventory, including raw materials, work in process and finished goods;

         o vehicles, furniture, equipment, computers and peripherals, books and records;

         o all leases for real property to which we are a party and that relates to the REI business;

         o        all authorizations that relate to the REI business; and

         o all unperformed commitments or obligations owing to us that pertain to the REI business and all other rights, claims and causes of action of ours that pertain to any of the purchased assets and assumed liabilities by Bentley.

         ASSETS TO BE RETAINED

         We are not selling to Bentley, and we will retain, the following assets following the closing of the asset sale:

         o        cash and cash equivalents;

         o rights that accrue or will accrue to us under the asset purchase agreement, including the consideration to be delivered to us;

         o any claims and rights against third parties to the extent they relate to the assets and liabilities to be retained by us as contemplated in the asset purchase agreement;

         o all tangible and intangible assets that are used by the business retained by us as contemplated in the asset purchase agreement;

         o all real property owned or leased by us, including all structures and improvements, except for specifically enumerated real property leases and subleases;

         o        any claim for refund of taxes on behalf of ourselves;

         o any other rights, properties, claims or assets, including our Kolkata real property lease (all land in Kolkata is the property of the government; we leased the land pursuant to a 99-year lease and own the buildings and other improvements on the land covered by the Kolkata lease); and

         o all contracts other than the contracts assumed or to be assumed by Bentley; all authorizations other than the authorizations relating to the REI business, and all rights under such authorizations; all books and records; all unperformed commitments or obligations owing to us; and all other intangible assets relating to assets and liabilities not being purchased or assumed by Bentley.

         LIABILITIES TO BE ASSUMED

         Bentley will assume only certain of our liabilities related to the REI business, as follows:

         o any trade account payable relating to the REI business that remains unpaid and is not delinquent as of the closing of this transaction;

         o the liabilities and obligations to be performed or discharged after the closing of the asset sale pursuant to the contracts included in the assets to be purchased by Bentley, certain real property leases, certain automobile loans, certain equipment leases and certain contracts and licenses; and

         o the liabilities and obligation related to the accrued but unpaid vacation, sick leave, severance and other benefits assumed by Bentley from us with respect to the employees of the REI business.

         LIABILITIES TO BE RETAINED

         We will retain all liabilities not specifically assumed by Bentley following the closing of the asset sale, including without limitation:

         o all liabilities relating to or arising out of the business retained by us or based upon our acts or omissions occurring after the closing;

         o any of our liabilities or obligation existing as a result of any act, failure to act or other state of facts or occurrence that constitutes a breach or violation of any of our representations, warranties, covenants or agreements contained in the asset purchase agreement;

         o any products liability claim of any nature in respect of products of our business manufactured and sold or licensed by or for us prior to the closing of the asset sale;

         o        any liability or obligation arising under any contract that
                  (i) is not transferred to Bentley as part of the asset purchase or (ii) relates to any breach or default under any contract or to any goods or services provided or to be provided by us prior to the closing of the asset sale;

         o any of our liabilities or obligations to indemnify our officers, directors, employees or agents or any other liabilities or obligations of our business to any of our affiliates;

         o except for the employee benefits to be assumed by Bentley, any liabilities relating to employee benefits or under any employment, severance, retention, termination or similar agreement with any current or former employee of ours or any of our affiliates; and

         o any of our other liabilities or obligations, including any liability directly or indirectly arising out of or relating to the operation of our business prior to the closing of the asset sale, except for liabilities to be assumed by Bentley.

         PURCHASE PRICE

         The purchase price to be paid by Bentley is $23.5 million, subject to an adjustment based upon post-closing collection of accounts receivable, as described in the following paragraph. Bentley also agreed to reimburse us at the closing for up to $250,000 of expenses relating to legal and financial services in connection with the asset sale. The purchase price and the reimbursement of expenses are payable by Bentley by wire transfer of immediately available funds at the closing of the asset sale.

         The purchase price adjustment provisions contained in Section 2.2 of the asset purchase agreement require that we estimate and deliver to Bentley at the closing of the asset sale an adjustment statement detailing the amount of assigned current assets (which include the assigned accounts receivable and the prepaid assets being sold to Bentley) and the amount of the assumed current liabilities. Bentley is to collect the assigned accounts receivable after the closing and has agreed to retain all amounts received by Bentley as payment for assigned accounts receivable until the later of six months after the closing or the date that the aggregate amount actually received by Bentley as assigned current assets equals the aggregate amount of the assumed current liabilities ("AR Payoff Date").

         At the AR Payoff Date, Bentley will pay to us the amount of the difference, if any, between the assigned current assets and the assumed current liabilities, and then is to remit to us any additional assigned accounts receivable collected after that date. However, if the AR Payoff Date does not occur before six months after the closing, then we must pay to Bentley an amount equal to the difference between the aggregate assumed current liabilities and the aggregate amounts received by Bentley as assigned current assets (either as prepaid assets assigned at the closing or as assigned accounts receivable for which payments have been received) as of the date that is six months after the closing.

         To help ensure that we can satisfy any accounts receivable payment obligation and any indemnification or other payment obligations we may have under the asset purchase agreement, we have agreed to establish a reserve account in an amount equal to the amount that the assigned current assets (as set forth on the adjustment statement provided to Bentley at the closing) minus the assumed current liabilities (as set forth on the adjustment statement) is less than $1 million. We may transfer, withdraw or expend any amounts remaining in the reserve account on the day after the end of a six-month and one-day reserve period, provided that prior to that date, we have satisfied all of our obligations to Bentley and Bentley has not provided us with written notice regarding any outstanding obligations of ours under the asset purchase agreement.

         CLOSING

         The closing of this asset sale is expected to take place as soon as practicable after the annual meeting is held (assuming approval of the asset sale by our stockholders) and all conditions to closing specified in the asset purchase agreement are satisfied or waived, but will be no later than December 31, 2005 unless Bentley exercises its right to extend the December 31 termination date for up to an additional 45 days after the Commission completes its review of this proxy statement.

         REPRESENTATIONS AND WARRANTIES

         We have made a number of customary representations and warranties, subject in some cases to qualifications, to Bentley in the asset purchase agreement regarding aspects of our business, financial condition, structure, customer contracts, intellectual property, and other facts pertinent to the asset sale.

         Bentley made a number of customary representations and warranties, subject in some cases to qualifications, to us in the asset purchase agreement regarding Bentley's corporate organization, its authority to enter into the asset sale, and other facts pertinent to the asset sale.

         The representations and warranties made by both Bentley and us will survive the consummation of the asset sale.

         CONDITIONS TO CLOSING

         Bentley's obligations to complete the asset sale are subject to the satisfaction or waiver at or prior to the closing to each of the following:

         o each of our representations and warranties must have been accurate in all material respects as of the closing of the asset sale as if made on such date, except where the failure to be accurate does not adversely affect our business;

         o we must have performed, or complied in all material respects with all of the covenants and obligations required to be performed or complied with by us under the terms of the asset purchase agreement;

         o the asset sale must have been approved by the requisite vote of our stockholders;

         o we must have obtained all required consents in connection with the asset sale, and such consent must be in full force and effect;

         o        we must deliver the following documents to Bentley:

                  (1)      bill of sale;

                  (2)      assignments of contracts and authorizations;

                  (3) certified resolutions of our board of directors and stockholder approval of the asset sale;

                  (4) an officers' certificate certifying our satisfaction of the closing conditions set out above;

                  (5) a statement of the amount of the assigned current assets and the assumed current liabilities;

                  (6)      a certificate of incumbency of officers;

                  (7)      a certificate of good standing; and

                  (8) all other instruments and documents which are reasonably necessary to satisfy the conditions contemplated in the asset purchase agreement.

         o no provision of any applicable law shall restrain, prohibit or otherwise interfere with the consummation of the transactions contemplated by the asset purchase agreement and the related documents or the effective conduct of business by Bentley;

         o no order or decree of any court or governmental body and no legal requirements may have been enacted or deemed applicable to the asset sale that makes the completion of the asset sale illegal;

         o Santanu K. Das and not less than 90% of our employees to whom Bentley has made an offer of employment shall have accepted such offers;

         o Bentley must receive a legal opinion from Rutan & Tucker, LLP, our legal counsel;

         o we must have delivered to Bentley duly executed releases or terminations of financing statements, or other evidence satisfactory to Bentley that all liens on any assets to be purchased have been released and terminated; and

         o there shall be no material adverse change and no event shall have occurred and no condition or circumstances shall exist that could reasonably be expected to give rise to any such material adverse effect.

         Our obligations to complete the asset sale are subject to the satisfaction or waiver at or prior to the closing of the asset sale of each of the following conditions:

         o each of Bentley's representations and warranties must have been accurate in all material respects as of the closing of the asset sale as if made on such date, except where the failure to be so accurate does not have a material adverse effect on us;

         o Bentley must have performed, or complied in all material respects with all of with all of the covenants and obligations required to be performed or complied with by Bentley under the terms of the asset purchase agreement;

         o no order or decree of any court or governmental body and no legal requirements may have been enacted or deemed applicable to the asset sale that makes the completion of the asset sale illegal;

         o Bentley shall have entered into the bill of sale, general assignment and assumption agreement;

         o we must have the required stockholder approval of the asset sale; and

         o we must have received a federal wire transfer confirmation number confirming the satisfaction of Bentley's obligation to pay the consideration of the asset sale;

         POST-SIGNING AND POST-CLOSING COVENANTS

         Both parties have also agreed to perform various obligations from and after the signing or the closing of the asset sale, including the following:

         o we will forward or refer to Bentley any orders, inquiries and bid requests received by us relating to the REI business;

         o we and Bentley will promptly remit to the other, in the form received but with any appropriate endorsements, any payment that each or any affiliate may receive that properly belong to the other;

         o Bentley shall furnish to us within 20 days after the end of each month that any assigned accounts receivable remains outstanding a statement setting forth the assigned accounts receivable collected during such month and a trial balance of the uncollected assigned accounts receivable;

         o we shall be responsible for all liabilities, obligations, duties and contingencies created or owing as a consequence of the cessation of any employee's employment with us, except for those employees to whom Bentley has agreed to make offers of employment;

         o Bentley shall make offers of employment to certain employees of the REI business. In addition, the employment offers made to Santanu K. Das, Bruce K. Nelson, Clara Y.M. Young and Biren Parikh shall include total compensation arrangements no less favorable than the total compensation arrangements such employees received from us for the twelve-month period prior to the date of such offers. Bentley shall allow all employees to participate in benefit programs of Bentley to the extent permitted by law;

         o we and Amrit K. Das and Santanu K. Das shall keep confidential and shall not disclose to any third party, any confidential or proprietary information or trade secret relating to the REI business, the assets to be purchased by Bentley or Bentley or any of Bentley's affiliates, unless such confidential information has become generally available to the public without breach of any obligation by us or if we are required in the course of judicial or administrative proceedings or governmental inquiries to disclose the confidential information;

         o we and Amrit K. Das and Santanu K. Das agree that, for three years following the closing of the asset sale, we will not directly or indirectly, through any affiliate:

                  (1) own, manage, market, operate, control, consult with, participate in, or be connected in any manner with the ownership management, operation, or control of any business that engages, directly or indirectly, in any business that is the same or similar to the business being purchased by Bentley from us;

                  (2) be or become a stockholder, partner, owner, agent of, or consultant to or give financial or other assistance to any person or entity considering engaging or engaging in any such activities;

                  (3) seek in competition with the business to be purchased by Bentley from us to procure orders from or do business with any customer of Bentley or its affiliates for the twelve months preceding the closing of the asset sale;

                  (4) solicit, or contact with a view to the engagement or employment, employees or contractors of Bentley or its affiliates;

                  (5) for a period of one year following the closing of the asset sale hire any employee or contractor of Bentley;

                  (6) seek to contact with or engage any person or entity who has been contracted with or engaged to manufacture, assemble, supply or provide products, goods, materials or services to Bentley or its affiliates; and

                  (7) engage in or participate in any effort or act to induce any of the customers, associates, consultants or employees of Bentley or its affiliates to take any action that is materially adverse to Bentley or its affiliates;

                  Bentley is entitled to damages incurred and injunctive relief of any breach of the above by us or Amrit K. Das and Santanu
                  K. Das;

         o from the after the closing of the asset sale, we, Amrit K. Das and Santanu K. Das and our affiliates will not use any name including words "STAAD," "STAAD.Pro," and "STAAD.etc," "STAAD,foundation" or any derivative of these words;

         o if any party learns of any breach or potential breach of the asset purchase agreement, that party shall immediately notify the other party;

         o each of Amrit K. Das and Santanu K. Das, without additional compensation, will irrevocably assign to Bentley at the closing of the asset sale, all of his right, title and interest in all intellectual properties, and technical or business innovations or methods or processes and every other item of knowledge made, conceived or reduced to practice by our stockholders at any time prior to the closing of the asset sale;

         o each of Amrit K. Das and Santanu K. Das covenants that at and after the closing of the asset sale, he will promptly:

                  (1) disclose fully to Bentley in writing any intellectual property, and technical or business innovation or method or process and every other item of knowledge made, conceived or reduced to practice by our stockholders at any time prior to the closing of the asset sale;

                  (2) execute and deliver to Bentley all applications, assignments, and other documents as Bentley may request in order to apply for and obtain patents or other registrations or assignments with respect to any intellectual property; and

                  (3) execute all other documents necessary or helpful to Bentley to carry out the above obligations;

         o we agreed to call and hold a meeting of our stockholders in accordance with the applicable Delaware law, at which meeting our stockholders will be asked to consider and to vote upon and approve the asset sale;

         o        two of our major stockholders, Santanu K. Das and Peter R.
                  Kellogg, have entered into voting agreements and granted irrevocable proxies to Bentley executives which provide that their shares will be voted in favor of the asset sale;

         o except as expressly permitted in connection with a superior proposal, until the asset sale is completed or the asset purchase agreement is terminated, we have agreed not to, and not to authorize any of our or our affiliates' officers, directors, employees, representatives or agents, and not to permit any such person or any of its subsidiaries to directly or indirectly encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group concerning any merger, sale of asset, sale of any equity interest in us or similar transaction involving us, or division of us or any other transaction that would involve the transfer or potential transfer of control of our company;

         o we and Bentley shall enter into a transition services agreement which shall include grants of cross licenses, infrastructure and systems support, access and services relating to the business to be purchased by Bentley and business to be retained by us; and

         o we shall operate our business in the ordinary course and in the same manner as operations have previously been conducted until the close of the asset sale.

         INDEMNIFICATION

         We have agreed to indemnify, defend and hold Bentley, its affiliates and their officer, directors, employees, stockholders, members, agents and other representatives harmless against and in respect of any and all losses, costs, expenses, claims, damages, actions, suits, proceedings, hearings, investigations, changes, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, penalties, fines, amounts paid in settlements, liabilities, obligations, taxes, liens and reasonable attorneys fees and disbursements, arising out of, based upon or otherwise in respect of:

         o any breach of representations and warranties made by us in the asset purchase agreement or any other related documents;

         o any breach or non-fulfillment of any covenant or obligation of ours contained in the asset purchase agreement;

         o liabilities other than the liabilities to be assumed by Bentley in the asset sale;

         o all of our tax liabilities that are due or accrue on or before the closing of the asset sale; and

         o all liabilities relating to or arising from the termination of our employees in connection with the asset sale.

         Bentley shall indemnify, defend and hold us, Amrit K. Das, Santanu K. Das and our respective affiliates, officers, directors, employees, agents and other representatives harmless against and in respect of any and all damages arising out of:

         o any breach of any representation and warranty of Bentley pursuant to the asset purchase agreement;

         o any breach or non-fulfillment of any covenant or obligation of Bentley contained in the asset purchase agreement or any other related documents;

         o failure by Bentley timely to pay in full or fulfill all liabilities Bentley as agreed to assumed pursuant to the asset purchase agreement or any related documents; and

         o the operation of business of the purchased assets after the closing of the asset sale.

         The parties also agreed to limitations on the indemnification rights set out in the asset purchase agreement, including the following:

         o no claims arising out of or based on any inaccuracy in or breach of any representation or warranty contained in the asset purchase agreement and other related documents shall be made unless written notice is delivered to the indemnifying party within six months after the closing of the asset sale, except that:

                  (1) claims relating to organization and good standing, capitalization, power and authorization, no conflicts, ownership of the assets, taxes and environmental matters may be made at any time; and

                  (2) claims relating to compliance with laws, software, employee benefits or employees may be made at any time before the expiration of the applicable statute of limitations;

         o the indemnification obligations of Bentley contained in the asset purchase agreement are not intended to waive or preclude any other claims, rights or remedies that may exist in equity with respect to the matter covered by the indemnification;

         o the amount for which any indemnifying party may be liable for an indemnification claim shall be net of any insurance proceeds actually received by the party being indemnified in connection with facts giving rise to such claim;

         o Bentley agreed that its indemnified persons shall have no right to indemnity for claims arising out of the breach of representations and warranties by us under the purchase agreement unless and until the aggregate amount of damages from these claims exceeds $250,000, at which time the full amount of damages will be subject to indemnification;

         o the maximum aggregate amount payable by us for any and all damages or any other matter arising out of , related to, or in connection with the asset purchase agreement is $15,000,000, except in the case of actual fraud, in which case the cap will be the amount we actually receive from Bentley pursuant to the asset purchase agreement; and

         o        there shall not be multiple recovery for any damages.

         TERMINATION

         The asset purchase agreement may be terminated in accordance with its terms at any time prior to the closing of the asset sale, whether before or after the approval of the asset sale by our stockholders at our annual meeting of stockholders:

         o by either party, if the asset sale is not consummated by December 31, 2005, unless Bentley exercises its right to extend the termination date for up to an additional 45 days after the Commission completes its review of this proxy statement;

         o by either party if a court of competent jurisdiction or other governmental body shall have issued a final and non-appealable order, decree or ruling or have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the asset sale;

         o by either party if the asset sale is not approved at the stockholders; meeting;

         o by us if our board of directors by a majority vote determines that the consummation of the asset sale would constitute a breach of the board's fiduciary duty to our stockholders;

         o by Bentley if any of our representations and warranties contained in the asset purchase agreement is inaccurate as of the date of the asset purchase agreement or later becomes inaccurate or we breach our covenants, such that there is a material adverse effect on the business being sold; and

         o by us if any of Bentley's representations and warranties contained in the asset purchase agreement is inaccurate as of the date of the asset purchase agreement or becomes inaccurate as of a date subsequent to the date of the asset purchase agreement or Bentley breaches its covenants, such that there is a material adverse effect on us.

         The terminating party must deliver to the non-terminating party a written notice stating that it is terminating the asset purchase agreement and setting forth a brief description of the basis on which it is terminating the asset purchase agreement. Upon termination of the asset purchase agreement, all further obligations of the parties under the agreement shall terminate, except that the termination and break-up fee provisions apply and no party shall be relieved of any obligations or other liabilities arising from any breach by such party of any provisions of the asset purchase agreement and the parties shall remain bound by and continue to be subject to any obligations regarding confidentiality and non-disclosure of information that may continue pursuant to their terms.

         TERMINATION AND BREAK-UP FEES

         We agreed to pay to Bentley an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorney's fees, accountant's fees and filing fees) that have been paid or that may become payable by or on behalf of Bentley in connection with the preparation and negotiation of the asset purchase agreement, if Bentley terminates the asset purchase agreement because our representations and warranties contained in the asset purchase agreement were inaccurate as of the date of the asset purchase agreement or later become inaccurate or we breach our covenants, such that there is a material adverse effect on the business being sold.

         We must pay to Bentley a $1 million break-up fee if the asset purchase agreement is terminated because of the following:

         o our failure to obtain the required stockholder vote or to hold a stockholders meeting as contemplated by the asset purchase agreement; or

         o a decision by our board of directors that its fiduciary obligations require that we do not complete the asset sale as contemplated for any reason.

         If the termination of the asset purchase agreement is initiated by Bentley providing notice to us, the termination fee shall be paid to Bentley within two business days of our receipt of the termination notice.

         Bentley shall make a non-refundable cash payment to us in an aggregate amount equal to all reasonable fees and expenses (including all reasonable attorney's fees, accountant's fees and filing fees) that have been paid or that may become payable by or on behalf of us in connection with the preparation and negotiation of the asset purchase agreement, if the asset purchase agreement is terminated because Bentley's representations and warranties contained in the asset purchase agreement were inaccurate when made or become inaccurate as of the date subsequent to the date of the asset purchase agreement or Bentley breaches its covenants, such that there is a material adverse effect on us.

         If the termination is initiated by our providing notice to Bentley, the termination fee shall be paid to us simultaneously with the receipt of our notice to terminate the asset purchase agreement.

         EXPENSES

         Except with respect to termination fees payable under certain circumstances described in the section above entitled "Termination Fees," and except that Bentley has agreed to reimburse us for reasonable fees and expenses incurred by us relating to the legal and financial services up to $250,000, each party has agreed to pay its own expenses and costs incurred in connection with this asset sale.

         Our consummation of the transactions contemplated by the asset purchase agreement will involve various exit and disposal charges. We estimate future cash expenditures related to the sale to be approximately $3.02 million, including the $250,000 Bentley has agreed to reimburse us for legal and financial expenses upon closing of the sale. Therefore, our approximate net cost is anticipated to be $2.77 million. We anticipate the charges to be made up of approximately $1.5 million in taxes, approximately $535,000 in investment banking fees associated with the actual sale, approximately $317,000 to $697,000 in severance and termination benefits, approximately $150,000 in legal and accounting fees , approximately $88,000 in pre-payment penalty fees relating to the Laurus debt, and $50,000 of estimated other costs. We expect to incur substantially all of the charges in our second and third quarters of fiscal 2006.

         ASSIGNMENT AND BENEFIT

         Bentley may assign the asset purchase agreement in whole or in part to any of its subsidiaries or affiliates or any person or entity that becomes a successor in interest to Bentley. We may not assign the asset purchase agreement or any rights under the agreement.

         AMENDMENTS, MODIFICATION AND WAIVER

         The parties may amend or modify the asset purchase agreement in any respect in writing. A waiver by any party of a provision contained in the asset purchase agreement shall not constitute a waiver of other provisions contained in the asset purchase agreement. The failure to enforce any provision of the asset purchase agreement shall not operate as a waiver of such provision or any other provisions within the asset purchase agreement.

TRANSITION SERVICES AGREEMENT

         Under the terms of a transition services agreement to be entered into between us and Bentley at the closing, among other things, we would provide information systems migration and shared infrastructure services to Bentley for up to one year, and would lease a portion of the Kolkata, India facility to Bentley for two years, with two one-year renewal options. Bentley would provide to us STAAD suite licenses and access to infrastructure at the Kolkata and Yorba Linda facilities for up to one year and would sublease to us a portion of the Yorba Linda, California facility for one year, with a one-year renewal option. The form of transition services agreement is attached to this proxy statement as APPENDIX B.

STAND STILL AGREEMENT

         In connection with the asset purchase agreement, Laurus Master Fund, Ltd. and we entered into a stand still agreement dated as of August 19, 2005. Laurus is a secured creditor of ours and a beneficial owner of more than 5% of our outstanding common stock. Under the stand still agreement, Laurus consented to our entry into and consummation of the transactions contemplated by the asset purchase agreement and agreed to release its security interest in the assets being sold, subject to Laurus being paid in full at the closing all of our obligations under the convertible promissory notes held by Laurus. Laurus also agreed not to exercise any of its warrants to purchase shares of our common stock until the earlier to occur of the closing of the asset purchase agreement, the termination of the asset purchase agreement or February 15, 2006. In addition, Laurus agreed not to interfere with the transactions contemplated by the asset purchase agreement through involvement in any merger, sale of assets, sale of equity or similar transaction involving us or any of our divisions or any other transaction that would involve the transfer or potential transfer of control of our company. The stand still agreement does not, however, limit the right of Laurus to transfer or vote shares of our common stock.

VOTING AGREEMENTS

         On August 19, 2005, Peter R. Kellogg, a beneficial owner of more than 5% of our outstanding common stock, and Santanu K. Das, a director and the Chief Operating Officer of our company, each entered into a voting agreement with Bentley. Pursuant to the voting agreements, Mr. Kellogg and Mr. Das each delivered to Bentley irrevocable proxies that empower two executive officers of Bentley to vote shares of common stock owned by Mr. Kellogg and Mr. Das, at any time prior to the earlier to occur of the consummation or termination of the asset purchase agreement, in favor of approval and adoption of the asset purchase agreement and approval of the asset sale contemplated by the asset purchase agreement, against approval of any proposal that would result in a breach by us of the asset purchase agreement, and against any proposal made in opposition to, or in competition with, consummation of the asset sale contemplated by the asset purchase agreement.

REASONS FOR THE ASSET SALE

         In reaching its decision to approve the asset purchase agreement and the asset sale, our board of directors considered several potential benefits and material factors pertaining to the asset sale, including the following:

         o the belief that, after reviewing our ongoing financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of management and our board of directors to scale our business and increase revenues and profitability, remaining an independent operating company focusing on our core historical business was not reasonably likely to create greater value for our stockholders than the prospects presented by the asset sale;

         o the belief that the asset sale represents the most favorable alternative currently available to us to maximize stockholder value;

         o the opinion of B. Riley, financial advisor to our board of directors, to the effect that as of August 16, 2005, the purchase price set forth in the asset purchase agreement was fair, from a financial point of view, to holders of our common stock, and our board of directors' view that the material information and data upon which B. Riley's fairness opinion is based did not materially change between that date and August 19, 2005, the date the asset purchase agreement was executed;

         o the belief that the asset sale will likely be approved by our stockholders based upon the potential benefits of the asset sale to us and our stockholders and the voting agreements described above;

         o the belief that the benefits to us contemplated in connection with the asset sale, including the receipt of the purchase price at closing, are likely to be achieved within a reasonable time frame;

         o the due diligence and negotiation process undertaken by Bentley in connection with the negotiation of the asset purchase agreement;

         o the amount and form of the consideration to be paid in the asset sale;

         o the terms of the asset purchase agreement, including our ability to terminate the asset purchase agreement under certain circumstances, including in connection with certain unsolicited third party superior offers, and the limitation on our potential indemnification, compensation and reimbursement obligations for breaches of our representations and warranties to Bentley under the terms of the asset purchase agreement;

         o the potential cost savings through the transfer of customer contracts and assets and reduction of workforce; and

         o the positive treatment of many of our employees through possible employment by Bentley following the asset sale, as well as continued employment for many retained employees following the asset sale.

         Our board of directors also considered a number of potentially negative factors in reaching its decision to approve the asset purchase agreement and asset sale, including the following:

         o the risk that the potential benefits of the asset sale may not be realized, in part or at all, including the risk that we could have to satisfy indemnification and reimbursement obligations under the asset purchase agreement under certain circumstances;

         o the risk that the asset sale may not be consummated, including the risks associated with obtaining the necessary approval of our stockholders required to compete the asset sale, notwithstanding the voting agreements obtained from holders of approximately ___% of our outstanding common stock as of the record date;

         o the risk of management and employee disruption associated with the asset sale and the transition services agreement, including the risk that key technical, marketing and management personnel might not remain employed by us through the consummation of the asset sale or the term of the transition services agreement;

         o the asset purchase agreement permits Bentley to terminate the asset purchase agreement if, among other things, our board of directors withdraws its recommendation in favor of the asset sale or recommends another acquisition proposal;

         o the asset purchase agreement requires us to pay termination or break-up fees to Bentley if the asset purchase agreement is terminated under some circumstances;

         o the interests of our directors and officers that are different from, or in addition to, those of our stockholders generally, including the potential receipt of change in control or severance payments by certain of our executive officers under change in control and retention agreements and employment agreements;

         o the potential impact of the asset sale on our employees who are not offered employment by Bentley;

         o our obligations to provide services to Bentley for a period of time following the closing pursuant to the terms of the transition services agreement, and the need to continue to retain our employees and maintain our facilities and information technology infrastructure in order to fulfill these obligations;

         o        the significant costs involved in consummating the asset sale;

         o the indemnification, compensation and reimbursement obligations under the terms of the asset purchase agreement that would extend to the entire amount we receive under the asset purchase agreement in case of actual fraud in connection with the asset purchase agreement; and

         o the potential negative effect on our stock price as a result of the public announcement of or consummation of the asset sale.

USE OF PROCEEDS AND OPERATIONS FOLLOWING THE CLOSING

         We propose to use the proceeds from this transaction as follows:

         o approximately $3.6 million will be paid to satisfy our outstanding debts and other liabilities;

         o approximately $2.77 million (including approximately $250,000 to be reimbursed to us by Bentley at the closing in connection with our legal and financial expenses relating to the asset sale) will be paid to satisfy the expenses (including severance payments)and taxes, related to this transaction; and

         o the remaining approximate $17.13 million in proceeds will be available for working capital and general corporate purposes and for other uses our board may determine. This figure includes the reserve required to be held for six months and one day after the closing of the asset sale as described above.

         The asset purchase agreement contains three-year non-competition, non-solicitation and inventions assignment provisions covering us and Amrit K. Das and Santanu K. Das, who are two directors, director nominees, executive officers and beneficial owners of more than 5% of our outstanding common stock. These provisions relate to the business and assets being sold in the asset sale and are described at page _ of this proxy statement.

         We currently intend to continue to operate our retained businesses during the immediate future. We are reviewing alternatives for the ultimate use and disposition of our remaining assets, which may include pursuing a plan of complete liquidation and dissolution (possibly including the sale of our remaining assets and businesses). In the event of a liquidation we would incur additional costs related to the disposal of our remaining assets and businesses, which would reduce the cash available to distribute to our stockholders. Alternatively, we may decide to pursue selling our remaining assets and businesses outside of a liquidation and dissolution, to repurchase shares of our common stock or make a tender offer or distributions of cash to our stockholders, to explore other strategic alternatives, such as a business combination with another party, and/or to continue as an independent stand-alone company focusing on business opportunities relating to our retained businesses or to new business opportunities unrelated to our retained or historical businesses. Any business combination transaction is likely to have a dilutive effect on the interests of our stockholders, reducing each stockholder's proportionate ownership and voting power. At this time, our board of directors has not made any decision to pursue any one of these options. You should review the "Risk Factors" section beginning on page _ for a discussion of some of the risks related to our future operations.

OPINION OF OUR FINANCIAL ADVISOR

         We engaged B. Riley to provide a fairness opinion to our board of directors in connection with the asset purchase agreement. On August 16, 2005,
B. Riley rendered its opinion, that as of that date and, based on and subject to certain matters stated therein, the consideration to be paid to us by Bentley pursuant to the asset purchase agreement was fair to our stockholders from a financial point of view. Their opinion was based primarily on the cash consideration to be paid to us under the asset purchase agreement. This opinion was also based upon and incorporated information provided by our management, which B. Riley assumed to be accurate in all material aspects.

         In arriving at its opinion, B. Riley did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of REI, nor was B. Riley furnished with any such appraisals. B. Riley assumed that the acquisition would be completed in a timely manner and in accordance with the terms of the asset purchase agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on REI or us. B. Riley undertook no obligation to update its opinion following its delivery on August 16, 2005. B. Riley did not express any opinion as to the price or range of prices at which our common stock may trade subsequent to the announcement of the asset purchase agreement.

         In the ordinary course of business, B. Riley and its affiliates may actively trade our securities for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in our securities.

         The following summary of the material financial analyses performed by
B. Riley in connection with evaluating the value of REI and rendering of their fairness opinion to our board of directors may not expressly set forth all of the information B. Riley used to arrive at its opinion.

         SELECTED PRECEDENT TRANSACTIONS ANALYSIS

         B. Riley evaluated the financial metrics of numerous selected precedent transactions as part of the evaluation of the Transaction. B. Riley selected these particular transactions based upon the relative size of the transaction in comparison to REI, the timing of when the transactions occurred, the relative financial conditions of the target companies and the target companies' industry and market relevance to REI. Then using publicly available information, B. Riley reviewed and analyzed certain financial and operating data relating to the selected transactions such as transaction values as a multiple of a company's revenue for a latest twelve-month ("LTM") period.

         B. Riley used the sets of enterprise value to revenue ("EV/Revenue") and enterprise value to earnings before interest taxes, depreciation and amortization ("EV/EBITDA") multiples in its analysis to determine the valuation of REI. "Enterprise value" is calculated as the sum of the value of the common equity on a fully-diluted basis plus the value of net debt, any minority interest and preferred stock, less cash.

                  SELECTED PRECEDENT TRANSACTION ANALYSIS (REI)

           ANNOUNCED                  SELLER                        BUYER
       -------------------------------------------------------------------------
         June 24, 2005             CAD Potential             INCAT International
                                                                  (LSE:ICN)

          May 17, 2005                ABAQUS                Dassault Systemes SA
                                                              (NasdaqNM:DAST.Y)

         March 28, 2005          Radix Company SA             Ness Netherlands

        January 3, 2005       Tecnomatix Technologies             UGS Corp.

        January 27, 2004       Mosaic Mapping Corp.              Pulse Data
                                                                  (TSX:PSD)

        January 11, 2004              Optika                      Stellent
                                                               (NasdaqNM:STEL)

         March 18, 2002         Mechanical Dynamics          MSC Software Corp.
                                                                (OTCPK:MNSC)

       February 15, 2002       LineSoft Corporation                 Itron
                                                               (NasdaqNM:ITRI)

        January 14, 2002             Cimatron               Koonras Technologies
                                  (NasdaqSC:CIMT)

         TRANSACTION VALUE MULTIPLES OF LTM REVENUE AND LTM EBITDA (REI)

                                EV/REVENUE          EV/EBITDA
         High (1):                 2.9x               34.0x
         Low (1):                  0.8x               24.4x
         Median:                   2.0x               29.2x
         Mean:                     2.0x               29.2x

         (1) High and low observations represent the 75th and 25th percentiles, respectively.

         B. Riley used both sets of median multiples in its analysis of the valuation of REI. Based upon the selected precedent transaction analysis, B. Riley determined that the consideration to be paid to us under the asset purchase agreement is fair to our stockholders from a financial point of view.

         COMPARABLE PUBLIC COMPANY ANALYSIS

         B. Riley evaluated the financial metrics of several comparable public companies as part of its evaluation of the asset sale. B. Riley selected the comparable public companies based upon the relative sizes of the companies in relationship to REI, the relative financial conditions and strengths of the comparable companies, and the industry segments and the markets served by the comparable public companies in relationship to REI. In performing this analysis,
B. Riley reviewed certain financial information relating to REI and compared such information to the corresponding financial information of other publicly-traded companies, which B. Riley deemed to be generally comparable to REI.

         B. Riley used the ratio of enterprise value to revenue and enterprise value to EBITDA as of August 11, 2005 for the selected comparable public companies to estimate the value of REI. The nine publicly-traded companies that
B. Riley deemed generally comparable to REI were:

         o        Ansoft Corp.
         o        Ansys, Inc.
         o        Agile Software Corp.
         o        Aspen Technology Inc.
         o        Intergraph Corp.
         o        International Microcomputer
                  Software Inc.
         o        Matrixone Inc.
         o        Moldflow Corp.
         o        Tekla Oyj

         B. Riley calculated the low, mean, median and high multiples for the above public comparable companies.

        COMPARABLE PUBLIC COMPANY MULTIPLES OF LTM REVENUE AND LTM EBITDA
                                      (REI)
                                  EV/REVENUE          EV/ EBITDA
           High (1):                 1.9x               34.3x
           Low (1):                  1.2x               14.3x
           Mean:                     2.4x               30.0x
           Median:                   1.5x               18.6x

         (1) High and low observations represent the 75th and 25th percentiles, respectively.

         B. Riley used both sets of median multiples in its analysis of the valuation of REI. Based upon the comparable public company analysis, B. Riley determined that the consideration to be paid to us under the asset purchase agreement is fair to our stockholders from a financial point of view.

         DISCOUNTED CASH FLOW ANALYSIS

         B. Riley performed a discounted cash flow analysis as part of its valuation of REI, based upon the historical and projected financial results provided by our management. The discounted cash flow analysis relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. Discounted cash flow has two components:
(1) the present value of the projected after-tax cash flows after payment of any associated expenses and capital requirements necessary to generate the related cash flows, which we refer to as after-tax free cash flows, for a determined period and (2) the present value of the terminal value of the asset or business at the end of the period. In the discounted cash flow analysis, the projected after-tax free cash flows exclude the impact of interest income and interest expense. The terminal EBITDA multiple methodology is utilized to calculate a terminal value by applying a multiple to the EBITDA of the asset or business in the last year of the relevant projections. The terminal value calculated is an estimate for the value of the annual free cash flow of the asset or business beyond the terminal year projected into perpetuity. In this discounted cash flow valuation, the terminal value is determined using the range of EBITDA multiples found in the comparable precedent transaction analysis.

         B. Riley performed a discounted cash flow analysis assuming for REI, a range of illustrative discount rates of 17% to 20% and a range of terminal EBITDA multiples (based on estimated 2010 EBITDA) of 9x to 11x.

         The calculation of cost of capital or discount rate was calculated on a weighted-average cost of capital for REI based upon market returns, cost of debt and the average comparable company beta (risk) factor. Based upon the discounted cash flow analysis, B. Riley determined that the consideration to be paid to us under the asset purchase agreement is fair to our stockholders from a financial point of view.

         MISCELLANEOUS

         In connection with rendering its opinion, B. Riley performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the analyses summarized above, B. Riley believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the opinion.

         In performing its analyses, B. Riley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of REI, including, among other assumptions, a moderately improving economy, no significant fundamental changes in the underlying market segments served by REI and no rapid change in interest rates and other factors affecting the cost of conducting business. The analyses performed by B. Riley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. B. Riley did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of comparable companies and the analysis of selected precedent transactions summarized above, no public company utilized as a comparison is identical to REI, and no transaction is identical to the REI transaction. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of REI and the companies to which REI was compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, B. Riley's opinion was just one of the many factors taken into consideration by our board of directors. Consequently, B. Riley's analysis should not be viewed as determinative of the decision of our board of directors or management with respect to the fairness of the consideration as set forth in the asset purchase agreement.


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

         B. Riley's engagement and its fairness opinion are for the benefit of our board of directors in its capacity as representatives of our stockholders, and its fairness opinion was rendered in connection with our board of directors' consideration of the asset sale. The fairness opinion is not intended and does not constitute a recommendation to any stockholder as to whether such stockholder should vote to approve the asset sale.

         B. Riley relied upon and assumed, without independent verification, that the financial information provided to it was reasonably prepared and reflected the best currently available estimates of the financial results and condition of REI, and that there was no material change in the assets, financial condition, business or prospects of REI since the date of the most recent financial statements made available to B. Riley. B. Riley also assumed that the asset sale would be consummated in accordance with the asset purchase agreement. Without limiting the generality of the foregoing, B. Riley undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either REI was a party or was subject, and B. Riley's fairness opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. B. Riley did not independently verify the accuracy and completeness of the information supplied to it with respect to REI and does not assume any responsibility with respect to it. B. Riley did not make any physical inspection or independent appraisal of any of the properties or assets of REI. B. Riley's fairness opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by B. Riley at August 16, 2005.

         B. Riley is an investment bank that since its inception has engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes.

         B. Riley was selected by our board of directors to render a fairness opinion because of B. Riley's expertise and reputation in investment banking and mergers and acquisitions and its familiarity with the engineering software industry and our company. Also, B. Riley was recommended to us by ISI, and our legal counsel, Rutan & Tucker, LLP, and some of our board members were familiar with B. Riley. We and B. Riley entered into a letter agreement including indemnification provisions, dated July 27, 2005, relating to the services to be provided by B. Riley in connection with the transaction, under which we paid B. Riley a fee of $90,000 upon rendering of its opinion. We also agreed to reimburse B. Riley for certain out-of-pocket expenses incurred in connection with the engagement.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE ASSET SALE

         Some of our directors and officers have interests in the asset sale that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the asset purchase agreement.

         For instance, some of our executive officers may be entitled to severance or change in control payments following the completion of the asset sale under certain circumstances pursuant to the terms of their employment agreements or change in control and retention agreements entered into with us (see pages _ and _). Our directors and executive officers may be entitled to immediate vesting of their outstanding stock options if a change in control occurs as a result of the asset sale (see pages _ and _). f the asset sale is consummated, Bruce K. Nelson and Clara Y.M. Young, who are our Chief Financial Officer and our Chief Administrative Officer, respectively, will receive special one-time cash bonuses of $25,000 and $8,333, respectively, for their


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

extraordinary efforts and performance on our behalf in connection with the asset sale. These bonus payments are contingent upon and will become payable within five business days following the closing of the asset sale.

         Bentley is required under the asset purchase agreement to make offers of employment to Santanu K. Das, Bruce K. Nelson, Clara Y.M. Young and Biren Parikh that include total compensation arrangements no less favorable than the total compensation arrangements those employees received from us for the twelve-month period prior to the date of the asset purchase agreement (excluding any severance payment obligations). Also, it is a condition to closing that Santanu K. Das and not less than 90% of our employees to whom Bentley makes an offer of employment accept those offers.

         Mr. Ben Eazzetta, one of our directors, is an executive officer and shareholder of Intergraph Corporation, a publicly-held company that owned approximately 29% of the outstanding shares of common stock of Bentley as of the date of the asset purchase agreement. However, Mr. Eazzetta is not a party to any arrangement pursuant to which he anticipates benefiting directly or materially from our asset sale to Bentley.

RISK FACTORS RELATING TO THE PROPOSED TRANSACTION AND TO OUR BUSINESS AFTER THE PROPOSED TRANSACTION

CAUTIONARY STATEMENT

         Please refer to the "Cautionary Statement Regarding Forward-Looking Statements" at page _ of this proxy statement. The discussion below highlights some important risks we have identified in connection with the proposed asset sale, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements, and silence by management over time should not be assumed to mean that actual events are bearing out as estimated in such forward-looking statements.

EVEN IF APPROVED BY OUR STOCKHOLDERS, THE ASSET SALE MAY NOT BE COMPLETED.

         The completion of the asset sale is subject to certain conditions. Even if our stockholders approve the asset sale, there can be no assurances that the other conditions to closing will be met and that the asset sale will be completed. If the asset sale is not completed, we will have spent a substantial amount of time and financial resources in connection with the transaction without realizing any gain.

IF THE ASSET SALE IS COMPLETED, WE WILL HAVE A GREATLY REDUCED PROVEN SOURCE OF CONTINUING REVENUE, AND ANY NEW BUSINESS OPPORTUNITY THAT WE PURSUE WILL LIKELY BE RISKY.

         If the asset sale is completed, we will transfer to Bentley all of our currently productive assets associated with the REI operation, with the exception of the WEB4 division. We have not identified and have no commitments to enter into or acquire a specific business opportunity after the asset sale. Therefore, we cannot disclose the risks and hazards of any specific business or opportunity that we may enter into. We expect that our remaining business after the sale of our REI division and STAAD product lines will be risky. Our acquisition of, or participation in, a business opportunity will likely be illiquid and could result in a total loss to us and our stockholders if the business or opportunity proves to be unsuccessful. See the discussions under the heading "Use of Proceeds and Operations Following the Closing" at page _ of this proxy statement.

THERE HAS BEEN NO FINAL DECISION REGARDING THE DISTRIBUTION OF ANY OF THE PROCEEDS OF THE ASSET SALE TO OUR STOCKHOLDERS. HOWEVER, THIS OPTION REMAINS OPEN TO OUR BOARD OF DIRECTORS.

         We have not yet determined what course of action we will follow after the consummation of the proposed asset sale. Our board of directors is considering options that include but are not limited to distribution of all or some of the sale proceeds to our stockholders, and the use of our remaining cash to operate the remaining businesses after the sale and possibly expand into another business. While our management believes there are business opportunities available, there can be no assurance that we will be successful in any pursuit. If we are not successful in operating the remaining businesses and developing, acquiring or merging with a new business, we could end up spending the net proceeds of the asset sale without any gain to stockholders.


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

ANY NEW BUSINESS ACQUISITION WILL LIKELY BE DILUTIVE TO OUR EXISTING
STOCKHOLDERS.

         Any subsequent business combinations involving netGuru will most likely require our issuance of additional shares of common and/or preferred stock. These issuances could result in substantial dilution to our existing stockholders without their review or approval.

IF ALL OR A SUBSTANTIAL AMOUNT OF OUR CASH BALANCES ARE DISTRIBUTED IN SOME FASHION TO OUR STOCKHOLDERS, WE MAY HAVE LIMITED CASH RESOURCES.

         We have limited cash resources, and these resources may diminish in the future. We recorded a net loss of $788,000 and consumed $ 210,000 of our cash in operating activities during the year ended March 31, 2005. We recorded a net loss of $334,000 and provided $415,000 in cash from operating activities during the three months ended June 30, 2005. However, there is no assurance that we will be able to provide operating cash in future quarters. We may not have sufficient funds to achieve profitability. Thus, we would be forced to seek additional capital in order to continue our operations. It may be difficult for us to obtain additional equity or debt financing. Any terms of such a financing may be dilutive and unfavorable to our current stockholders.

WE WILL CONTINUE TO INCUR THE EXPENSES OF COMPLYING WITH PUBLIC COMPANY REPORTING REQUIREMENTS.

         We have an obligation to continue to comply with the applicable reporting requirements of federal and state securities laws, including but not limited to, the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome. We will also have the added cost of the required compliance with Section 404 of the Sarbanes-Oxley Act of 2002 as a non-accelerated filer.

IF WE FAIL TO REGAIN OR MAINTAIN COMPLIANCE WITH NASDAQ RULES AND CONTINUED LISTING STANDARDS, THEN WE COULD BE DELISTED FROM THE NASDAQ SMALLCAP MARKET, WHICH COULD REDUCE THE LIQUIDITY OF OUR COMMON STOCK AND INHIBIT OR PRECLUDE OUR ABILITY TO RAISE ANY NEEDED WORKING CAPITAL FROM EQUITY INVESTORS.

         As described in proposal 3, Nasdaq rules require that we obtain stockholder approval of certain issuances of equity-based compensation. If we do not obtain stockholder approval of proposal 3 or otherwise satisfactorily regain and maintain compliance with Nasdaq stockholder approval rules, we will be delisted.

         Also, Nasdaq's quantitative listing standards require, among other things, that listed companies maintain a minimum bid price of $1.00. Our bid price has been below $1.00 in the recent past. If our bid price remains below $1.00 for at least 30 consecutive trading days, we may be delisted if we do not regain compliance with the bid price requirement within any applicable grace period.

         If we are delisted from The Nasdaq SmallCap Market, our stock price could decline and the ability of our stockholders and of any potential or future investors to achieve liquidity from our common stock could be severely limited. This could inhibit, if not preclude, our ability to raise any needed additional working capital through equity offerings on acceptable terms.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BECOME MORE VOLATILE AFTER THE ASSET SALE.

         We estimate cash expenditures related to the asset sale to be approximately $3.02 million. Of this amount Bentley, has agreed to reimburse netGuru up to $250,000 for legal and financial expenses upon closing of the sale. Therefore, we anticipate the approximate net cost to us to be approximately $2.77 million. We anticipate the charges to be made up of approximately $1.5 million in taxes, approximately $535,000 in investment banking fees associated with the actual sale, approximately $317,000 to $697,000 in severance and termination benefits, approximately $150,000 in legal and accounting fees , approximately $88,000 in pre-payment penalty fees relating to the Laurus debt, and $50,000 of estimated other costs. Substantially all of these charges are expected to be incurred in our second and third quarters of fiscal 2006. Furthermore, we expect to operate at a loss after the asset sale is consummated. It should be recognized that the price of our stock may be severely depressed due to "going concern" issues. This may add to the volatility of our stock price. The price of netGuru stock could further decline due to the impact of any of the following factors:

         o        failure to meet sales goals or operating budget;

         o        decline in demand for our common stock;

         o revenues and operating results failing to meet expectations of securities analysts or investors in any quarter;

         o downward revisions in operating performance estimates or changes in general market conditions;

         o technological innovations by competitors or in competing technologies;

         o        investor perception of our industry or prospects; or

         o        general economic trends.

         Market fluctuations are often unrelated to operating performance and therefore are beyond our control.

PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma financial statements included in APPENDIX D give effect to the sale of our REI business and STAAD product lines to Bentley.

         The historical information was derived from our unaudited balance sheet as of June 30, 2005, our unaudited statement of operations for the three months ended June 30, 2005, and our audited statement of operations for the fiscal year ended March 31, 2005.

         The unaudited pro forma balance sheet as of June 30, 2005 gives effect to the disposal as if it had occurred on that date. The unaudited pro forma statements of operations for the three months ended June 30, 2005 and for the fiscal year ended March 31, 2005 assume that the disposal had occurred on the first day of the fiscal period then ended.

         The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this proxy statement. However, actual adjustments may differ materially from the


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

information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the pro forma financial statements and should be read in conjunction with our historical financial statements and related notes contained in our quarterly report on Form 10-QSB for the period ended June 30, 2005 and our annual report on Form 10-KSB for the fiscal year ended March 31, 2005. These pro forma condensed consolidated statements of operations do not include the anticipated $20.1 million gain on the disposition.

         The unaudited pro forma condensed consolidated financial information presented in APPENDIX D is for information purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of our future results of operations or financial position.

ACCOUNTING TREATMENT OF THE ASSET SALE

         If the asset purchase agreement and the asset sale are approved by our stockholders as described in this proxy statement, we will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon completion of the asset sale, we will recognize a financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets sold and the fair value of the indemnification liability retained.

REGULATORY APPROVALS REQUIRED TO COMPLETE THE ASSET SALE

         There are no material United States federal or state regulatory approvals required for completion of the asset sale other than the approval of the asset sale by our stockholders under the corporate law of the State of Delaware.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder ratification of this proposal. We anticipate that the shares covered by the voting agreements described above will be voted in favor of proposal 2. If stockholder approval of this proposal is not obtained, we will not be in a position to consummate the transactions contemplated by asset purchase agreement and we will have to pay to Bentley a $1 million break-up fee.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ASSET SALE DESCRIBED IN THIS PROPOSAL 2.


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

                                   PROPOSAL 3
             RATIFICATION OF CERTAIN ISSUANCES OF EQUITY SECURITIES
                            FOR COMPENSATORY PURPOSES

DESCRIPTION OF ISSUANCES

         From time to time, we have issued equity securities, including shares of common stock or warrants or options to purchase shares of common stock, as compensation for services rendered or to be rendered to us. Our common stock currently is quoted and trades on The Nasdaq SmallCap Market. Nasdaq Marketplace Rule 4350(i)(1)(A) generally requires that we obtain stockholder approval when we establish or materially amend a stock option or purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants. Also, Nasdaq Marketplace Rule 4310(c)(17)(A) requires that we file a Notification Form: Listing of Additional Shares prior to establishing or materially amending any such plan or arrangement.

         On September 8, 2005, we verbally notified Nasdaq that we intended to file a late Notification Form: Listing of Additional Shares and to seek required stockholder approval or ratification of issuances of equity securities that were made in the following private transactions that we believed were governed by Rule 4350(i)(1)(A):

         o In January 2004, we issued 10,000 shares of common stock with an aggregate fair market value of $13,000 to Garret Vreeland, a former director, for director services rendered.

         o In February 2005, we issued to the following persons immediately vested five-year non-qualified stock options to purchase shares of our common stock at a per share exercise price of $1.12 (the closing sale price of a share of netGuru's common stock on the day immediately preceding the date of grant) in consideration for software consulting services rendered. We also paid cash for their services.

                       Name                            Shares Underlying Options
                       ----                            -------------------------

                       Igor Aleksandrov........................       1,200
                       Vladimir Startsev.......................       1,800
                       Alexander Pavlyuk.......................         900
                       Sergey Kuznetsov........................         750
                       Alexey Kopylov..........................         660
                       Eugeny Panov............................         380
                       Arkadiy Ivanov..........................         300

         As of September 8, 2005, we entered into option agreement amendments with the software consultants named above. The amendments revised the option agreements so that the options would vest and become exercisable in full immediately following stockholder approval or ratification of the issuance of the options.

         As of September 8, 2005, we also entered into an agreement regarding equity compensation with Mr. Vreeland. The agreement provides that the shares issued to Mr. Vreeland as described above may not be transferred or voted and shall not be entitled to receive any dividends that may be declared by us unless and until such transfer, voting or receipt of dividends is permitted by and in compliance with all applicable laws, rules and regulations, including without limitation, the Nasdaq Marketplace Rules.


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

         On September 12, 2005, we submitted to Nasdaq a late Notification Form:
Listing of Additional Shares and additional supporting materials describing the actions we have taken or intend to take in order to regain compliance with Nasdaq Marketplace Rules 4350(i)(1)(A) and 4310(c)(17)(A). We are awaiting a formal response from Nasdaq but believe the actions taken or to be taken will be sufficient to remedy the deficiencies described above.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal will constitute stockholder ratification of the issuances of equity securities described above.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ISSUANCES OF EQUITY SECURITIES AS DESCRIBED IN THIS PROPOSAL.


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

                                   PROPOSAL 4
                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our audit committee and board of directors have appointed the independent accounting firm of Haskell & White LLP ("H&W") to audit our consolidated financial statements for the fiscal year ending March 31, 2006, and to conduct whatever audit functions are deemed necessary pursuant thereto. H&W audited our fiscal 2005 consolidated financial statements included in our 2005 annual report to stockholders. A representative of H&W is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

CHANGE IN INDEPENDENT AUDITORS

         On July 20, 2004, we notified KPMG LLP ("KPMG"), our then independent accountants, that we had engaged new certifying accountants, and terminated our relationship with KPMG.

         Also on July 20, 2004, we engaged H&W as our new certifying accountants. We had not consulted with H&W during the two most recent fiscal years and through July 20, 2004 regarding the application of accounting principles to a proposed or completed specified transaction or the type of audit opinion that might be rendered on our consolidated financial statements, where either a written report was provided or oral advice was provided that H&W concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

         The audit reports of KPMG on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's audit reports on the fiscal 2004 and 2003 consolidated financial statements made reference to the fact that we changed our method of accounting for goodwill and other intangible assets as required by Statement of Financial Accounting standards No. 142, "Goodwill and Other Intangible Assets" on April 1, 2002.

         Our decision to change accountants was approved by our audit committee and board of directors. In connection with the audits of the two fiscal years ended March 31, 2004, and during the subsequent interim period through July 20, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their report on the consolidated financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act. We provided KPMG with a copy of the disclosures we made in the required Form 8-K for July 20, 2004 and filed with that Form 8-K KPMG's letter to the Commission dated July 27, 2004 regarding these disclosures.


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

PRINCIPAL ACCOUNTING FIRM FEES

         The following table presents fees for professional audit services rendered by H&W for the fiscal year ended March 31, 2005 and by KPMG for the fiscal year ended March 31, 2004.

                                                       2005              2004
                                                     --------          --------
  Audit Fees (1)                                     $144,000          $235,000
  Audit-Related Fees (2)                                    -                 -
  Tax Fees (3)                                              -                 -
  All Other Fees (4)                                        -                 -
      Total                                          $144,000          $235,000
------------------------

(1) Audit Fees: Includes fees for professional services (including $25,000 in fees for H&W that were approved by the audit committee subsequent to the filing of our Form 10-KSB for fiscal 2005), for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB filings for the fiscal year indicated, and services that are normally provided in connection with statutory and regulatory filings or engagement, such as the filing of Form S-3 or Form S-8.

(2) Audit-Related Fees: H&W and KPMG did not provide any audit-related services.

(3) Tax Fees: H&W and KPMG did not provide any professional services with respect to tax compliance, such as preparation and filing of original and amended returns for us and our consolidated subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from "Audit-Related" items.

(4) All Other Fees: H&W and KPMG did not provide other permissible work for us that does not meet the above category descriptions.

PRE-APPROVAL POLICY

         Our audit committee is responsible for approving all Audit, Audit-Related, Tax and Other Services. The audit committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by our company after the beginning of the fiscal year are submitted to the audit committee chairman for pre-approval prior to engaging the independent auditor for such services. Such interim pre-approvals are reviewed with the full audit committee at its next meeting for ratification

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal will constitute stockholder ratification of the appointment. If stockholder approval of this proposal is not obtained, our audit committee and board of directors may reconsider our selection of H&W as our independent registered public accounting firm.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS DESCRIBED IN THIS PROPOSAL.


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

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should properly come before the annual meeting, it is the intention of each of the persons named in the proxy to vote such proxy in accordance with his judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of our annual report to the Commission on Form 10-KSB is being distributed to persons from whom the accompanying proxy is solicited. An additional copy of our annual report (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Investor Relations Department, netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda, California 92887, telephone (714) 974-2500. If exhibit copies are requested, a copying charge of $0.20 per page will be made. In addition, all of our public filings, including our annual report, can be found on the Commission's Internet site at http://www.sec.gov.


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

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our Secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

         Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

         To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our corporate headquarters not later than:

         o In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. However, if the date of the current year's meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the stockholder's notice to be timely it must be delivered to our Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

         o In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

         Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


                                            By Order of the Board of Directors

                                            Amrit K. Das
                                            Chief Executive Officer
Yorba Linda, California
September ___, 2005

APPENDIX A


                                                               EXECUTION VERSION





                            ASSET PURCHASE AGREEMENT


                                 by and between

                    BENTLEY SYSTEMS, INCORPORATED, as Buyer,

                                       and

                            NETGURU, INC., as Seller,

                                                 TABLE OF CONTENTS

                                                                                                              PAGE

SECTION 1.            ACQUISITION OF ASSETS, ASSUMPTION OF LIABILITIES...........................................1

         1.1      Purchase and Sale of Assets....................................................................1

         1.2      Nonassignability...............................................................................3

         1.3      Excluded Assets................................................................................3

         1.4      Assumed Liabilities............................................................................4

         1.5      Excluded Liabilities...........................................................................5

         1.6      Waiver of Bulk Sales Compliance................................................................6

SECTION 2.            PURCHASE PRICE AND PAYMENT.................................................................6

         2.1      Consideration; Closing Payment.................................................................6

         2.2      Accounts Receivable Guaranty and Assumed Liabilities...........................................7

         2.3      Tax Cooperation, Etc...........................................................................8

SECTION 3.            CLOSING....................................................................................9

         3.1      Time and Place of Closing......................................................................9

         3.2      Deliveries at the Closing by Seller............................................................9

         3.3      Deliveries at the Closing by Buyer.............................................................9

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF SELLER..................................................10

         4.1      Organization and Good Standing; Capitalization................................................10

         4.2      Power and Authorization.......................................................................10

         4.3      No Conflicts..................................................................................10

         4.4      Ownership of the Assets.......................................................................11

         4.5      Subsidiaries..................................................................................12

         4.6      Compliance with Laws..........................................................................12

         4.7      Litigation....................................................................................12

         4.8      SEC Reports and Financial Statements..........................................................12

         4.9      Accounts Payable..............................................................................13

         4.10     Software......................................................................................13

         4.11     Personal Property.............................................................................14

         4.12     List of Properties, Authorizations, Contracts, etc............................................15

         4.13     Contracts.....................................................................................15

         4.14     Intentionally Deleted.........................................................................16


                                                        -i-





                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         4.15     Intellectual Property.........................................................................16

         4.16     Customers and Suppliers.......................................................................17

         4.17     Taxes.........................................................................................18

         4.18     Employee Benefits.............................................................................18

         4.19     Employees.....................................................................................19

         4.20     Environmental Matters.........................................................................19

         4.21     Affiliate Agreements..........................................................................20

         4.22     Absence of Certain Changes and Events.........................................................20

         4.23     Books and Records.............................................................................21

         4.24     Brokers.......................................................................................21

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF BUYER...................................................21

         5.1      Organization and Good Standing................................................................21

         5.2      Power and Authorization.......................................................................21

         5.3      No Conflicts..................................................................................22

         5.4      Brokers.......................................................................................22

SECTION 6.            CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................................22

         6.1      Representations and Warranties................................................................22

         6.2      Performance of Covenants......................................................................22

         6.3      Receipt of Authorizations; Stockholder Approval...............................................22

         6.4      Deliveries....................................................................................23

         6.5      No Restraint..................................................................................24

         6.6      Legal Matters.................................................................................24

         6.7      Employee Matters..............................................................................24

         6.8      Legal Opinion.................................................................................24

         6.9      Releases of Liens.............................................................................24

         6.10     No Material Adverse Change....................................................................24

SECTION 7.            CERTAIN CONDITIONS PRECEDENT TO SELLER'S AND STOCKHOLDERS' OBLIGATIONS....................24

         7.1      Representations and Warranties................................................................24

         7.2      Performance of Covenants......................................................................24

         7.3      Legal Matters.................................................................................24

         7.4      Agreements....................................................................................25


                                                       -ii-





                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         7.5      Stockholder Approval..........................................................................25

SECTION 8.            ADDITIONAL AND POST-CLOSING COVENANTS OF THE PARTIES; CERTAIN OTHER MATTERS...............25

         8.1      Transition of Accounts; Remittance of Payments; Right to Offset...............................25

         8.2      Provisions Relating to Employees..............................................................26

         8.3      Confidentiality; Noncompetition; Inventions...................................................27

         8.4      Stockholders' Meeting.........................................................................30

         8.5      Voting Agreements.............................................................................30

         8.6      Other Potential Bidders.......................................................................30

         8.7      Proxy Statement...............................................................................31

         8.8      Transition Matters............................................................................31

         8.9      Operation of Business.........................................................................31

SECTION 9.            INDEMNIFICATION...........................................................................31

         9.1      Indemnification by Seller.....................................................................32

         9.2      Indemnification by Buyer......................................................................32

         9.3      Inter-Party Claims............................................................................32

         9.4      Third Party Claims............................................................................33

         9.5      Limitations and Requirements..................................................................33

SECTION 10.           TERMINATION OF AGREEMENT..................................................................34

         10.1     Termination Events............................................................................34

         10.2     Termination Procedures........................................................................35

         10.3     Effect of Termination.........................................................................36

         10.4     Termination Fees; Break Up Fee................................................................36

         10.5     Non-exclusivity of Termination Rights.........................................................36

SECTION 11.           DEFINITIONS...............................................................................37

SECTION 12.           MISCELLANEOUS.............................................................................38

         12.1     Update of Exhibits............................................................................38

         12.2     Construction..................................................................................39

         12.3     Survival of Representations and Warranties....................................................39

         12.4     Further Assurances............................................................................39

         12.5     Costs and Expenses............................................................................40


                                                       -iii-





                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         12.6     Costs of Enforcement..........................................................................40

         12.7     Notices.......................................................................................40

         12.8     Assignment and Benefit........................................................................41

         12.9     Amendment, Modification and Waiver............................................................41

         12.10    Governing Law.................................................................................42

         12.11    Jurisdiction..................................................................................42

         12.12    Section Headings and Defined Terms............................................................42

         12.13    Severability..................................................................................42

         12.14    Counterparts..................................................................................42

         12.15    Entire Agreement..............................................................................42


                                                       -iv-

                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT) is dated as of August 19, 2005 by and between Bentley Systems, Incorporated, a Delaware corporation ("BUYER"), netGuru, Inc., a Delaware corporation ("Seller").

                                   BACKGROUND

                  Seller is engaged in the business of (i) developing, marketing, distributing and licensing structural, civil and piping engineering software products and services (and the performance of maintenance and other services associated with such products) used in the worldwide architecture, engineering and construction markets as such business is conducted by Seller's REI division (collectively, the "BUSINESS"); and (ii) providing information technology staffing and services to multiple industries including but not limited to engineering, architectural, biotech, and financial services,
(iii)engineering business process outsourcing such as architectural, GIS, steel detailing and estimating services, and other related consulting services (iv) the Web4 division's collaborative software business and (v) other activities including movie, digital media and animation production and distribution, and travel and telephony services (clauses (ii) thru (v) collectively, the "RETAINED BUSINESS"). The operations by Seller of the Business and the Retained Business prior to the completion of the transactions contemplated herein are collectively referred to in this Agreement as the "SELLER'S BUSINESS".

                  The parties hereto desire to provide for the acquisition by Buyer of substantially all of the assets of the business and properties of Seller related to the Business, all on the terms and conditions set forth in this Agreement (the "ASSET SALE").

                  Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given to them in Section 11.

                  NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, Seller and Buyer, intending to be legally bound, hereby agree as follows:

         SECTION 1. ACQUISITION OF ASSETS, ASSUMPTION OF LIABILITIES

                  1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of, and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth in this Agreement, at the Closing (as defined in Section 3.1), Seller shall, and shall cause each of its subsidiaries holding any of the Purchased Assets (as defined below) to, sell, assign, transfer and convey to Buyer, free and clear of any and all Liens, and Buyer shall purchase from Seller and each of its subsidiaries, all of Seller's and such subsidiaries' right, title and interest in and to all assets, properties, goodwill, rights and claims of every kind and description, personal and mixed, tangible and intangible, known and unknown, actual and contingent and wherever situated, that are owned, leased, licensed, held or used by Seller or such subsidiaries in the Business (excluding only the Excluded Assets), including, without limitation, each and all of the following (the "PURCHASED ASSETS"):

                           (a) (i) all inventions (whether patentable or
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications, and patent disclosures thereof, together with all reissuances, divisional, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and product name, (including the rights to use the names "STAAD", "STAAD.Pro" (R), "STAAD.ETC" and "STAAD.FOUNDATION"), and other indications of origin, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith in any jurisdiction; (iii) all copyrightable works, all copyrights and works of authorship (whether copyrightable or not), and all applications, registrations, and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith in any jurisdiction; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, secret processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible); (vi) all Software, including any licenses related thereto; (vii) all databases; (viii) all other proprietary rights; (ix) all copies and tangible embodiments of any of the foregoing (in whatever form or medium); (x) all licenses relating to the foregoing; and (xi) all causes of action relating to the foregoing; and (xii) including specifically, all Owned Software (as defined in Section 4.10) and all rights in subclauses (i) through
(xi) to the extent they relate to the Owned Software (the items referred to in this subsection (a) are collectively referred to in this Agreement as "INTELLECTUAL PROPERTY");

                           (b) all advances by Seller to suppliers, all prepaid
expenses made by Seller, and all deposits and other receivables by Seller with third parties other than those that are listed on or otherwise described on
EXHIBIT 1.1(B) (such exhibit to be updated and amended as may be required at Closing);

                           (c) all inventory (including raw materials, work in
process and finished goods);

                           (d) all vehicles, furniture, equipment, computers and
peripherals, supplies, packaging, office materials, machinery, tools, parts, trade fixtures and other articles of personal property wherever located and including all items of tangible personal property listed on EXHIBIT 1.1(D) by the location of such assets;

                           (e) all rights in, to and under each purchase order,
sales agreement, maintenance agreement, equipment lease, distribution agreement, licensing agreement, franchise, bond, note, mortgage, indenture, guaranty, release, instrument, contract, agreement, commitment and arrangement (in every case, oral or written) (each a "CONTRACT," and collectively, "CONTRACTS") to which Seller is a party and that relates to the Business;

                           (f) all leases for real property listed on EXHIBIT
1.1(F) hereto to which Seller is a party and that relate to the Business (it being understood that each such lease shall be deemed to be within the meaning of the term "Contract" for the purposes of this Agreement);

                           (g) all Authorizations (as defined in Section 4.6(b))
that relate to the Business;

                           (h) all books and records relating to the Business
(other than Excluded Assets) (including such books and records as are contained in computerized storage media), including, without limitation, all inventory, purchasing, accounting, sales, export, import, manufacturing, banking and shipping records, all personnel records of Continued Employees (as defined in Section 8.2(a))(to the extent such records may lawfully be disclosed) and all customer and supplier lists, files, records, literature and correspondence and all advertising, marketing and public relations materials;

                           (i) all unperformed commitments or obligations owing
to Seller that pertain to the Business or any of the Purchased Assets or Assumed Liabilities (as defined in Section 1.4(c)), and all other rights, claims and causes of action of Seller that pertain to any of the Purchased Assets, Assumed Liabilities or otherwise to the Business;

                           (j) all other tangible and intangible assets
(including all causes of action, claims (including claims for past infringement) rights of action, contract rights and warranty and product liability claims against third parties), that are used in or necessary to the operation of the Business;

                           (k) all of the goodwill associated with the Business
as a going concern; and

                           (l) all accounts and notes receivable of Seller
relating to the Business.

                  1.2 NONASSIGNABILITY. Notwithstanding anything in this Agreement to the contrary, if Seller cannot obtain by the Closing the consent, approval or waiver of a third party that is required to transfer any Contract or Authorization included in the Purchased Assets or that is required to transfer Seller's right, title and interest in any Intellectual Property included in the Purchased Assets, Buyer may, in its sole discretion, waive the requirement for such consent, approval or waiver as a condition to the Closing and Seller shall cooperate with Buyer in any arrangement designed by Buyer to provide for Buyer the benefits under any such Contract, Authorization or Intellectual Property as if such Contract, Authorization or Intellectual Property had been duly assigned to Buyer, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party thereto, and provide to Seller the same material benefits as if Seller's liabilities and obligations under any such Contract, Authorization or Intellectual Property had been duly assumed by Buyer as an Assumed Liability hereunder.

                  1.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the following specified rights, properties, claims and assets shall not be included in the Purchased Assets (collectively the "EXCLUDED ASSETS"):

                           (a) cash and cash equivalents;

                           (b) rights that accrue or will accrue to Seller under
this Agreement or the Transaction Documents, including the consideration to be delivered to Seller;

                           (c) Seller's corporate seals, minute books, stock
books, financial records and tax returns;

                           (d) any claims and rights against third parties
(including, without limitation, insurance carriers), to the extent they relate to Excluded Liabilities (as defined in Section 1.5) or Excluded Assets and listed on EXHIBIT 1.3(D);

                           (e) all tangible and intangible assets that are used
by the Retained Business and listed on EXHIBIT 1.3(E);

                           (f) all real property owned or leased by Seller,
including all structures and improvements thereon and all interests therein other than the leases listed on EXHIBIT 1.1(F);

                           (g) any claims for refunds of Taxes (as defined in
Section 4.17(b)) on behalf of Seller;

                           (h) Any other rights, properties, claims or assets
specifically designated as "Excluded Assets" on EXHIBIT 1.3(H); and

                           (i) All Contracts other than the Contracts assumed or
to be assumed by Buyer pursuant to this Agreement, and all rights with respect thereto; all Authorizations other than the Authorizations relating to the Business, and all rights with respect thereto; and all books and records, all unperformed commitments or obligations owing to Seller, and all other intangible assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) related to any of the Excluded Assets or Excluded Liabilities.

                  1.4 ASSUMED LIABILITIES. Subject to the terms and conditions of, and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, perform, and discharge:

                           (a) any trade account payable relating to the
Business (other than a trade account payable to any Seller Affiliate) which remains unpaid at and is not delinquent as of the Closing (the "ASSUMED TRADE PAYABLES");

                           (b) the liabilities and obligations to be performed
or discharged after Closing pursuant to the Contracts included in the Purchased Assets (other than any liability or obligation for breach or default that occurred prior to the Closing or to pay money that accrued prior to Closing unless it is an Assumed Trade Payable) and listed on EXHIBIT 1.4(B) or entered into after the date hereof and being in the ordinary course, pursuant to the written provisions of such Contracts the "ASSUMED CONTRACTS LIABILITIES"); and

                           (c) the liabilities and obligations related to
accrued but unpaid vacation, sick leave, severance and other benefits assumed by Buyer from Seller, with respect to Continued Employees employed by Buyer, in the amounts set forth on EXHIBIT 1.4(C) or incurred in the ordinary course of business after the date hereof (the "ASSUMED EMPLOYEE BENEFITS" and together with the Assumed Trade Payables and the Assumed Contract Liabilities, the "ASSUMED LIABILITIES").

                  1.5 EXCLUDED LIABILITIES. EXCEPT FOR THE ASSUMED LIABILITIES, BUYER SHALL NOT ASSUME, OR IN ANY WAY BE LIABLE OR RESPONSIBLE FOR, ANY LIABILITIES, OBLIGATIONS OR DEBTS OF SELLER OF ANY TYPE OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE (COLLECTIVELY, "EXCLUDED LIABILITIES"), INCLUDING, WITHOUT LIMITATION, THE LIABILITIES LISTED BELOW, WHICH ARE BASED ON ACTS OR OMISSIONS OF SELLER OCCURRING ON, BEFORE OR AFTER THE CLOSING. SELLER AGREES TO RETAIN AND PAY OR DISCHARGE WHEN DUE ALL OF THE EXCLUDED LIABILITIES.

                  The Excluded Liabilities shall include all liabilities of Seller other than the Assumed Liabilities, and shall include, without limitation, the following:

                           (a) all liabilities relating to or arising out of the
Retained Business;

                           (b) any liability or obligation of Seller existing as
a result of any act, failure to act or other state of facts or occurrence that constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement;

                           (c) any product liability claim of any nature in
respect of products of the Seller's Business manufactured and sold or licensed by or for Seller prior to the Closing Date (as defined in Section 3.1);

                           (d) all of Seller's liabilities for Taxes that have
been or may be incurred as a result of Seller's operation of the Seller's Business or ownership of the Purchased Assets before the Closing Date, including without limitation (i) any such Taxes imposed on Seller in connection with the transfer of the Purchased Assets pursuant to this Agreement, and (ii) any liability for deferred Taxes of any nature;

                           (e) any liability or obligation relating to or
arising out of any violations of any Laws prior to the Closing Date;

                           (f) any liability or obligation of Seller relating to
or arising out of any infringement, misuse or other violation of the intellectual property rights of third parties incurred as a result of Seller's operation of the Seller's Business or ownership of the Purchased Assets before the Closing Date, including without limitation any intellectual property claims relating to the Intellectual Property arising before the Closing Date;

                           (g) any liability or obligation arising under any
Contract that (i) is not transferred to Buyer as part of the Purchased Assets or
(ii) relates to any breach or default (or an event that might, with the passing of time or the giving of notice or both, constitute a default) under any Contract or to any goods or services provided or to be provided by Seller under any such Contract arising out of or relating to periods prior to the Closing Date;

                           (h) any liabilities or obligations of Seller to
indemnify its officers, directors, employees or agents;

                           (i) any liabilities or obligations of the Seller's
Business to any of Seller's Affiliates;

                           (j) except for the Assumed Employee Benefits, any
liabilities relating to pension or retirement benefits (including any 401(k) plan) and health care or other employee benefits or employee stock option or other incentive plans for employees, former employees, directors, consultants or independent contractors;

                           (k) except for the Assumed Employee Benefits, any
liability or obligation under any employment, severance, retention, termination or similar agreement with any current or former employee of Seller or any of its Affiliates;

                           (l) any obligation or liability arising out of or
related to any employee grievances commenced or relating to periods prior to the Closing Date whether or not the affected employees become employees of Buyer;

                           (m) any obligation or liability of Seller to
distribute to its stockholders or otherwise to apply all or any part of the consideration received hereunder;

                           (n) any obligation or liability of Seller arising out
of existing claims or litigation whether or not set forth in the Disclosure Schedule, or any other claims or litigation arising out of, or relating to, an occurrence or event happening before the Closing Date;

                           (o) any obligation or liability of Seller based upon
or relating to acts or omissions of Seller occurring after the Closing Date; and

                           (p) any other liability or obligation of Seller
including any liability directly or indirectly arising out of or relating to the operation of the Seller's Business or ownership of the Purchased Assets prior to the Closing Date whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise, except for the Assumed Liabilities.

                  1.6 WAIVER OF BULK SALES COMPLIANCE. The parties hereby waive compliance with the bulk transfer or bulk sales provisions of the applicable state Uniform Commercial Code provisions or any other similar Law, if any; provided, however, that such waiver shall not constitute a limitation of the rights of Buyer.


                     SECTION 2. PURCHASE PRICE AND PAYMENT.

                  2.1 CONSIDERATION; CLOSING PAYMENT. The aggregate consideration paid by Buyer to Seller for the Purchased Assets (the "PURCHASE PRICE") shall be $23,500,000. Buyer shall pay the Purchase Price, plus the reimbursement of expenses as set forth in Section 12.5, by wire transfer of immediately available funds pursuant to instructions previously given in writing by Seller to Buyer at the Closing (the "CLOSING PAYMENT").

                  2.2 ACCOUNTS RECEIVABLE GUARANTY AND ASSUMED LIABILITIES. At and as of the Closing, Seller shall estimate and deliver to Buyer a statement of the amount of the Assigned Current Assets (as defined herein) and the Assumed Current Liabilities (as defined herein), all in accordance with generally accepted accounting principles, consistently applied (the "ADJUSTMENT STATEMENT"). The statement shall show all Assigned AR (as defined herein) by account, related invoice, location for payment and aging. Buyer shall retain all amounts received as payments for Assigned AR until the later of six months after the Closing or such time that the aggregate amounts received by Buyer as Assigned Current Assets (either as Prepaid Assets assigned to Buyer at the Closing or as Assigned AR for which payments have been received) equals the aggregate amount of the Assumed Current Liabilities (such later date, the "AR PAYOFF"). At the date of the AR Payoff, Buyer will pay to Seller the amount of the difference, if any, between the Assigned Current Assets and the Assumed Current Liabilities and thereafter shall remit to Seller additional collections of Assigned AR received by Buyer after the AR Payoff as provided by Section 8.1 of this Agreement. If AR Payoff has not occurred prior to the date six months following the Closing, Seller shall pay to Buyer an amount equal to the difference between the aggregate Assumed Current Liabilities and the aggregate amounts received by Buyer as Assigned Current Assets (either as Prepaid Assets assigned to Buyer at the Closing or as Assigned AR for which payments have been received) as of such day six months from the Closing, and such payment to Buyer shall be considered Assigned Current Assets for purposes of achieving AR Payoff. The "ASSIGNED CURRENT ASSETS" shall mean the sum of (i) the total amount of the accounts receivables included in the Purchased Assets (the "ASSIGNED AR") plus
(ii) the total amount of the prepaid assets, as finally determined pursuant to
Section 2.2(a) or (b), as applicable, included in the Purchased Assets (the "PREPAID ASSETS"). The "ASSUMED CURRENT LIABILITIES" shall mean, as finally determined pursuant to Section 2.2(a) or (b), as applicable, the sum of the Assumed Liabilities that would be properly reflected in the liability section on the face of a balance sheet prepared in accordance with GAAP, consistently applied, such as accounts payable, accrued liabilities, accrued expenses and deferred revenue.

                           (a) POST CLOSING STATEMENT. Ninety days after the
Closing Date, Buyer shall prepare a true up certification as to any increases or decreases that may be required to the Prepaid Assets and the Assumed Current Liabilities based upon the actual amount of the Assumed Current Liabilities and Prepaid Assets as of the Closing (the "POST CLOSING STATEMENT"). Following receipt of the Post Closing Statement, Seller shall be afforded a period of thirty days to review the Post Closing Statement. At or before the end of the thirty day review period, Seller shall either (i) accept the Post Closing Statement in its entirety or (ii) deliver to Buyer a written notice setting forth a detailed explanation of those items in the Post Closing Statement that Seller disputes (a "NOTICE OF DISPUTE"). If Seller does not deliver a Notice of Dispute to Buyer within the thirty day review period, Seller shall be deemed to have accepted the Post Closing Statement in its entirety. If Seller delivers a Notice of Dispute in which some, but not all, of the items in the Post Closing Statement are disputed, Seller shall be deemed to have accepted all of the items not disputed.

                           (b) DISPUTE. During the thirty day period after
delivery of a Notice of Dispute, Buyer and Seller shall attempt to resolve in good faith any disputed items. If they are unable to do so, either party may refer the remaining disputed items to a firm of independent accountants that is either nationally recognized or regionally recognized in Southern California and that is mutually agreeable to Buyer and Seller (the "INDEPENDENT PUBLIC

ACCOUNTANTS") for resolution. Any such resolution shall be made in accordance with GAAP. The Independent Public Accountants' review and determination shall be limited, and the parties shall instruct the Independent Public Accountants to limit their review and determination, to only the items in dispute, and the Independent Public Accountant shall be authorized to choose one of the party's positions based solely upon the presentation by Buyer and Seller or determine that the disputed items are between such positions. The parties shall provide their full cooperation to the Independent Public Accountants. If neither party refers the disputed items to the Independent Public Accountants within thirty days after the expiration of the thirty day period following the delivery of a Notice of Dispute, each party shall be deemed to have accepted the Post Closing Statement in its entirety. The fees, costs and expenses of the Independent Public Accountants shall be apportioned between the parties based on the relative difference between the Independent Public Accountants' resolution of such disputed items and the respective positions of the parties, with the party whose position is different by the greater amount from that of the Independent Public Accountants being apportioned a relatively greater amount of said fees, costs and expenses. The determination of the disputed items by the Independent Public Accountants shall be final and binding on the parties.

                           (c) ACCESS. For purposes of complying with the terms
set forth in this Section 2.2, each party shall reasonably cooperate with and make available to the other parties and their respective representatives, and to the Independent Public Accountants, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Post Closing Statement and the resolution of any disputes thereunder.

                           (d) RESERVE ACCOUNT. Immediately upon receipt of the
Closing Payment, Seller shall deposit an amount equal to the amount that the Assigned Current Assets (as set forth on the Adjustment Statement) minus the Assumed Current Liabilities (as set forth on the Adjustment Statement) is less than $1,000,000, if any, to a segregated and unique reserve account to be held by Seller for a period of six months and one day after the Closing Date and such amounts shall be used solely to satisfy the obligations of Seller to Buyer arising from this Section 2.2 and Seller's indemnification and other obligations under this Agreement to the extent that Seller has any such obligations. Seller acknowledges that the intent of this provision is to reserve a portion of Seller's proceeds from this transaction, and to withhold such amount from any distribution to its stockholders if necessary, to ensure that Seller has the funds required to satisfy any obligations that may arise from this Agreement after the Closing Date. Seller shall be free to transfer, withdraw or expend any amounts remaining in such account at the conclusion of the six months and one day period provided that prior to such date (i) Seller has satisfied all of its obligations to Buyer and (ii) Buyer has not provided Seller written notice regarding any outstanding obligations of Seller

                  2.3 TAX COOPERATION, ETC..

                           (a) Following the Closing, Buyer and Seller shall
furnish, or cause to be furnished, to each other, upon request, as promptly as reasonably practicable, such information and assistance relating to Seller, Buyer, the Purchased Assets and the conduct of Business as is reasonably necessary for the preparation and filing of all tax returns, the making of any election related to Taxes, the preparation for and conduct of any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any tax return. Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer, and any recording or filing fees with respect thereto, shall be the responsibility of Seller.

                           (b) For purposes of complying with the requirements
of Section 1060 of the Code, the Purchase Price (taking into account transaction costs paid by the respective parties) shall be allocated in accordance with the fair market value of the Purchased Assets as provided in the consideration allocation schedule attached as EXHIBIT 2.3(B). Each of Buyer and Seller agrees to prepare its federal, state and foreign income tax returns for all current and future tax reporting periods and file Forms 8594 (and corresponding state forms) with respect to the transfer of the Purchased Assets to Buyer in a manner consistent with such allocation; provided, however, that if, in any audit of any tax return of a party, the fair market values are finally determined to be different from those shown on such allocation schedule, the parties may (but shall not be obligated to) take any position or action consistent with the fair market values as finally determined. If any state, federal or foreign taxing authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice of such challenge, and the parties shall cooperate in good faith in responding to it in order to preserve the effectiveness of the allocation.

                           (c) Following the Closing, Buyer and Seller shall
each provide the other and its agents and representatives reasonable access, for the purposes relating to such parties tax obligations, to any books and records included within the Purchased Assets.


                              SECTION 3. CLOSING.

                  3.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Purchased Assets (the "CLOSING") pursuant to this Agreement shall take place commencing at 10:00 A.M., at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626 on the third business day following the satisfaction (or, to the extent permitted by law, waiver) of each of the conditions set forth in Sections 6 and 7 of this Agreement or at such other date, time or place as may be agreed to by Buyer and Seller (the "CLOSING DATE"). The Closing shall be effective as of the opening of business on the Closing Date for all purposes.

                  3.2 DELIVERIES AT THE CLOSING BY SELLER. At the Closing, in addition to the other actions contemplated elsewhere in this Agreement, Seller shall deliver to Buyer all of the agreements and items referred to in Section 6, and such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  3.3 DELIVERIES AT THE CLOSING BY BUYER. At the Closing, Buyer shall deliver, or shall cause to be delivered, to Seller the Closing Payment and all of the agreements and items referred to in Section 7.

              SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows, except as set forth in the Disclosure Schedule delivered to Buyer with this Agreement (the "DISCLOSURE SCHEDULE"). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4; provided, however, that any information disclosed in the Disclosure Schedule under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under this Agreement where the disclosure would reasonably be apparent on its face based on the disclosure set forth therein. Nothing in the Disclosure
Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant. Inclusion of any item in the Disclosure Schedule does not (1) represent a determination that the item is material or establish a standard of materiality, (2) represent a determination that the item did not arise in the ordinary course of business, (3) represent a determination that the transactions contemplated by this Agreement require the consent of third parties except for any consents set forth in the Disclosure Schedule, or (4) constitute an admission to any third party concerning the item. The Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon request.

                  4.1 ORGANIZATION AND GOOD STANDING; CAPITALIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller has all necessary corporate power and authority to carry on the Business as presently conducted, to own and lease the Purchased Assets and to perform all its obligations relating to the Business. Seller is not required under any applicable Law to be qualified to do business as a foreign corporation in any jurisdiction by virtue of conducting the Business other than jurisdictions in which the failure to so qualify could not reasonably be expected to have a material adverse effect on Seller's business, operations, or financial condition or on the Purchased Assets (a "MATERIAL ADVERSE EFFECT"). The number of shares of voting stock issued and outstanding as of the date hereof is set forth in the Disclosure Schedule. The total number of shares of voting stock that may be issued upon the conversion of the convertible promissory notes held by Laurus Master Fund Ltd as of the date hereof is set forth in the Disclosure Schedule.

                  4.2 POWER AND AUTHORIZATION. Seller has all requisite right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "SELLER TRANSACTION DOCUMENTS") required to be delivered by it prior to or at the Closing. This Agreement has been duly and validly executed and delivered by Seller and, assuming due and valid execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller.

                  4.3 NO CONFLICTS.

                           (a) The execution, delivery and performance of this
Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice or both) directly or indirectly:

                                    (i) violate or conflict with the certificate
of incorporation or bylaws of Seller, or any Laws binding upon Seller or by or to which any of the Purchased Assets is bound or subject other than a violation or conflict of Laws that could not reasonably be expected to have a Material Adverse Effect;

                                    (ii) violate or conflict with, result in a
breach or termination of, or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which Seller is a party or by which it or any of the Purchased Assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to Seller or any of the Purchased Assets other than any of the foregoing that could not reasonably be expected to have a Material Adverse Effect; or

                                    (iii) result in, require, or permit the
creation or imposition of, any Lien upon or with respect to any of the Purchased Assets.

                           (b) The Disclosure Schedule describes each consent,
waiver or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other Person required to be given or made by Seller in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. Except as set forth in the Disclosure Schedule, all such consents, approvals, registrations, notifications, filings and declarations have been obtained or made or will be obtained or made prior to the Closing by Seller. There are no such consents, approvals, registrations, notifications, filings and declarations that have been obtained or made or will be obtained or made that have or will involve the payment of a premium or penalty by, or loss of benefit to, Seller (or any purchaser from Seller) in respect of the Purchased Assets.

                           (c) There are no judicial, administrative or other
governmental actions, proceedings or investigations pending or, to Seller's Knowledge, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or that, if adversely determined, could reasonably be expected to have an adverse effect upon the ability of Seller to enter into or perform its obligations under this Agreement or any such other agreements or instruments. Seller has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

                  4.4 OWNERSHIP OF THE ASSETS. Seller owns and has good and valid title to each and all of the Purchased Assets, free and clear of any Lien. There are no agreements affecting the right of Seller to convey the Purchased Assets to Buyer or any other right of Seller with respect to the Purchased Assets, and Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Purchased Assets owned by it to Buyer free and clear of any Lien. Upon execution and delivery to Buyer of the Bill of Sale, General Assignment and Assumption Agreement (as defined in Section 6.4(a)) and the other documents contemplated hereby, Buyer will acquire good and valid title to the Purchased Assets, free and clear of any Lien (other than any Lien that may be created by Buyer).

                  4.5 SUBSIDIARIES. The Disclosure Schedule provides a list of each of the subsidiaries, whether wholly or partly owned by Seller, through which the Business is conducted and accurately describes Seller's interest in such subsidiaries. Seller has not conducted the Business under any name (i.e. "trading" or "doing business as") other than its proper corporate name as reflected in this Agreement.

                  4.6 COMPLIANCE WITH LAWS.

                           (a) Seller is, and since April 1, 2004 has been, in
compliance with all applicable Laws relating to its operation of the Business or its ownership of the Purchased Assets except those for which the failure to comply could not reasonably be expected to have a Material Adverse Effect and Seller has no basis to expect, and has not received any notice, order or other communication from any governmental agency or instrumentality of any alleged, actual, or potential violation of or failure to comply with any Law, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                           (b) All federal, foreign, state, local and other
governmental consents, licenses, permits, franchises, approvals, notifications, numbers, identifiers, grants and other authorizations issued by Authorities, (collectively, "AUTHORIZATIONS" required for the operation of the Seller's Business as currently conducted have been obtained by Seller and are in full force and effect without any default or violation thereunder by Seller or by any other party thereto, other than any of the foregoing that if not obtained could not reasonably be expected to have a Material Adverse Effect, and Seller has not received any notice of any claim or charge that Seller is or has been in violation of or in default under any such Authorization. No proceeding is pending or, to the Knowledge of Seller, threatened by any Person to revoke or deny the renewal of any Authorization of Seller. Since April 1, 2004, Seller has not been notified that any such Authorization may not in the ordinary course of business be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Authorization may not be granted or renewed. No Authorization expires or must be renewed within 90 days after the Closing Date.

                  4.7 LITIGATION. There are no, and since April 1, 2002 there have not been any claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Business, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind, that had or could reasonably be expected to have a Material Adverse Effect on the Business; and no pending claim, action, suit, proceeding or investigation, if determined adversely, could reasonably be expected to either individually or in the aggregate have a Material Adverse Effect on the Business. To the Knowledge of Seller, (i) no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and (ii) there are no facts that could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation. There are no unsatisfied judgments, penalties or awards against or adversely affecting Seller or any of the Purchased Assets.

                  4.8 SEC REPORTS AND FINANCIAL STATEMENTS.

                           (a) The forms, reports, statements and other
documents required to be filed by Seller with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") since March 31, 2005, (collectively, as amended to date, referred to herein as the "SEC Reports") to the extent they relate to the Business did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) The financial statements, to include the balance
sheets and income statements (including, in each case, any related notes thereto) relating to the Business as an independent segment (labeled as the "REI" division) for the fiscal year ended March 31, 2005 and the quarter ended June 30, 2005 included in the Disclosure Schedule and the financial statements contained in the SEC Reports to the extent that such financial statements (including, in each case, any related notes thereto) relate to the Business (the "FINANCIAL STATEMENTS"), (i) have been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles, (B) with respect to SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present in all material respects the consolidated financial position of Seller and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Seller and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

                           (c) Seller maintains a system of internal accounting
controls with respect to the Business sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.9 ACCOUNTS PAYABLE. The Disclosure Schedule contains a correct and complete aging of all accounts payable and accrued liabilities relating to or arising from the Business as of June 30, 2005. Seller has paid all accounts payable related to the Business in accordance with their terms, other than accounts payable of the Business that Seller is disputing in good faith and that are specifically identified in the Disclosure Schedule as disputed.

                  4.10 SOFTWARE.

                           (a) The Disclosure Schedule sets forth a true,
complete and correct list of all items of Software (other than commercially available off the shelf licensed software) (i) that are owned by Seller, (ii) that are necessary to the conduct of the Business as presently conducted and
(iii) that comprise a part of the Purchased Assets (the "OWNED SOFTWARE"). The Owned Software shall include without limitation all earlier or predecessor versions of any of such Software (whether or not released, distributed or unsettled) if and to the extent that such can be identified.

                           (b) The Disclosure Schedule sets forth a true,
complete and correct list of all items of Software (other than commercially available off the shelf licensed software) (i) that are not owned by Seller but in that Seller has a right or rights (by license or otherwise), (ii) that are necessary to the conduct of the Business as presently conducted and (iii) that also comprise a part of the Purchased Assets (the "NON-OWNED SOFTWARE").

                           (c) The Owned Software and the Non-Owned Software,
together, constitute all Software necessary for the conduct of the Business as presently conducted. All Owned Software and, to Seller's Knowledge, all Non-Owned Software, that is currently licensed or supported by Seller is free from material defects in programming and operation and performs substantially in accordance with relevant help files and published user manuals therefore and in accordance with any written warranties made by Seller to the licensees thereof to the extent that such warranties remain in effect. With respect to all Owned Software, Seller maintains machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Seller; and such software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems.

                           (d) To Seller's Knowledge, no Software comprising a
part of the Purchased Assets contains any coded instructions, anti-circumvention measures, routine, or other means that causes the Software, other software, or the computer system on which the Software is installed to perform an unauthorized function, operate in an unauthorized manner, disable, erase, or otherwise harm software, hardware or data.

                  4.11 PERSONAL PROPERTY. The Disclosure Schedule contains a true and correct list of each facility or location of Seller that includes or contains Purchased Assets, the address of such facility or location, a list and description of the Purchased Assets located at such facility or location and a description of the type and terms of the leasehold or property interest held by Seller relating to such facility or location. All of the tangible personal property (that for purposes of clarification, shall not include any Intellectual Property or Software) included in the Purchased Assets and all tangible personal property (that for purposes of clarification, shall not include any Intellectual Property or Software) leased by Seller and used in the Business are in the possession of and under the control of Seller and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of the Business as it is presently conducted. No such tangible personal property is owned or leased by any Person other than Seller. All such tangible personal property of Seller is located at properties that are owned or leased by Seller (the "PREMISES").

                  4.12 LIST OF PROPERTIES, AUTHORIZATIONS, CONTRACTS, ETC. The Disclosure Schedule lists or adequately describes the following for each of Seller and its subsidiaries and in each case with sufficient specificity to identify the applicable entity and location:

                           (a) Each item of tangible personal property of Seller
used in the Business with a book value in excess of $25,000 in respect of any item and the location thereof;

                           (b) Each item of tangible personal property leased to
or by Seller and used in the Business under an agreement providing for annualized payments of more than $25,000, together with the location of such asset, the identities of the lessor and lessee, the annual rental and unexpired term of the lease;

                           (c) Each Authorization (including, without
limitation, each license or permit required for the operation of the Business);

                           (d) Each patent or patent application, copyright
registration, trademark or service mark registration or application for registration in the Owned Software and Non-Owned Software owned, leased, used or held by, granted to or licensed by Seller as either licensor or licensee and used in the Business, together with all other interests therein or in the Owned Software and Non-Owned Software granted by Seller to any other Person that are still in effect and all agreements that are still in effect with respect to any of the foregoing to which Seller is a party (including secrecy and non-disclosure agreements with current or former employees, consultants or contractors);

                           (e) Each Contract (i) by which the Purchased Assets
are bound and that is material to Seller, (ii) which imposes material obligations or restrictions on Seller's ability to operate the Business or any of the Purchased Assets; (iii) pursuant to which Seller is to provide support and/or services to third parties; (iv) that contemplates or involves the performance of services having a value in excess of $50,000; (v) for the resale or distribution of products and services of the Business; (vi) for the payment of royalties or distribution of third party technology; (vii) for maintenance or other subscription licenses or services, other than standard end user maintenance or subscription agreements entered into in the ordinary course of business; or (viii) any license entitling unlimited users of products at a particular site, business or user group (the "MATERIAL CONTRACTS");

                           (f) Each evidence of indebtedness, note, advance,
guaranty or letter of credit entered into, issued or to be issued, contingently or otherwise, by or for the benefit of Seller in connection with the Business, and all loan and other agreements relating thereto (excluding any of the foregoing entered into or issued for the benefit of Seller with respect to any of the Excluded Assets); and

                           (g) Each Lien on any of the Purchased Assets or the
Business.

                  To the extent not available on EDGAR, Seller has furnished or made available to Buyer true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Schedule.

                  4.13 CONTRACTS.

                           (a) Each Contract that is a Purchased Asset to which
Seller is a party or by which it or the Purchased Assets are bound (including without limitation all Material Contracts and any such Contract required to be identified in the Disclosure Schedule), is in full force and effect and, to Seller's Knowledge, is valid, binding and enforceable against the parties thereto in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the effect of rules or laws governing equitable remedies. Seller has performed all obligations required to be performed by it under each such Contract and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay, non-performance, termination, modification, or acceleration of maturity or performance by Seller or, to the Knowledge of Seller, by any other party thereto. To Seller's Knowledge, there are no negotiations of, attempts to renegotiate, outstanding rights or requests to renegotiate or disputes in respect of any material amounts paid or payable to Seller under current or completed Contracts included in the Purchased Assets. No Contract that is a Purchased Asset restricts or purports to restrict any business activities or freedom of Seller or any employees of Affiliates of Seller in respect of the Business to engage in any activities or compete with any Person. Each other party to each such Contract has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect on and following the Closing.

                           (b) The work being performed by Seller under each
Contract included in the Purchased Assets, including without limitation, each Material Contract is on schedule, within the budget established by the parties to such agreement.

                  4.14 INTENTIONALLY DELETED.

                  4.15 INTELLECTUAL PROPERTY.

                           (a) Seller is the sole owner of the Owned Software
and all patents, trademark registrations, trade secrets and copyright registrations that are part of the Intellectual Property (collectively, the "SELLER MATERIAL INTELLECTUAL PROPERTY") free and clear of any Lien. All patents, trademark registrations and copyright registrations that are part of the Seller Material Intellectual Property are in good standing, have been validly prosecuted or issued, duly maintained, are subsisting, and are in full force and effect. Other than in the ordinary course of the Business, Seller has not granted or licensed to any Person any rights with respect to any Seller Material Intellectual Property and no other Person has any rights in or to any of the Seller Material Intellectual Property (including, without limitation, any rights to market or distribute any of the Seller Material Intellectual Property). The Intellectual Property is sufficient for the conduct of the Business as such is presently conducted. The Business does not include or rely upon any patent or patent application, copyright registration, trademark or service mark registration or application for registration other than those relating to the Owned Software and Non-Owned Software.


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

                           (b) The Intellectual Property and Seller's conduct of
such Business does not infringe, misappropriate, violate or dilute, and is not alleged to have infringed, misappropriated, violated or diluted, any trademark, copyright, patent, moral right or other proprietary right of any Person. Since April 1, 2002, no claims or proceedings, or threats of claims or proceedings, have been asserted by any third party against Seller relating to the use in the conduct of the Business of any Intellectual Property or challenging or questioning the validity of any Intellectual Property. Since April 1, 2002, no claims or proceedings, or threats of claims or proceedings, have been asserted by Seller charging any third party with infringement, misappropriation, dilution or other violation of any Intellectual Property. Seller has taken all reasonable precautions to preserve and document its trade secrets and to protect the secrecy, confidentiality and value of its trade secrets.

                           (c) Each item of Seller Material Intellectual
Property is valid and enforceable and, to Seller's Knowledge, there are no infringements of Seller's rights in and to the Seller Material Intellectual Property by any Person. Except as listed in the Disclosure Schedule: (i) since April 1, 2002, Seller has not entered into any consent, indemnification, forbearance to sue or settlement agreement with any Person relating to any item of Intellectual Property or relating to any intellectual or proprietary rights of any Person; and (ii) the rights to develop, make, license, use, have sold, have made, perform, copy, make derivative works of, sell, distribute, modify and exploit the Intellectual Property held by Buyer immediately after the Closing and the consummation of the transactions contemplated by this Agreement will be the same rights to develop, make, license, use, have sold, have made, perform, copy, make derivative works of, sell, distribute, modify and exploit the Intellectual Property held by Seller immediately prior to the Closing and consummation of the transactions contemplated by this Agreement, without any diminution or alteration as a result of the Closing or the consummation of any of the transactions contemplated by this Agreement.

                           (d) Except as set forth in the Disclosure Schedule,
all employees of Seller and other Persons involved with the development, implementation, use or marketing of any Seller Material Intellectual Property used in connection with the Business have entered into written agreements assigning to Seller all rights to inventions, improvements, discoveries or information relating thereto, and no employee or former employee of Seller, or any other Person, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any such Seller Material Intellectual Property. Seller is and has been in material compliance with all applicable statutes, regulations and rules of any jurisdiction, relating to the export and sale of computer software and technology, including, but not limited to U.S. Export Administration Regulations.

                           (e) The Disclosure Schedule lists all material
agreements that are still in effect by which Seller has obtained any right to use or practice any rights under any Intellectual Property, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue other than commercially available off the shelf licensed software (collectively, the "IP LICENSE AGREEMENTS"). Each IP License Agreement is binding and in full force and effect and, unless it expires by its terms prior thereto, will continue to be binding and in full force and effect immediately following the consummation of the transactions contemplated by this Agreement.

                  4.16 CUSTOMERS AND SUPPLIERS. The Disclosure Schedule lists:
(i) the ten or fewer customers of Seller with respect to the Business from whom Seller derived the most revenue during each of the fiscal years ending March 31, 2005 and during the 2006 fiscal year beginning April 1, 2005 through May 31, 2005 and the aggregate revenues attributable to each in each such period, and
(ii) the ten or fewer suppliers and vendors with respect to the Business to whom Seller made the most payments that exceed (or are reasonably expected to exceed) $25,000 per year on an annualized basis during fiscal 2004 and during fiscal 2005 through May 31, 2005 and the aggregate expenditures attributable to each in each such period. Seller is not aware of any intention on the part of any such customer or supplier, whether or not in connection with the transactions contemplated hereunder, to terminate or materially reduce the amount of business done with Seller. There are no, and since April 1, 2004 there have not been, any material disputes or controversies between Seller and any customer, supplier or any other Person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty that has not been fully resolved with respect to, or defect in, any product purchased, manufactured or sold by Seller with respect to the Business. To Seller's Knowledge, Seller enjoys good working relationships under all arrangements and agreements with its customers and suppliers with respect to the Business.

                  4.17 TAXES.

                           (a) All federal, state, local and foreign returns and
reports relating to Taxes, or extensions relating thereto, required to be filed on or before the Closing Date by or with respect to the Business have been timely and properly filed, Seller has paid all Taxes shown on such returns and reports as owing.

                           (b) All federal, state, local and foreign income,
profits, franchise, gross receipts, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, duties, environmental tariffs, license, stamp, employment, payroll, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "TAXES") due or properly shown to be due on any return referred to in Section 4.17(a) by Seller with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid, or in the case of taxes not yet due, fully provided for on the most recent Balance Sheet, or in the case of taxes occurring after the date of such most recent Balance Sheet, on the books of account of Seller. There are no levies, liens, or other encumbrances relating to Taxes existing, or, to Seller's Knowledge, threatened or pending with respect to any of the Purchased Assets.

                           (c) Seller has not waived any statutes of limitations
in respect of Taxes. No Tax liens (other than automatic liens for taxes not yet due and payable) have been filed against the assets of Seller, no claim for additional Taxes or assessment is being asserted against Seller by any taxing authority, and Seller has not been notified of any claim being asserted with respect to any such Taxes. There is no action, suit, proceeding, investigation or audit pending or, to Seller's Knowledge, threatened against Seller with respect to any Taxes or assessment.

                  4.18 EMPLOYEE BENEFITS.

                           (a) Seller does not with respect to any of its
current, terminated or retired employees: (i) have any obligation to contribute to (or any other liability with respect to) any "employee pension benefit plan" (as defined in Section 3(2) ERISA), whether or not terminated, such as a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), a tax-qualified "defined contribution plan" (as defined in section 3(34) of ERISA), or a "multiemployer plan" (as defined in Section 3(37) of ERISA); (ii) maintain or have any obligation to contribute to (or any other liability with respect to) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), whether or not terminated, such as a plan that provides medical, health, disability, death, unemployment or vacation benefits or other welfare-type benefits for current, terminated, or retired employees; or (iii) maintain, contribute to, or have any liability under (or with respect to) any non-ERISA-covered plan or arrangement providing benefits to current, terminated, or retired employees, such as a bonus plan, stock option plan, plan for deferred compensation, or other plan, whether or not terminated. "Seller" as used in this
Section 4.18 and Section 8.2 shall include Seller and any other entity required to be aggregated with Seller under Section 414(b), 414(c), 414(m), or 414(o) of the Code, and the regulations thereunder.

                           (b) Seller is not bound by any collective bargaining
agreement or any other agreement or legally binding arrangement to maintain, with respect to any employee, any employee benefit plan described in subsection
(a)(i), (ii) or (iii) above.

                  4.19 EMPLOYEES. The Disclosure Schedule sets forth the following information for all employees of the Business and for each consultant and independent contractor regularly retained by Seller in the Business (including each such Person on leave or layoff status): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since April 1, 2005; and vacation accrued and service credited for purposes of vesting and eligibility to participate in any employee benefit plans. Except as set forth in the Disclosure Schedule, no such employee is a party to, or is otherwise bound by, any agreement or arrangement with any Person or entity other than Seller that limits or adversely affects the performance of his or her duties, the ability of Seller to conduct the Business, or his or her freedom to engage in any of the businesses conducted by Seller (including, without limitation, any confidentiality, non-competition or proprietary rights agreements). The Disclosure Schedule describes each employment, severance, change of control, noncompetition, consulting, commission, agency and representative agreement or arrangement to which Seller is a party or is otherwise bound in respect of any such employee, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount). All such employees of Seller are "employees at will." Except with respect to the Stockholders, Seller has not made any commitments to any of its employees respecting any possible employment or pay increases by Buyer following the Closing. Seller has complied in all material respects with all Laws related to the employment of employees who work in the Business, including those relating to hours, wages, immigration, equal employment opportunity, employment discrimination and employee safety.

                  4.20 ENVIRONMENTAL MATTERS. There is no environmental litigation or other environmental proceeding pending or, to the Knowledge of Seller, threatened by any governmental regulatory authority or others with respect to the current or any former business of Seller or any partnership or joint venture currently or at any time affiliated with Seller. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by Seller that may otherwise have a Material Adverse Effect. To Seller's knowledge, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by Seller or by any partnership or joint venture currently or at any time affiliated with Seller in violation of any applicable environmental laws. The environmental compliance programs of Seller complies in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

                  4.21 AFFILIATE AGREEMENTS. There are no, and since April 1, 2004 there have not been any, agreements, arrangements or understandings between Seller, on the one hand and any Related Party of Seller, on the other hand, relating to the Business.

                  4.22 ABSENCE OF CERTAIN CHANGES AND EVENTS.

                           (a) Except as described in the Disclosure Schedule,
since March 31, 2005, Seller has conducted the Business only in the usual and ordinary course consistent with past practice and there has not been any:

                                    (i) change in the accounting methods,
principles or practices followed by Seller, except as required by GAAP or the rules and regulations of the SEC;

                                    (ii) adoption of or change in any employee
benefit plan or labor policy;

                                    (iii) damage, destruction or loss to any
material asset or property of Seller with respect to the Business, whether or not covered by insurance;

                                    (iv) entry into, amendment, termination or
receipt of notice of termination of any agreement or other document or commitment that is required to be disclosed in the Disclosure Schedule, or any material transaction in excess of $25,000 with respect to the Business other than software licenses entered into in the ordinary course of business;

                                    (v) sale, assignment, conveyance, lease, or
other disposition of any asset or property of Seller or Lien on any asset or property of Seller with respect to the Business (other than sales of licenses or services in the ordinary course of business);

                                    (vi) incurrence of any liability or
obligation (whether absolute or contingent) that will be an Assumed Liability or any discharge or satisfaction of any Lien on any Purchased Asset, other than in the ordinary course of business consistent with past practice;

                                    (vii) material change in the Business or in
the manner of conducting the same or entry by Seller into any material transaction with respect to the Business, other than in the ordinary course of business consistent with past practice; or

                                    (viii) agreement, whether or not in writing,
to do any of the foregoing by Seller.

                           (b) Since March 31, 2005, there has not been any
material adverse change in the Seller's Business, or the operations, properties, assets, working capital, or condition (financial or otherwise) of Seller (any such event, a "MATERIAL ADVERSE CHANGE").

                  4.23 BOOKS AND RECORDS. The books and records of Seller included in the Purchased Assets accurately and fairly reflect the income, expenses, assets and liabilities of the Business in all material respects, and Seller maintains internal accounting controls that provide reasonable assurance that: (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of reliable financial statements and to maintain accountability for earnings and assets; and (iii) all inter-company transactions, charges and expenses among or between Seller and/or its Affiliates are accurately reflected at fair arms-length value in the Financial Statements.

                  4.24 BROKERS. No Person acting on behalf of Seller or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement other than ISI Capital Partners, LLC whose fees and expenses shall be paid by Seller.


               SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to Seller as of the date of this Agreement and of the Closing Date as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets that it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

                  5.2 POWER AND AUTHORIZATION. Buyer has all requisite right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "BUYER TRANSACTION DOCUMENTS") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and assuming the due and valid execution and delivery of this Agreement by Seller constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

                  5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice or both):

                           (a) violate or conflict with Buyer's certificate of
incorporation or bylaws or any Law binding upon Buyer; or

                           (b) violate or conflict with, result in a breach or
termination of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other obligation to which Buyer is a party.

                  5.4 BROKERS. No Person acting on behalf of Buyer or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.


         SECTION 6. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

                  The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment by or at the Closing of each of the following conditions or the waiver thereof by Buyer:

                  6.1 REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties in this Agreement must have been true and correct as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date, provided that the materiality qualifier in the preceding clause shall not apply to any such representation and warranty that is itself qualified by materiality, and except, in the aggregate, when the failure to be true and correct shall not have a Material Adverse Effect on the Business.

                  6.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Seller and Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with.

                  6.3 RECEIPT OF AUTHORIZATIONS; STOCKHOLDER APPROVAL. All Authorizations that are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and are required to be obtained by Seller, and all consents and approvals of all other Persons necessary for the consummation of the transactions contemplated hereby (including, without limitation, all such consents and approvals in respect of the Contracts), shall have been obtained, and no such Authorization, consent or approval: (i) shall have been conditioned upon the modification, cancellation or termination of any Contract or Authorization; or (ii) shall impose on Buyer any condition, provision or requirement not presently imposed upon Seller, or any condition that would be more restrictive after the Closing on Buyer other than the conditions presently imposed on Seller. The Asset Sale shall have been approved by the stockholders consistent with the requirements of Delaware law and each of Seller's certificate of incorporation, by laws and agreements between Seller and any number of its stockholders (the "REQUIRED STOCKHOLDER APPROVAL").

                  6.4 DELIVERIES. Seller shall have delivered, or cause to be delivered, the following to Buyer:

                           (a) a bill of sale, in the form attached as EXHIBIT
6.4(A), duly executed by Seller and each of its subsidiaries holding any of the Purchased Assets, conveying to Buyer and such of Buyer's subsidiaries as may be designated by Buyer, good and valid title to all of the Purchased Assets, subject only to the Assumed Liabilities (the "BILL OF SALE, GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with such other instruments of transfer and assignment as may be necessary or appropriate to vest in Buyer good and valid title to the Purchased Assets, including but not limited to assignments of the Intellectual Property, each duly executed and dated as of the Closing Date;

                           (b) assignments of the Contracts and Authorizations
included in the Purchased Assets, including without limitation the Material Contracts, duly executed by Seller, conveying to Buyer all right, title and interest of Seller in, to and under all of such Contracts and Authorizations, together with evidence of the obtaining of all consents, waivers and approvals necessary for the assignment of such Contracts and Authorizations;

                           (c) each of the Seller Transaction Documents duly
executed by Seller;

                           (d) copies of resolutions duly adopted by the board
of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Seller Transaction Documents, and of the stockholders of Seller approving the Asset Sale, each certified as true, complete and in full force and effect as of the Closing Date by the Secretary of Seller;

                           (e) a certificate signed on behalf of Seller by its
President or Chief Executive Officer certifying as to Seller's satisfaction as of the Closing Date of the conditions set forth in Sections 6.1, 6.2 and 6.3;

                           (f) the Adjustment Statement as set forth in Section
2.2;

                           (g) a certificate of incumbency of the officers of
Seller executing this Agreement and any Seller Transaction Document, dated as of the Closing Date;

                           (h) a certificate of existence and good standing of
Seller, certified by the Secretary of State of Seller's jurisdiction of organization dated a date reasonably proximate to the Closing Date; and

                           (i) such other instruments and documents as are
reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder or as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  6.5 NO RESTRAINT. No provision of any applicable Law shall restrain, prohibit or otherwise interfere with the consummation of the transactions contemplated by this Agreement and the Transaction Documents or the effective conduct by Buyer of the Business.

                  6.6 LEGAL MATTERS. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person (other than Buyer or an Affiliate of Buyer) that questions the validity or legality of this Agreement, any of the Transaction Documents or the transactions contemplated hereby or thereby.

                  6.7 EMPLOYEE MATTERS. Santanu Das and not less than 90% of the other employees of Seller to whom Buyer has made an offer of employment shall have accepted such offers.

                  6.8 LEGAL OPINION. Buyer shall have received the opinion of Rutan and Tucker LLP, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as EXHIBIT 6.8.

                  6.9 RELEASES OF LIENS. Seller shall have delivered to Buyer duly executed releases or terminations of financing statements, or other evidence satisfactory to Buyer that all Liens on any Purchased Asset have been released and terminated.

                  6.10 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such Material Adverse Change.


             SECTION 7. CERTAIN CONDITIONS PRECEDENT TO SELLER'S AND
                           STOCKHOLDERS' OBLIGATIONS.

                  The obligation of Seller to consummate the sale of the transactions contemplated hereby is subject to the fulfillment by or at Closing of each of the following conditions or the waiver thereof by Seller:

                  7.1 REPRESENTATIONS AND WARRANTIES. Each of Buyer's representations and warranties in this Agreement must have been true and correct in all material respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date, provided that the materiality qualifier in the preceding clause shall not apply to any such representation and warranty that is qualified by materiality and except in the aggregate, when the failure to be true and correct shall not have a Material Adverse Effect on Seller.

                  7.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

                  7.3 LEGAL MATTERS. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any Person (other than Seller or an Affiliate of Seller) that questions the validity or legality of this Agreement, any of the Transaction Documents or the transactions contemplated hereby or thereby.

                  7.4 AGREEMENTS. Buyer shall have entered into the Bill of Sale, General Assignment and Assumption Agreement.

                  7.5 STOCKHOLDER APPROVAL. The Asset Sale shall have been approved by the Required Stockholder Approval.

                  7.6 CONFIRMATION OF CLOSING PAYMENT. Seller shall have received a federal wire transfer confirmation number confirming the satisfaction of Buyer's obligation to pay the Closing Payment.


        SECTION 8. ADDITIONAL AND POST-CLOSING COVENANTS OF THE PARTIES;
                             CERTAIN OTHER MATTERS.

                  8.1 TRANSITION OF ACCOUNTS; REMITTANCE OF PAYMENTS; RIGHT TO OFFSET.

                           (a) From and after the Closing, Seller promptly shall
forward or refer to Buyer any orders, inquiries and bid requests received by Seller relating to the Business. Seller hereby irrevocably authorizes Buyer after the Closing to (i) receive and open all mail and other communications received by Buyer and addressed or directed to Seller, to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities, and to act with respect to such communications in such manner as the Buyer may elect and as is consistent with this Agreement; and (ii) endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by the Buyer on account of any of the Purchased Assets or the Business to which Buyer is entitled under this Agreement. From and after the Closing, each of Seller and Buyer shall promptly remit to the other, in the form received but with any appropriate endorsements, any payments that it or any Affiliate may receive that properly belong to the other, including any accounts receivable to collected by Buyer pursuant to this Section 8.1. Buyer shall have the right to offset any amount owed to it by Seller against any amount collected by Buyer pursuant to this Agreement.

                           (b) Buyer shall furnish Seller within 20 days after
the end of each month that any Assigned AR remains outstanding a statement setting forth the Assigned AR collected during such month and a trial balance of the uncollected Assigned AR showing the aging thereof as of the end of such month. If any payment received by Buyer during the period that any Assigned AR remains outstanding is remitted by a customer which is indebted under both Assigned AR and an account receivable arising out of sales of products and services of the Business in the ordinary course after the Closing ("New Receivable"), such payments shall first be applied to the Assigned AR due from such customer and the balance remaining after payment in full of all Assigned AR due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Assigned AR being contested or disputed by the payor thereof no portion of the amount in dispute shall be deemed to have been collected by Buyer with respect to the Assigned AR due from the customer (unless otherwise directed by the customer) until all amounts owed by the customer to Buyer for New Receivables have been paid or the dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Assigned AR shall be applied in accordance with the priorities set forth above in this SECTION 8.1) and (ii) the foregoing priorities shall not apply to sums received by Buyer which are specifically identified by the customer as being tendered in payment of a New Receivable. Buyer agrees not to induce any customer to identify any payment as being in respect of a New Receivable, unless Buyer reasonably decides to sell to that customer on a C.O.D. basis only. Buyer shall use commercially reasonable efforts to collect the Assigned AR. Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts.

         8.2 PROVISIONS RELATING TO EMPLOYEES.

                           (a) Seller shall, as of the opening of business on
the Closing Date, terminate its employment of the individuals listed on EXHIBIT
8.2 (the "CONTINUED EMPLOYEES"). Subject to Buyer's responsibility for Assumed Employee Benefits as set forth in Section 1.4, Seller shall be responsible for all liabilities, obligations, duties and contingencies created or owing as a consequence of the cessation of any Continued Employee's employment with Seller (whether by agreement, policy, or Law), including, without limitation:

                                    (i) all liabilities, costs, claims and other
obligations under any employee benefit plan maintained by Seller (including any accelerated vesting or time of payment or increase in compensation) and any liabilities resulting from any deficiency in the administration or funding of any such plan;

                                    (ii) all claims for health care and other
welfare benefits, including any workers' compensation claims and any duties, obligations, or liabilities under HIPAA;

                                    (iii) all healthcare continuation coverage
requirements of the Code and ERISA and any state continuation coverage law for any M&A qualified beneficiary (as defined in COBRA and the regulations thereunder or applicable state law) with respect to the transaction described in this Agreement; and

                                    (iv) any severance pay, unemployment
compensation, or other payment.

                           (b) Prior to and as of the Closing Date, Buyer shall
make offers of employment to all Continued Employees (subject, in the case of each such employee, to satisfaction by such employee of Buyer's customary pre-employment screening policies). In addition, the offers of employment made by Buyer to four of the individuals identified on EXHIBIT 8.2 shall include total compensation arrangements no less favorable than the total compensation arrangements such employees received from Seller for the twelve month period prior to the date hereof (provided, however, that for the avoidance of doubt, such total comparable compensation arrangements shall not include any severance payment obligations and nothing in this Agreement shall be construed as to require Buyer to assume any previously existing severance arrangement relating to any Continued Employee, except for the amounts, if any, set forth on EXHIBIT

1.4(C)). With respect to the Continued Employees of Seller hired by Buyer at the time of Closing, Buyer shall, to the extent permitted by Law, allow such employees to participate in those benefit programs of Buyer in which similarly situated existing employees of Buyer are eligible to participate, in all cases recognizing each such Continued Employee's prior service with Seller for purposes of calculating any such benefits (other than for the purposes of determining participation eligibility for any Continued Employee in any profit sharing plan in the United States), but subject in each and every case to Buyer's right to modify or eliminate any benefit program maintained by it at any time. Buyer shall not be required to credit such employees for prior service to Seller for purposes of eligibility to participate and for the purposes of calculating the percentage of a benefit in which any such employee will be vested. Neither this Section nor any other section of this Agreement shall create any obligation on the part of Buyer or any Affiliate thereof to continue to provide any benefits, terms or conditions of employment, or to continue to pay any salaries comparable to those previously paid or provided by Seller (provided, however, that for the avoidance of doubt, nothing in this Agreement shall permit Buyer to modify or terminate any employment agreements included in the Assumed Contracts Liabilities except as may be specifically provided therein). In addition, no Person shall be deemed a third party beneficiary of this Section and no Person other than Seller shall have any right to enforce its provisions.

                           (c) TRANSITION OF EMPLOYEES. From and after the
Closing Date, Seller shall cooperate with Buyer to ensure an orderly transition of the Continued Employees who accept employment with Buyer.

                  8.3 CONFIDENTIALITY; NONCOMPETITION; INVENTIONS.

                           (a) Seller and each Stockholder shall keep
confidential, and shall not directly or indirectly disclose to any third party, any confidential or proprietary information or trade secret relating to the Business, the Purchased Assets or Buyer or any of Buyer's Affiliates (collectively, the "CONFIDENTIAL Material"), including, by way of example and without limitation, customer lists and trade secrets, or other proprietary data except to the extent such information is published by, or with the written consent of, Buyer; provided however, that Confidential Material shall not include any of the foregoing that is or becomes generally available to the public without breach of any obligation of confidentiality owed by Seller to Buyer. Notwithstanding the foregoing, if Seller is required in the course of judicial or administrative proceedings or governmental inquiries (including, without limitation, with respect to any taxing authority) to disclose any Confidential Material, the disclosing party shall give Buyer prompt notice thereof so that Buyer may seek an appropriate protective order and/or waive the disclosing party's compliance with the confidentiality provisions of this
Section 8.3(a).

                           (b) Seller and each Stockholder agree that, for three
(3) years following the date of the Closing (except as otherwise provided herein), such Person will not, directly or indirectly, through any Affiliate or otherwise (i) own, manage, market, operate, control, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business that engages, directly or indirectly, in any business that is the same or similar to the Business; (ii) be or become a stockholder, partner, owner, agent of, or a consultant to or give financial or other assistance to, any Person considering engaging in any such activities or is so engaged; (iii) seek in competition with the Business to procure orders from or do business with any customer of Buyer or its Affiliates for the twelve months preceding the date of the Closing; (iv) solicit, or contact with a view to the engagement or employment by, any Person who is an employee or contractor of Buyer or its Affiliates (including, without limitation, the Continued Employees who accept employment with Buyer), provided however, that this prohibition shall not apply to (X) any employee or contractor who, on an unsolicited basis, initiates contact related to employment with Seller or a Stockholder or (Y) any general solicitation not specifically directed at persons who are employed by or who are contractors with Buyer or its Affiliates; (v) for a period of one year following the Closing, hire any Person who is an employee or contractor of Buyer or its Affiliates (including, without limitation, the Continued Employees who accept employment with Buyer); (vi) seek to contract with or engage (in such a way as to adversely affect or interfere with the Business) any Person who has been contracted with or engaged to manufacture, assemble, supply or provide products, goods, materials or services to Buyer or its Affiliates; or (vii) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Buyer or its Affiliates to take any action that is materially disadvantageous to Buyer or its Affiliates; PROVIDED, HOWEVER, that (A) nothing herein shall prohibit Seller or either Stockholder from owning, as a passive investor, not more than 5% of the outstanding publicly traded securities of any entity so engaged; (B) nothing herein shall prevent Stockholders or any of their Affiliates from leasing or selling all or any portion of the Premises to any Person; (C) nothing herein shall prevent Stockholders or any of their Affiliates from working for Buyer as an Employee and owning securities issued by Buyer or Seller; and (D) nothing herein shall prohibit Seller or either Stockholder from conducting the Retained Business as conducted by Seller as of the date hereof.

                           (c) Buyer, each Stockholder and Seller agree that in
the event of a breach of Section 8.3(a) or Section 8.3(b) above, the damage or imminent damage to Buyer will be inestimable and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties agree that Buyer will, in addition to damages incurred by reason of any such breach, be entitled to injunctive relief against any breach by Seller or any Stockholder of this
Section 8.3.

                           (d) From and after the date of the Closing, neither
Stockholder, Seller nor any Affiliate of Stockholder or Seller, shall, directly or indirectly: (i) use or procure the use of any name including the words "STAAD", "STAAD.Pro" (R) and "STAAD.ETC", "STAAD.FOUNDATION" or any derivative or colorable imitation thereof; or (ii) use in furtherance of any of their business affairs or disclose to any third party any trade secret, customer list, supplier list, financial data, pricing or marketing policy or plan or any other proprietary or confidential information relating to the Business or any of its products, services, customers or suppliers, so long as the same is not publicly known (other than by the act of the Stockholder or any affiliate).

                           (e) If any party hereto learns of any breach or
potential breach of this Agreement such party shall immediately notify the other party hereto of such event, specifying the basis therefor in reasonable detail. Buyer shall afford Stockholder or Seller an opportunity to remedy or otherwise cure such breach or potential breach before seeking legal redress, provided that

Seller or such Stockholder is actively seeking to cure or remedy such breach or potential breach; but such opportunity to remedy shall be without prejudice to the right of Buyer to seek and obtain injunctive or other relief.

                           (f) Each Stockholder, without additional compensation
therefor, hereby irrevocably assigns to Buyer at the Closing, all Stockholder's right, title and interest, free and clear of encumbrances or other claims of third parties, in all ideas, discoveries, inventions, works, patents and applications therefore, copyright or trademark registrations and applications therefore, technical or business innovations or methods or processes and every other item of knowledge made, conceived or reduced to practice by the Stockholder related to the Business, either solely or with others, at any time on or prior to the date hereof until the termination of the covenants set forth in Section 8.3(b) hereto (collectively, the "INVENTION"), whether such Invention is developed during or after usual working hours, whether or not any assets of Buyer or its Affiliates were utilized and whether on or off the job or within or outside the scope of a Stockholder's duties for Seller. Such Invention, and all rights to obtain patents, copyrights or other legal protection for them, shall be and remain the property of Buyer, whether patented, patentable, copyrighted, copyrightable or not or otherwise.

                           (g) Each Stockholder covenants that at and after the
Closing, he will promptly: (i) disclose fully to Buyer in writing any Inventions; (ii) execute and deliver to Buyer such applications, assignments, and other documents as Buyer may request in order to apply for and obtain patents or other registrations or assignments with respect to any Invention in the United States and any foreign jurisdictions as may be necessary to carry out the intent of this Section 8.3; and (iii) execute all other papers necessary or helpful to Buyer to carry out the above obligations. After the Closing and as requested by Buyer, each Stockholder shall cooperate with Buyer and give testimony and render any other assistance in support of Seller's rights to any Invention. If Buyer is unable, for any reason whatsoever, to secure Stockholder's signature to any lawful and desirable or necessary documents to effect, perfect, prosecute or assign any domestic or foreign letters patent, trademark or copyright registration or other rights relating to any Invention, each Stockholder irrevocably designates and appoints Buyer and Buyer's duly authorized officers and agents as Stockholder's agent and attorney in fact, to act for and on Stockholder's behalf, to do the foregoing and all other lawfully permitted acts to further the prosecution, issuance, recordation, registration or assignment of such Inventions with the same force and effect as if executed by such Stockholder. Each Stockholder hereby waives and quitclaims to Buyer any and all claims, of any nature whatsoever that such Stockholder may now or hereafter have for infringement, misappropriation or any other claim relating to the Inventions.

                           (h) It is the intention of the parties to this
Agreement that the noncompetition covenants contained in this Section 8.3 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of said covenants. To this end, the parties to this Agreement agree that the covenants herein shall be construed to extend in time and territory and with respect to degree of participation only so far as they may be enforced in such jurisdiction, and that the covenants herein are to that end hereby declared divisible and severable. It being the purpose of this Agreement to govern competition by Seller and

Stockholders, said noncompetition covenants shall be governed by and construed according to the law of all the jurisdictions in which competition in breach of this Agreement is alleged to have occurred or to be threatened that best gives them effect.

                  8.4 STOCKHOLDERS' MEETING.

                           (a) Seller shall, in accordance with its certificate
of incorporation and bylaws and the applicable provisions of Delaware law, call and hold a meeting of its stockholders (on a date selected by Seller in consultation with the Buyer) as promptly as reasonably practicable after the filing of the Proxy Statement (as defined in Section 8.7) at which the stockholders will be asked to consider and to vote upon and approve the Asset Sale (the "STOCKHOLDERS' MEETING"). Seller shall solicit proxies in connection with the Stockholders' Meeting in material compliance with all Laws and NASDAQ requirements.

                           (b) The Proxy Statement shall include a statement to
the effect that the board of directors of Seller (the "BOARD") unanimously recommends that Seller's stockholders vote to approve the Asset Sale at the Stockholders' Meeting (the recommendation of the Board that Seller's stockholders vote to approve the Agreement and the Asset Sale being referred to as the "SELLER BOARD RECOMMENDATION"). Except under conditions described in the last sentence of Section 8.6(a), the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to Buyer, and no resolution by the Board or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to Buyer shall be adopted or proposed.

                  8.5 VOTING AGREEMENTS. Each of the stockholders of Seller listed on SCHEDULE 8.5 attached hereto has entered into a Voting Agreement and Irrevocable Proxy with Seller and Buyer in the form of EXHIBIT 8.5 attached hereto (collectively, the "Voting Agreements"), providing among other things that such stockholders shall vote in favor of or consent to the Asset Sale.

                  8.6 OTHER POTENTIAL BIDDERS.

                           (a) Except as set forth below, neither Seller, nor
any of its respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer or any affiliate or associate of Buyer) concerning any merger, sale of assets, sale of any equity interest in Seller or similar transaction involving Seller, or division of Seller or any other transaction that would involve the transfer or potential transfer of control of Seller (other than, in each case, any such transaction or disposition relating solely to Excluded Assets or the Retained Business); provided, however, that nothing herein shall prevent the Board from taking, and disclosing to Seller's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of Seller tender their shares of stock in connection with any such tender offer unless the Board by a majority vote determines that failing to take such action would constitute a breach of the Board's fiduciary duty to Seller's stockholders.


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

                           (b) From and after the date hereof, Seller may,
directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements substantially similar to the Confidentiality Agreement dated as of March 3, 2005 between Buyer and Seller, and may participate in discussions and negotiations with such entity or group concerning a merger, sale of assets, sale of any equity interest or similar transaction involving Seller or division of Seller or any other transaction that would involve the transfer or potential transfer of control of Seller (other than, in each case, any such transaction or disposition relating solely to Excluded Assets or the Retained Business), only if (i) such entity or group has submitted a written proposal to the Board relating to such transaction, (ii) one or more of Seller's financial advisors has advised the Board in writing that such proposal would yield a higher value to Seller's stockholders than the sale of the Purchased Assets pursuant to this Agreement, taking into account the financial responsibility of the party making such proposal and such party's ability to obtain the necessary approvals and consents for such transaction, and (iii) the Board by a majority vote determines that failure to furnish information or discuss or negotiate with such entity would constitute breach of the Board's fiduciary duty. The Board shall provide a copy of any such written proposal to Buyer promptly, but in no event more than 24 hours after receipt thereof, and thereafter keep Buyer advised of any material development with respect thereto.

                  8.7 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, Seller shall prepare and shall provide Buyer with a copy of and an opportunity to comment on the draft proxy statement with respect to the transactions contemplated by this Agreement (the "PRELIMINARY PROXY STATEMENT"). As promptly as practicable after completion of the Preliminary Proxy Statement, Seller shall (i) in no event later than September 30, 2005, cause the Preliminary Proxy Statement to be filed with the SEC, (ii) respond promptly to any comments of the SEC or its staff with respect to the Preliminary Proxy Statement, (iii) cause to be filed with the SEC a definitive proxy statement with respect to the transactions contemplated by this Agreement, incorporating the comments and revisions reasonably provided by Buyer to the Preliminary Proxy Statement; and (iv) use all reasonable efforts to cause the definitive proxy statement to comply with the rules and regulations promulgated by the SEC (collectively, the "PROXY STATEMENT"). Seller will use all reasonable efforts to cause the Proxy Statement to be mailed to Seller's stockholders as promptly as practicable after all comments of the SEC or its staff have been resolved or after the period for SEC comment has expired. Buyer shall promptly furnish to Seller all information concerning the Buyer that may be required or reasonably requested in connection with the filing of the Proxy Statement.

                  8.8 TRANSITION MATTERS. At the Closing, Buyer and Seller shall enter into a transition services agreement substantially in the form set forth on EXHIBIT 8.8 (the "TSA"). Among other tings, the TSA shall include grants of cross licenses, infrastructure and systems support, access and services relating to the Retained Business and the Business.

                  8.9 OPERATION OF BUSINESS. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing Date, Seller shall conduct the Business in the ordinary course of business and use commercially reasonable efforts to preserve intact in all material respects the business organization of the Business, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it.

                           SECTION 9. INDEMNIFICATION.

                  9.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their officers, directors, employees, stockholders, members, agents and other representatives (collectively, "BUYER INDEMNITEES") against and in respect of any and all losses, costs, expenses, claims, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, penalties, fines, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, and fees, court costs, reasonable obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements ("DAMAGES"), arising out of, based upon or otherwise in respect of:

                           (a) any breach of any representation or warranty of
Seller made in or pursuant to this Agreement or any Seller Transaction Document;

                           (b) any breach or nonfulfillment of any covenant or
obligation of Seller contained in this Agreement or any Seller Transaction Document;

                           (c) other than the Assumed Liabilities, (i) any
liability or other obligation of Seller, whether or not relating to the Business and whenever arising, including without limitation, the Excluded Liabilities, and (ii) any liability or other obligation of Seller relating to the Business and existing on the Closing Date or arising out of facts, events or circumstances occurring or existing on or prior to the Closing Date, whether or not disclosed in this Agreement or the Disclosure Schedule, provided that Buyer shall have used commercially reasonable efforts to mitigate such liabilities;

                           (d) all liabilities of Seller for Taxes that are due
or accrue on or before the Closing; or

                           (e) all liabilities of Seller referred to in Section
8.2(a) relating to or arising from Seller's termination of the Continued Employees.

                  9.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller, Stockholders and their respective Affiliates, officers, directors, employees, stockholders, agents and other representatives against and in respect of any and all Damages arising out of, based upon or otherwise in respect of: (a) any breach of any representation or warranty of Buyer made in or pursuant to this Agreement or any Buyer Transaction Document;
(b) any breach or nonfulfillment of any covenant or obligation of Buyer contained in this Agreement or any Buyer Transaction Document; or (c) failure by Buyer to timely pay in full or fulfill all Assumed Liabilities; or (d) the operations of the Business after the Closing.

                  9.3 INTER-PARTY CLAIMS. Any party seeking indemnification pursuant to this Section (the "INDEMNIFIED PARTY") shall notify the other party or parties from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the Indemnified Party's assertion of such claim for indemnification, describing the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party that evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, and upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.


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

                  9.4 THIRD PARTY CLAIMS.

                           (a) Each Indemnified Party shall promptly notify the
Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 9.3), but failure to give such notice within any particular time period shall not adversely affect the Indemnified Party's rights to indemnification except to the extent that the Indemnifying Party can show that the failure to give such notice on a timely basis materially and adversely affected the Indemnifying Party's ability to defend the claim.

                           (b) The Indemnifying Party shall have the right, upon
written notice to the Indemnified Party within 30 business days after the receipt of any such notice, to undertake the defense of such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 9.4(b) and in the absence of gross negligence or willful misconduct on the part of the Indemnified Party shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

                           (c) If the Indemnifying Party assumes the defense of
a third party claim pursuant to Section 9.4(b), unless the settlement or compromise contains a complete release of all claims against the Indemnified Party, the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold or delay) prior to entering into any settlement or compromise of such claim or proceeding or ceasing to defend such claim or proceeding.

                           (d) The election by the Indemnifying Party, pursuant
to Section 9.4(b), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

                  9.5 LIMITATIONS AND REQUIREMENTS.

                           (a) Except as may otherwise expressly be provided in
this Agreement, no claim pursuant to Section 9.1(a) or Section 9.2 arising out of or based upon any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document shall be made unless written notice pursuant to Section 9.3 is delivered to the Indemnifying Party within six months after the Closing Date; PROVIDED THAT any such claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to: (i) Sections 4.1, 4.2, 4.3, 4.4, 4.17, 4.20, 5.1, 5.2 or 5.3 may be made at any time; and (ii) Sections 4.6, 4.10, 4.18, or
4.19 may be made at any time before the expiration of the longest statute of limitations period applicable to an action brought by any Person or Authority with respect to the matters forming the basis for such a claim.

                           (b) The indemnification obligations of Seller
contained herein are not intended to waive or preclude any other claims, rights or remedies that may exist in equity with respect to the matters covered by the indemnifications.


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

                           (c) The amounts for which any Indemnifying Party may
be liable for a claim under this Section 9 shall be net of any insurance proceeds actually received by the Indemnified Party in connection with facts giving rise to such claim.

                           (d) Notwithstanding the foregoing provisions of this
Section 9, Buyer, on behalf of each of the Indemnified Persons, agrees that the Indemnified Persons shall have no right to indemnity under the provisions of Sections 9.1(a) and liabilities under 9.1(c)(ii) resulting from Buyer's failure to comply with the proviso at the end of that Section until such time as the aggregate amount of Damages suffered or incurred by all of the Indemnified Persons, as a group, exceeds $250,000 (the "INDEMNITY BASKET"), and that if such aggregate Damages as aforesaid do eventually exceed the Indemnity Basket, then the full amount shall thereupon be subject to indemnification hereunder.

                           (e) The maximum aggregate amount payable by Seller
for any and all Damages or any other matter whatsoever arising out of, related to, or in connection with, this Agreement, any of the other documents or certificates delivered hereby, or any of the transactions contemplated hereby or thereby, is $15,000,000 (the "CAP"), except in the case of actual fraud, in which case the Cap shall be the amounts actually received by Seller from Buyer pursuant to this Agreement.

                           (f) The parties further agree that (i) there shall
not be any multiple recovery for any Damages and (ii) indemnification under this
Section 9, the payment of the Break Up Fee (as defined in Section 10.4(b)) and any right to equitable remedies, including specific performance, that may be available to Buyer shall be Buyer's only remedies for breaches of representations, warranties and covenants under this Agreement.


         SECTION 10. TERMINATION OF AGREEMENT.

                  10.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                           (a) by either the Buyer or Seller if the Asset Sale
shall not have been consummated by December 31, 2005 (the "TERMINATION DATE"); provided, however, (i) Buyer may, in its sole discretion, extend the Termination Date for up to an additional 45 days after the SEC clears the Proxy Statement for mailing; and (ii) that a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1 if the failure to consummate the Asset Sale by the Termination Date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing Date, and Seller shall not be permitted to terminate this Agreement pursuant hereto unless Seller shall have made any payment required to be made to Buyer pursuant to Section 10.4;

                           (b) by Buyer or Seller if a court of competent
jurisdiction or other governmental body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Asset Sale;

                           (c) by either Buyer or Seller if the Asset Sale shall
not have been approved at the Stockholders' Meeting (or at any adjournment or postponement thereof) by the Required Stockholder Approval or by Seller if the Board by a majority vote determines that the consummation of the Asset Sale would constitute a breach of the Board's fiduciary duty to Seller's stockholders; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if the failure to have the Agreement and Asset Sale approved by the Required Stockholder Approval is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing Date, and (ii) Seller shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) unless Seller shall have made any payment required to be made to the Buyer pursuant to Section 10.4;

                           (d) by Buyer if (i) any of Seller's representations
and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied, or (ii) any of Seller's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that (A) if an inaccuracy in any of Seller's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Seller is curable by Seller and is cured by Seller within thirty days of the date of such breach, then Buyer may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach, and (B) if an inaccuracy in any of the representations and warranties of Seller as of a date subsequent to the date of this Agreement or a breach of a covenant by Seller does not result in a Material Adverse Effect on the Business, then Buyer may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach; or

                           (e) by Seller if (i) any of the representations and
warranties of Buyer contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if any of the covenants of Buyer contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that (A) if an inaccuracy in any of the representations and warranties of Buyer as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer is curable by Buyer and is cured by Buyer within thirty days of the date of such breach, then Seller may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach, and (B) if an inaccuracy in any of the representations and warranties of Buyer as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer does not result in a Material Adverse Effect on Seller, then Seller may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach.

                  10.2 TERMINATION PROCEDURES. If either Buyer or Seller wishes to terminate this Agreement pursuant as otherwise provided in Section 10.1, such party shall deliver to the non-terminating party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which they are terminating this Agreement.


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

                  10.3 EFFECT OF TERMINATION. Except as expressly provided elsewhere in this Agreement or in any of the other Transaction Documents, and subject to Section 10.4, if this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to any obligations regarding confidentiality and non-disclosure of information that may continue pursuant to their terms.

                  10.4 TERMINATION FEES; BREAK UP FEE.

                           (a) Except as set forth in this Section 10.4, all
fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Asset Sale is consummated; provided, however, that (A) if this Agreement is terminated by Buyer pursuant to Section 10.1(d) (without limiting any obligation of Seller to pay any fee payable pursuant to Section 10.4(b)), Seller shall make a nonrefundable cash payment to the Buyer, at the time specified in Section 10.4(b), in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys' fees, and accountants' fees, filing fees) that have been paid or that may become payable by or on behalf of Buyer in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and otherwise in connection with the Asset Sale; and (B) if this Agreement is terminated by Seller pursuant to Section 10.1(e), Buyer shall make a nonrefundable cash payment to Seller, at the time specified in Section 10.4(b), in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys' fees, and accountants' fees, filing fees) that have been paid or that may become payable by or on behalf of Seller in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and otherwise in connection with the Asset Sale.

                           (b) Seller shall pay to Buyer an amount equal to
$1,000,000 (the "BREAK UP FEE") if this Agreement is terminated because of (i) Seller's failure to obtain the Required Stockholder Vote or to hold a stockholder meeting as contemplated by this Agreement; or (ii) a decision by the Board that its fiduciary obligations require that the Seller not complete the Asset Sale as contemplated for any reason. If the termination of this Agreement is initiated by Seller providing notice to Buyer, the Break Up Fee shall be paid simultaneously with the delivery of such termination notice. If the termination of this Agreement is initiated by Buyer providing notice to Seller, the Break Up Fee shall be paid within two business days of Seller's receipt of Buyer's termination notice.

                  10.5 NON-EXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 10.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 10.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, Law or otherwise).

                             SECTION 11. DEFINITIONS

                  Whenever used in this Agreement, the following terms and phrases shall have the following respective meanings:

                  "AFFILIATE" has the meaning attributed to it in Rule 405 promulgated by the SEC.

                  "AUTHORITY" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, agency or authority (foreign, federal, state or local) exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with Seller's past practices as disclosed to Buyer herein.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

                  "KNOWLEDGE" of Seller respecting a particular matter shall conclusively be deemed and presumed to include, all facts, circumstances and conditions known to or that should have been reasonably known, after due inquiry, to any director, executive officer of Seller (including without limitation, any Stockholder) regarding such matter. Notwithstanding the foregoing, "Knowledge" as used in Section 4.15(c) shall have the same meaning as set forth in the preceding sentence except that there shall be no requirement for due inquiry.

                  "LAW" means any law (including, without limitation, principles of common law), statute, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign).

                  "LIABILITIES" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                  "LIENS" means any mortgage, deed of trust, pledge, security interest, restriction, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, that secures the payment of a debt (including, without limitation, any Tax) or the performance of an obligation.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, a company, any other business entity, an unincorporated organization and an Authority.

                  "RELATED PARTY" means any officer, director (including, without limitation, in the case of Seller, the Stockholders) or Affiliate of either Seller or Buyer (as the case may be) or any individual related by blood or marriage to any such Person.

                  "SOFTWARE" shall mean the expression of an organized set of instructions in a natural or coded language, including without limitation, compilations and sequences, that is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and that may be used with a computer or other automated data processing equipment device of any nature that is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include, without limitation, computer programs in source and object code, test or other significant data libraries, documentation for computer programs, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment, and any of the following that is contained on a physical media of any nature and that is used in the design, development, modification, enhancement, testing, installation, use, maintenance, diagnosis or assurance of the performance of a computer program: narrative descriptions, notes, specifications, designs, flowcharts, parameter descriptions, logic flow diagrams, masks, input and output formats, file layouts, database formats, test programs, test or other data, user guides, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code and other similar materials and information.

                  "STOCKHOLDER" shall mean each of Amrit K. Das and Santanu Das.

                  "TRANSACTION DOCUMENTS" means collectively, the Seller Transaction Documents and the Buyer Transaction Documents.


                           SECTION 12. MISCELLANEOUS.

                  12.1 UPDATE OF EXHIBITS. In the event Seller determines that any of the Exhibits listing Purchased Assets would be inaccurate or untrue as of the Closing Date, then Seller shall supplement or amend such Exhibits to correct such inaccuracy as of the Closing Date, provided that any such supplement shall only reflect changes in the ordinary course of the Business, consistent with past practices. In addition, Seller shall provide Buyer at Closing with an updated disclosure regarding Section 4.9 and the list of and aging for accounts payable. Notwithstanding the foregoing, no supplement or amendment to EXHIBIT 1.3(H) shall be effective without the written consent of Buyer.

                  12.2 CONSTRUCTION. Within this Agreement and the Transaction Documents, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement or any Transaction Document, as applicable, shall require. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           (a) Subject to Section 9.5(a), the representations
and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of the parties hereunder, and the right of the parties to indemnification for breach thereof, shall not be affected by any investigation of either party or its agents or representatives.

                           (b) Each disclosure in the Disclosure Schedule shall
relate only to the representation and warranty to which it expressly refers and to no other representation or warranty in this Agreement except to the extent that the disclosure is reasonably apparent on its face as being applicable to such other representation or warranty. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Schedule (other than an express exception to a specifically identified statement), those in this Agreement shall control.

                  12.4 FURTHER ASSURANCES. Each party hereto shall use its best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition to Buyer of the ownership of the Business and Purchased Assets. Each party shall promptly notify the other parties of any event or circumstance known to such party that is reasonably likely to prevent or delay the consummation of the transactions contemplated hereby or that would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

                  12.5 COSTS AND EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Notwithstanding the foregoing, Buyer shall reimburse Seller, at the Closing and contingent thereon, for the reasonable fees and expenses incurred by Seller relating to the legal and financial services up to an amount equal to $250,000.

                  12.6 COSTS OF ENFORCEMENT. If any party hereto incurs any costs or expenses in connection with any controversy, disagreement or dispute arising under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party such prevailing party's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in prosecuting or defending such controversy, disagreement or dispute, as the case may be.

                  12.7 NOTICES. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the Persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  TO BUYER:
                  --------

                           Bentley Systems, Incorporated
                           685 Stockton Drive
                           Exton, PA  19341-0678
                           Attn:    General Counsel
                           Telephone:  610-458-5000
                           Telecopy:  610-458-3181

                  WITH A COPY TO:
                  ---------------

                           Drinker Biddle & Reath LLP
                           1000 Westlakes Drive, Suite 300
                           Berwyn, PA  19312-2409
                           Attn:    Walter J. Mostek, Jr., Esq.
                           Telephone: (610) 993-2200
                           Telecopy: (610) 993-8585

                  TO SELLER:
                  ---------

                           netGuru, Inc.
                           22700 Savi Ranch Pkwy.
                           Yorba Linda, CA 92887
                           Attn: Amrit K. Das
                           Telephone: (714) 974-2500
                           Telecopy: (714) 974-4771

                  TO STOCKHOLDERS:
                  ---------------

                           c/o netGuru, Inc.
                           22700 Savi Ranch Pkwy.
                           Yorba Linda, CA 92887
                           Attn: Amrit K. Das
                           Telephone: (714) 974-2500
                           Telecopy: (714) 974-4771

                  IN EACH CASE WITH A COPY TO:
                  ---------------------------

                           Rutan & Tucker LLP
                           611 Anton Blvd.
                           Costa Mesa, CA 92626-1931
                           Attn:  Gregg Amber, Esq.
                           Telephone: (714) 641-5100
                           Telecopy:  (714) 546-9035

                  12.8 ASSIGNMENT AND BENEFIT.

                           (a) Buyer may assign (without affecting its
obligations under) this Agreement in whole or in part to any of its subsidiaries or Affiliates or to any Person that becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer. Seller shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                           (b) This Agreement shall not be construed as giving
any Person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other Person.

                  12.9 AMENDMENT, MODIFICATION AND WAIVER. The parties may amend or modify this Agreement in any respect. Any such amendment or modification shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

                  12.10 GOVERNING LAW. This Agreement and the Transaction Documents shall be governed and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws provisions of that State.

                  12.11 JURISDICTION. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world.

                  12.12 SECTION HEADINGS AND DEFINED TERMS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

                  12.13 SEVERABILITY. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

                  12.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile signatures); and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto may deliver this Agreement and the Transaction Documents by telecopier machine/facsimile, provided that the original signature pages are promptly delivered to each party to this Agreement, and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

                  12.15 ENTIRE AGREEMENT. This Agreement, together with the Disclosure Schedule and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the

Purchased Assets and supersede all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Purchased Assets, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.


                            [signature page follows]

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

                                            BUYER:

                                            BENTLEY SYSTEMS, INCORPORATED


                                            By:      /S/ DAVID NATION
                                               --------------------------------
                                            Name: David Nation
                                            Title: SVP


                                            SELLER:

                                            NETGURU, INC.


                                            By:      /S/ AMRIT K. DAS
                                               --------------------------------
                                            Name:  Amrit K. Das
                                            Title:   Chief Executive Officer

In agreement with and intending to be legally bound by this Agreement solely for the purposes of Section 8.3:


STOCKHOLDERS:


/S/ AMRIT K. DAS
----------------------------
AMRIT K. DAS


/S/ SANTANU DAS
----------------------------
SANTANU DAS

APPENDIX B

                  FORM OF TRANSITION SERVICES AGREEMENT


         THIS TRANSITION SERVICES AGREEMENT, dated as of _______ __, 2005 ("Agreement"), is made by and between NETGURU, INC., a Delaware corporation, and each of its subsidiaries ("Seller"), and BENTLEY SYSTEMS, INCORPORATED, a Delaware ("Buyer").


                                 R E C I T A L S

         WHEREAS, the parties have entered into an Asset Purchase Agreement dated as of August __, 2005 (the "Purchase Agreement") pursuant to which Seller is selling, and Buyer is acquiring, the Business (as defined in the Purchase Agreement), the date and time at which the closing of the Purchase Agreement is to occur being referred to herein as the "Closing Date";

         WHEREAS, in further consideration of the Purchase Agreement and related transactions, Buyer will require Seller's assistance with respect to certain operations of the Business during periods specified herein following the Closing Date and Seller will require Buyer's assistance with respect to certain operations of the Retained Business (as defined in the Purchase Agreement) during periods specified herein following the Closing Date;

         WHEREAS, in connection with and as a condition precedent to the closing of the transaction contemplated by the Purchase Agreement, the parties have each agreed to provide the services set forth herein to the other; and

         WHEREAS, capitalized terms used herein but not defined have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. SERVICES TO BE PERFORMED; TERM; PERFORMANCE AND COOPERATION.

         (a) In accordance with the terms and provisions of this Agreement, Seller agrees to perform (or to cause its affiliates to perform) for Buyer the services described in SCHEDULES A1 THRU A2 hereto (collectively, the "Seller Services") for the time period and to the extent specified with respect to each such Seller Service in the applicable Schedule.

         (b) In accordance with the terms and provisions of this Agreement, Buyer agrees to perform (or to cause its affiliates to perform) for Seller the services described in SCHEDULES B1 THRU B3 hereto (collectively, the "Buyer Services" and together with the Seller Services to be referred to herein as the "Services") for the time period and to the extent specified with respect to each such Buyer Service in the applicable Schedule.

         (b) (i) This Agreement shall become effective as of the date hereof and shall terminate with respect to each Service (A) on the date specified for such Service in accordance with the applicable Schedule hereto, (B) earlier as to each Seller Service at the prior written request of Buyer, or (C) earlier as to each Buyer Service at the prior written request of Seller.

                  (ii) The parties agree that if the party being provided the benefit of a Service chooses to discontinue such Service prior to its stated termination date, then such party shall give the other party prior written notice within the notice period specified in the relevant Schedule, or if no such notice period is specified, at least fifteen (15) days prior written notice of its intent to terminate this Agreement as to that particular Service, which termination shall be effective on the last day of the month on which the fifteen
(15) days prior written notice lapses. The terminating party will pay the other party the fees and costs of any terminated Service up until the effective date of termination.

         (c) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated, in whole or in part, at any time:

                  (i) by the mutual consent of Buyer and Seller;

                  (ii) by Buyer in the event of any material breach or default by Seller of any of Seller's obligations under this Agreement and the failure of Seller to cure, or to take substantial steps towards the curing of, such breach or default within thirty (30) days after receipt of written notice from Buyer requesting that such breach or default be cured; or

                  (iii) by Seller in the event of any material breach or default by Buyer of any of Buyer's obligations under this Agreement and the failure of Buyer to cure, or to take substantial steps towards the curing of, such breach or default within thirty (30) days after receipt of notice from Seller requesting that such breach or default be cured.

         (d) Except as specified herein, neither party makes any warranties of any kind, express or implied, with respect to any Service provided hereunder.

         (e) The parties shall use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of Services. In addition, upon the reasonable request of either party, the parties shall take such further action that may be deemed necessary to effect the rights and obligations set forth herein regarding the grant of the licenses set forth in the Schedules hereto.

         (f) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the Services set forth on the Schedules hereto relating to leases of real property shall constitute the basic terms of such leases. The parties shall negotiate, execute and deliver standard and customary leases or subleases that include the specific terms set forth in the applicable Schedule in accordance with local laws relating to such properties; provided, however, that neither party shall be required to provide security deposits under such leases or subleases regardless of what may be required by local custom.

         SECTION 2.  PAYMENT.

         Each party shall pay to the other such fees and costs, if any, for the relevant time period as set forth in the Schedule attached hereto that is applicable to such Service. If any fees are incurred pursuant to this Agreement, such fees shall be payable monthly in arrears unless otherwise provided by the terms set forth in the Schedule applicable to such Service.

         SECTION 3.  RELATIONSHIP OF PARTIES.

         (a) All employees and representatives of each party or its affiliates providing Services to the other party under this Agreement shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of the party that is providing such Service and shall not be deemed to be employees or representatives of the party that is receiving the benefit of such Service.

         (b) The parties hereto are independent contractors, and neither party not its employees or agents will be deemed to be employees or agents of the other for any purpose or under any circumstances. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.

         SECTION 4.  USE OF INFORMATION, CONFIDENTIALITY.

         (a) To the extent obtained by either party and their respective affiliates as a result of the provision of Services hereunder, each of Buyer and Seller shall, and shall cause their respective affiliates to, hold all Confidential Information (as defined in the Confidential Non-Disclosure Agreement between the parties dated March 3, 2005) relating to the other party confidential and shall, except as otherwise indicated below, will not disclose any of such information to any party for a period of five (5) years from the date of the Purchase Agreement, unless legally compelled or required to disclose such information in which event the party legally compelled or required to disclose shall provide the other party with written notice of such legal compulsion to disclose and shall use commercially reasonable efforts to afford the other party a reasonable period of time to contest such disclosure.

         (b) It is understood that, prior to, during or after performance of this Agreement, each party's personnel may unavoidably receive or have access to private or confidential information of the other party, including other operations, which is not specifically covered by the foregoing or by the Purchase Agreement. Except for the information the transfer to or access of which is contemplated by the Purchase Agreement, each party agrees that all such information will be subject to the provisions of this Section 4 and other relevant provisions of said agreements between the parties and that its personnel will comply with all reasonable requirements of Seller and Buyer, including identification badges and sign-in procedures, in connection therewith.

         SECTION 5.  COMPLIANCE WITH LAWS.

         Each party will, with respect to its obligations and performance hereunder, comply with all applicable requirements of federal, state and local laws, rules and regulations, including without limitation, import and export control, environmental and occupational safety requirements.

         SECTION 6.  INDEMNITY AND DAMAGES.

         (a) The party providing Services to the other shall be liable, responsible and accountable in damages and costs and expenses (including reasonable attorneys' fees) only for gross negligence or willful misconduct in the provision of Services. Neither party shall be liable, responsible or accountable in damages and costs and expenses (including reasonable attorneys' fees) under this Agreement except as expressly set forth in the immediately preceding sentence. Each party's liability under this Section 6(a) shall be subject to the provisions of Section 6(c).

         (b) The party receiving the benefit of Services pursuant to this Agreement shall indemnify, defend, and hold harmless the party providing Services and its affiliates, directors, officers, shareholders, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities, costs and expenses (including any reasonable attorney's fees and expenses incurred in connection with, and any amounts paid in, any settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any such person's conduct in connection with the provision of Services under this Agreement, provided that such conduct did not constitute gross negligence or willful misconduct or breach of this Agreement by the party providing such Services.

         (c) NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

         SECTION 7.  MISCELLANEOUS.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED SOLELY WITHIN THAT STATE.

         (b) FORCE MAJEURE. Except for a party's obligation to make timely payments, neither party will have any liability for damages or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communications or other carriers, or any other cause beyond a party's reasonable control, whether or not similar to the foregoing that prevent such party from materially performing its obligations hereunder.

         (c) SUBCONTRACTING AND ASSIGNMENT. Neither party may subcontract any or all of the functions or Services to be performed by it under this Agreement. Unless otherwise provided by the Schedules hereto relating solely for the Services provided for by such Schedule, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by either party without the prior written consent of the other party hereto, and any such unauthorized assignment or transfer will be void. Notwithstanding the foregoing, Buyer may assign this Agreement, in whole or in part, to a subsidiary or affiliate by providing prior written notice of such assignment to Seller.

         (d) ENTIRE AGREEMENT; MODIFICATION; WAIVERS. This Agreement and the Schedules attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to Services. This Agreement and the Schedules attached hereto may not be altered, modified or amended except by a written instrument signed by the parties hereto. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach

         (e) SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts (as defined in the Purchase Agreement) to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         (f) NOTICES. All notices and other communications hereunder will be in writing and deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement and as otherwise provided in the applicable Schedule hereto.

         (g) SURVIVAL OF OBLIGATIONS. The obligations of the parties under Sections 2, 4 and 6 shall survive the expiration of this Agreement. The parties acknowledge and agree that all claims for any breaches or alleged breaches of any covenants contained in this Agreement shall not be subject to the time periods, dollar and other limitations set forth in the Purchase Agreement.

         (h) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) MEETINGS; ESCALATION PROCESS. If either party is not satisfied with any Service delivered pursuant to this Agreement, then such party may, at any time, and from time to time and at its sole discretion, initiate an escalation process regarding such Service by delivering written notice to the other party pursuant to Section 7(f) of this Agreement. The notice shall describe in reasonable detail the nature of the problem. Upon receipt of such notice, the party receiving notice shall arrange a meeting between appropriate representatives of the parties to address the issues set forth in the notice.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of Seller and Buyer has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.


                                           BENTLEY SYSTEMS, INCORPORATED



                                           By: _________________________________
                                           Name:
                                           Title:

                                           NETGURU, INC.



                                           By: _________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                                 SELLER SERVICES

Seller shall provide each of the following Services pursuant to the terms of this Agreement:


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A1

                                  IS MIGRATION


Name of Service:           Information Systems Migration

Terms of Service:          Seller will provide Buyer with any reasonably
                           required transition assistance to migrate data and other applications from the server infrastructure in Yorba Linda which will remain with Seller post-Closing. Within a reasonable time after the Closing Date, after confirmation from Buyer, Seller will delete and destroy all data specific to the Business (as defined in the Purchase Agreement), including but not limited to the RESAS database. As part of this Service, Seller will provide Buyer with access to any shared infrastructure to support its Business.

Term of Services:          Up to 1 year after the Closing Date.

Payment/Cost of Services:  There shall be no cost to Buyer for this Service.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE A2

                             CALCUTTA FACILITY LEASE


Name of Service:           Facilities Leased to Buyer

Terms of Service:          Pursuant to and on the terms of a standard and
                           customary sublease in accordance with local laws, Seller will lease the entire administrative office building at the Calcutta facility (approximately
                           27,600 sq. ft., built in 2000) to Buyer. Buyer shall have right of sublease. The lease will be subject only to retaining an existing 600 sq. ft. office for use by Seller's CEO (or other executive) through the period of one year from the Closing Date (after such time the space will revert to Buyer). Seller will relocate its entire remaining staff such that only
                           Continuing Employees (as defined in the Purchase
                           Agreement) are located in the front building of this facility prior to the Closing Date. Buyer shall not be required to provide Seller (or any successor) with a security deposit for any term of the lease.

Term of Services:          Two (s) years after the Closing Date subject to two
                           (2) option terms of one (1 ) year each.

Payment/Cost of Services:  The lease rates shall be inclusive of all applicable taxes but not utilities (utilities shall be born directly by Buyer). The following lease rates shall apply:

                           -------------------------- --------------------------
                           Lease Year                 Rate Per Square Foot
                                                      (Rupees)/Month - Due at
                                                      the first of the month
                           -------------------------- --------------------------

                           -------------------------- --------------------------
                           1                          Rs. 23
                           -------------------------- --------------------------
                           2                          Rs. 23
                           -------------------------- --------------------------
                           3 (Option Year #1)         Market Rate*
                           -------------------------- --------------------------
                           4 (Option Year #2)         Market Rate*
                           -------------------------- --------------------------

                           The rate for these services shall include all of the services standard in leases granted in a "Sector 5" zone, as well as the provision of services generally consistent with the services provided prior to the Closing Date. For the avoidance of doubt, the diesel generators and air conditioners owned by the Seller (both before and after the Closing Date) and used to support the building prior to the Closing Date shall remain in place and used for the same purpose after the Closing Date and Seller shall be responsible for all repairs, maintenance and replacement of equipment necessary to maintain the same level of service provided to occupants of the building prior to the Closing.

                           * Market Rate shall be based upon a reasonable survey of equivalent space available in the market.


Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B

                                 BUYER SERVICES

Buyer shall provide each of the following Services pursuant to the terms of this
Agreement:


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B1

                          BUYER'S SHARED INFRASTRUCTURE


Name of Service:           Buyer's Shared Infrastructure

Terms of Service:

                           Buyer will provide Seller with the following access to the identified shared infrastructure, solely in support of the Retained Business, for a period of up to one (1) year from the Closing Date:
                           o Access and use of the phone system at the Yorba Linda facility, providing up to twelve
                                    (12) phones and six (6) lines.
                           o Access to and use of the phone system in Calcutta, allocating a reasonable number of lines to Seller after Buyer's business needs are met.
                           o Access to and use of the 12 IP phones over the dedicated IPLC circuit between Yorba Linda and the Calcutta offices.
                           o Use of the printing facility at Yorba Linda to produce a maximum of 2,500 color and 3,000 black & white standard letter sized pieces per month.
                           o Buyer will permit Seller to mail to the existing RESAS customer database up to four
                                    (4) times, such mailing costs exclusively paid by Seller and only after content has been approved by Buyer (such approval not to be unreasonably withheld). The mailing(s) would be coordinated through an external third party mailing service in a blind fashion.
                           o Assuming there is space available in the existing Seller facilities currently under leases which Buyer assumes in Singapore and Dubai, and further assuming that Buyer is authorized to allow non-Buyer employees to work out of the leased space, Buyer will permit one (1) Seller employee to work out of each of these offices in order to market Seller's services.

Term of Services:          One year from the Closing Date.

Payment/Cost of Services:  Seller will not be charged for reasonable telephone usage, both local and long-distance, unless it exceeds $3,000 USD for the full year (and in such case they will be billed from $0 dollar).

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B2

                             STAAD.SUITE OF SOFTWARE


Name of Service:           STAAD.suite Cross License

Terms of Service:          Buyer hereby grants Seller seventy-five (75)
                           perpetual, paid-up, named user licenses of STAAD.Pro
                           2005 (with all international design codes) and the related STAAD.suite of products including
                           STAAD.foundation, STAAD.etc, STAAD.beam,
                           Sectionwizard, Layout, ADLPipe, STAAD.pipe,
                           STAAD.beava and QSE, current as of the Closing Date, subject to Buyer's standard end user license agreement. Seller shall receive updates and support
                           (ie. Maintenance) for STAAD.Pro 2005 as typically provided to customers for a period of one year from the Closing Date at no cost and the second year after the Closing Date at 50% SRP. These licenses are non-transferable except to Amrit K. Das or an entity in which he is the controlling shareholder or owner and may only be used by Seller in support of its operation of the Retained Business.

Term of Services:          Perpetual except that this license shall terminate in
                           the event of a transaction or series of transactions that results in a change in control of Seller such that Amrit K. Das is not the controlling shareholder or owner of the entity operating the Retained
                           Business (but any previously granted end user licenses to compiled object-code versions shall continue).

Payment/Cost of Services:  There shall be no cost to Seller for this Service.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B3

                           YORBA LINDA FACILITY LEASE


Name of Service:           Facilities Leased to Seller

Terms of Service:          Pursuant to and on the terms of a standard and
                           customary lease in accordance with local laws, Buyer will sublease 3,000 sq. ft. of the Yorba Linda office for use by Seller, such area to be identified by Buyer after consultation with Seller, inclusive of reasonable electricity and other utilities.

Term of Services:          One year after the Closing Date with an option to
                           renew for one year.

Payment/Cost of Services:  $3,400 per month.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

APPENDIX C

                                FAIRNESS OPINION

B RILEY

         Research   Trading
         Investment Banking


August 16, 2005

The Board of Directors of netGuru, Inc.
22700 Savi Ranch Parkway
Yorba Linda, CA 92887

Dear Board Members:

         We understand that netGuru, Inc. ("netGuru") will enter into an Asset Purchase Agreement (the "Agreement") with Bentley Systems, Inc. ("Bentley") in regards to the sale of netGuru's division, Research Engineers International ("REI" or "the Company"). Under the terms of the Agreement, REI will be aquired by Bentley and, Bentley will pay $23.5 million in cash assuming that the net assets of REI are zero, in other words the asset and liabilities transferred to Bentley will be equal. Additionally, Bentley will pay $250,000 of netGuru's transactions costs. Any excess asset received in excess to liabilities will be paid to netGuru as accounts receivable as collected. The Transaction as summarized above is hereinafter referred to as the "Transaction."

         You have requested our opinion (the "Opinion") with respect to the fairness, from a financial point of view, of the consideration to be received by netGuru. In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. Reviewed REI's internal financial information and other data prepared by the management of netGuru, relating to the business and financial prospects of REI, as well as their estimated income statements and balance sheets for the years ended March 31, 2003, 2004, and 2005;

         2. Discussed with members of the senior management of REI, the business, operations, financial condition, future prospects and projected operations and performance of the Company;

         3. Reviewed the draft Asset Purchase Agreement as of August 10, 2005 between netGuru and Bentley ("Agreement");

         4. Reviewed management's estimated projections for REI through 2010, which included summary income statements and balance sheet assumptions;

Board of Directors of
netGuru, Inc.
page 2

         5. Reviewed publicly available financial and stock market data with respect to certain other companies engaged in businesses we believe to be generally comparable to that of REI (the "Comparables");

         6. Prepared various other financial analysis to assess the value of REI; and

         7. Conducted such other financial studies, analyses and investigations and considered such other information, as we deemed appropriate.

         Our engagement and the Opinion expressed herein are for the benefit of the Board of Directors of netGuru (the "Board") on their behalf as representatives of the netGuru's shareholders, and our Opinion is rendered in connection with the Board's consideration of the Transaction. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent; provided, however, that this Opinion and any description thereof may be included in its entirety in any proxy statement or consent solicitation statement distributed to the Company's shareholders in connection with the Transaction provided that any such inclusion or description shall be subject to our prior review and approval, which will not be reasonably withheld. Notwithstanding the foregoing, this Opinion is not intended and does not constitute a recommendation to any such shareholder as to whether such shareholder should vote to approve the Transaction.

         In arriving at our Opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Company and have not been furnished with any such appraisals or valuations, and express no opinion regarding the liquidation value of the Company. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

         We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

         Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transactions, including external financing, recapitalizations, acquisitions, or merger discussions, other than the Transaction. We have also assumed that the Transaction will be consummated in accordance with the Agreement referred to above.

Board of Directors of
netGuru, Inc.
page 3

         Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, however, we do not have any obligation to update, revise or reaffirm this Opinion. We were not requested to opine as to, and this Opinion does not in any manner address, the Company's underlying decision to proceed with or effect the Transaction or structure thereof.

         We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

         For our services in rendering this Opinion, the Company has paid us a fee and has agreed to indemnify us against certain liabilities.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration proposed to be received by netGuru in connection with the Transaction is fair, from a financial point of view, to netGuru's shareholders.

         Very truly yours,

         B. Riley & Co., Inc.

         By: /s/ Michael J. Lowell
              Michael J. Lowell
              Managing Director
              Investment Banking

APPENDIX D

                         PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma financial statements included in APPENDIX D give effect to the sale of netGuru's ("Company's") Research Engineers International ("REI") business and STAAD product lines to Bentley Systems Incorporated ("Bentley") pursuant to the asset purchase agreement included as APPENDIX A to this proxy statement.

         The historical information was derived from the Company's unaudited balance sheet as of June 30, 2005, the Company's unaudited statement of operations for the three months ended June 30, 2005, and the Company's audited statement of operations for the fiscal year ended March 31, 2005.

         The unaudited pro forma balance sheet as of June 30, 2005 gives effect to the REI disposal ("REI Disposition") as if it had occurred on that date. The unaudited pro forma statements of operations for the three months ended June 30, 2005 and for the fiscal year ended March 31, 2005 assume that the disposal had occurred on the first day of the fiscal period then ended.

         The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this proxy statement. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the pro forma financial statements and should be read in conjunction with the Company's historical financial statements and related notes contained in the Company's quarterly report on Form 10-QSB for the period ended June 30, 2005 and the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2005. These pro forma condensed consolidated statements of operations do not include the anticipated $19.9 million gain on the disposition.

         The unaudited pro forma condensed consolidated financial information presented in APPENDIX D is for information purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of the Company's future results of operations or financial position.

                                           NETGURU, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                                    (Unaudited)
                                                   (In thousands)

                                                As of June 30, 2005


                                                                                                         NETGURU,
                                                     NETGURU, INC.         REI          PRO FORMA          INC.
                                                       HISTORICAL      DISPOSITION     ADJUSTMENTS      PRO FORMA
                                                      -----------     ------------     -----------      ----------
ASSETS
Current assets:
    Cash and cash equivalents                         $    3,851          (151)(H)     $ 23,215 (A)     $   23,303
                                                                                         (3,612)(B)
    Accounts receivable                                    3,302        (2,303)(G)            -                999
    Income tax receivable                                     12             -                -                 12
    Notes and related party loans receivable                  11             -                -                 11
    Deposits                                                 100           (64)(G)            -                 36
    Prepaid expenses and other current assets              1,150          (516)(G)            -                634
                                                      -----------     ------------     -----------      ----------
Total current assets                                       8,426        (3,034)          19,603             24,995

Property, plant and equipment, net                         1,593          (679)(G)            -                914
Goodwill, net                                              3,088           (87)(G)            -              3,001
Other assets                                                 306          (161)(G)            -                145
                                                      -----------     ------------     -----------      ----------
Total assets                                          $   13,413      $ (3,961)        $ 19,603         $   29,055
                                                      -----------     ------------     -----------      ----------
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
    Current portion of long-term debt, net            $    1,509      $      -         $ (1,651)(B)     $       69
                                                                                                (C)            211
    Related party loans payable                              100             -                                 100
    Current portion of capital lease obligations             155          (139)(G)            -                 16
    Accounts payable                                         505          (418)(G)            -                 87
    Accrued expenses                                         857          (588)(G)          988 (D)          1,257
    Income taxes payable                                      28         1,500                  (E)          1,528
    Deferred revenues                                      2,297        (1,928)(G)            -                369
    Other liabilities                                        158          (100)(G)            -                 58
                                                      -----------     ------------     -----------      ----------
Total current liabilities                                  5,609        (3,173)           1,048              3,484

Long-term debt, net of current portion                     1,884                         (1,961)(B)             47
                                                                                            124 (C)
Capital lease obligations, net of current portion            325          (274)(G)            -                 51
Deferred gain on sale-leaseback and other
    long-term liabilities                                    683           (23)(G)            -                660
                                                      -----------     ------------     -----------      ----------
Total liabilities                                          8,501        (3,470)            (789)             4,242
                                                      -----------     ------------     -----------      ----------

Stockholders' equity:
    Preferred stock                                            -             -                -                  -
    Common stock                                             191             -                -                191
    Additional paid-in capital                            36,869             -                -             36,869
    Accumulated deficit                                  (31,566)         (491)(F)       20,392 (F)        (11,665)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation
         adjustments                                        (582)            -                -               (582)
                                                      -----------     ------------     -----------      ----------

Total stockholders' equity                                 4,912          (491)          20,392             24,813
                                                      -----------     ------------     -----------      ----------
Total liabilities and stockholders' equity            $   13,413      $ (3,961)        $ 19,603         $   29,055
                                                      -----------     ------------     -----------      ----------

                See accompanying notes to unaudited pro forma condensed consolidated balance sheet.


                                                        D-2



                         NETGURU, INC. AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET

(A) Reflects the proceeds received of $23.5 million in connection with the REI Disposition, net of $285,000 of transaction costs

(B) Reflects the extinguishment of certain of the Company's outstanding debt of $3.6 million with the proceeds received from the REI
         Disposition.

(C) Reflects the discount relating to certain of the Company's outstanding debt that is to be expensed as interest expense once the debt has been extinguished.

(D)      Reflects liabilities retained by the Company related to the REI
         Disposition.

(E)      Reflects the estimated income taxes payable on the REI Disposition.

(F) Reflects the estimated gain recognized from the REI Disposition, net of taxes and transaction costs

(G) Reflects the elimination of all assets and liabilities of the REI business segment.

(H) Reflects the difference between the current liabilities assumed by the buyer and the assigned current assets the buyer will be receiving.


                                      D-3



                                                  NETGURU, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                                           (Unaudited)
                                             (In thousands, except per share amounts)

                                                 Three Months Ended June 30, 2005


                                                 NETGURU, INC.           REI                   PRO FORMA          NETGURU, INC.
                                                  HISTORICAL          DISPOSITION             ADJUSTMENTS           PRO FORMA
                                               ---------------      ---------------         ---------------      ---------------
Net revenues:
    Engineering and collaborative software
      products and services                    $         3,014      $        (2,807)(A)     $             -      $           207
    IT services                                            834                  834                       -
                                               ---------------      ---------------         ---------------      ---------------
           Total net revenues                  $         3,848      $        (2,807)        $             -      $         1,041

Cost of revenues:
    Engineering and collaborative software
      products and services                                125                 (124)(A)                   -                   1
    IT services                                            633                  633                       -                 633
                                               ---------------      ---------------         ---------------      ---------------
           Total cost of revenues                          758                 (124)                      -                 634

                                               ---------------      ---------------         ---------------      ---------------
           Gross profit                                  3,090               (2,683)                      -                 407
                                               ---------------      ---------------         ---------------      ---------------

Operating expenses:
    Selling, general and administrative                  2,454               (1,874)(B)                   -                 580
    Research and development                               382                 (229)(A)                   -                 153
    Bad debt expense                                       208                 (152)(A)                   -                  56
    Depreciation                                           217                 (173)(A)                   -                  44

                                               ---------------      ---------------         ---------------      ---------------
           Total operating expenses                      3,261               (2,428)                      -                 833
                                               ---------------      ---------------         ---------------      ---------------

           Operating (loss) income                        (171)                (255)                      -                (426)
                                               ---------------      ---------------         ---------------      ---------------

Other expense (income):
    Interest, net                                          138                  (15)(A)                 (98)(C)              25
    Other                                                   10                   (5)(A)                   -                   5

                                               ---------------      ---------------         ---------------      ---------------
           Total other expense                             148                  (20)                    (98)                 30
                                               ---------------      ---------------         ---------------      ---------------

Loss from continuing operations before                    (319)                (235)                     98                (456)
    income taxes
Income tax expense                                          15                    -                      -                   15

Loss from continuing operations                $          (334)     $          (235)        $            98      $         (471)

Basic and diluted loss per common share:
     Loss per common share from continuing
    operations                                 $         (0.02)                                                  $        (0.02)
                                               ===============                                                   ===============

Common shares used in computing basic and
    diluted net loss per common share:                  19,117                                                             19,117
                                               ===============                                                    ===============

                   See accompanying notes to unaudited pro forma condensed consolidated statement of operations.


                                                               D-4



                                                   NETGURU, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                                             (Unaudited)
                                              (In thousands, except per share amounts)

                                                      Year Ended March 31, 2005


                                                 NETGURU, INC.             REI                   PRO FORMA          NETGURU, INC.
                                                  HISTORICAL           DISPOSITION              ADJUSTMENTS           PRO FORMA
                                               ----------------     ----------------         ----------------      ----------------
Net revenues:
    Engineering and collaborative software
      products and services                    $         11,636     $        (11,035)(C)     $              -      $            601
    IT services                                           4,207                    -                        -                  4207
                                               ----------------     ----------------         ----------------      ----------------
           Total net revenues                  $         15,843     $        (11,035)        $              -      $          4,808

Cost of revenues:
    Engineering and collaborative software
      products and services                                 786                 (713)(D)                    -                    73
    IT services                                           2,757                    -                                          2,757
                                               ----------------     ----------------         ----------------      ----------------
           Total cost of revenues                         3,543                 (713)                       -                 2,830

                                               ----------------     ----------------         ----------------      ----------------
           Gross profit                                  12,300              (10,322)                       -                 1,978
                                               ----------------     ----------------         ----------------      ----------------

Operating expenses:
    Selling, general and administrative                   9,753               (6,946)(E)                    -                 2,807
    Research and development                              1,578               (1,035)(D)                    -                   543
    Bad debt expense                                        355                 (119)(D)                    -                   236
    Depreciation                                            990                 (783)(D)                    -                   207

                                               ----------------     ----------------         ----------------      ----------------
           Total operating expenses                      12,676               (8,883)                       -                 3,793
                                               ----------------     ----------------         ----------------      ----------------

           Operating loss                                  (376)              (1,439)(D)                    -                (1,815)
                                               ----------------     ----------------         ----------------      ----------------

Other expense (income):
    Interest, net                                           543                  (69)(D)                 (461)(C)                13
    Other                                                  (102)                   7 (D)                    -                   (95)

                                               ----------------     ----------------         ----------------      ----------------
           Total other expense                              441                  (62)(D)                 (461)                  (82)
                                               ----------------     ----------------         ----------------      ----------------

Loss from continuing operations before                     (817)              (1,377)                     461                (1,733)
    income taxes
Income tax expense                                           38                    -                        -                    38

Loss from continuing operations                $           (855)    $         (1,377)        $            461      $         (1,771)

Basic and diluted loss per common share:
     Loss per common share from continuing
    operations                                 $          (0.05)                                                   $          (0.09)
                                               ================                                                    ================

Common shares used in computing basic and
    diluted net loss per common share:                   18,858                                                              18,858
                                               ================                                                    ================

                     See accompanying notes to unaudited pro forma condensed consolidated statement of operations.


                                                                D-5

                         NETGURU, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A) Reflects the elimination of all revenues and expenses of the REI business segment for the three months ended June 30, 2005.

(B) Reflects the elimination of all selling, general, and administrative expenses for the three months ended June 30, 2005. The amount presented represents the allocations to the REI business segment that were specifically identified as expenses of the REI business segment and for a few general and administrative expenses the amounts were based on an estimated allocation for that segment. As a result of the Company reporting discontinued operations, EITF 87-24 does not allow corporate expenses to be allocated to the discontinued operations, therefore these amounts do not include any corporate overhead expenses.

(C) Reflects the elimination of interest expense related to the Company's debt as a result of the extinguishments of certain of its debt with the proceeds from the REI Disposition.

(D) Reflects the elimination of all revenues and expenses of the REI business segment for the fiscal period ended March 31, 2005.

(E) Reflects the elimination of all selling, general, and administrative expenses for the fiscal period ended March 31, 2005. The amount presented represents the allocations to the REI business segment that were specifically identified as expenses of the REI business segment and for a few general and administrative expenses the amounts were based on an estimated allocation for that segment. As a result of the Company reporting discontinued operations, EITF 87-24 does not allow corporate expenses to be allocated to the discontinued operations; therefore these amounts do not include any corporate overhead expenses.

APPENDIX E

                                  NETGURU, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2005 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 31, 2005


         The undersigned stockholder of netGuru, Inc. ("Company") hereby constitutes and appoints Amrit K. Das and Santanu K. Das, and either of them individually, with the power to appoint his substitution as attorney, agent and proxy, to appear, attend and vote, all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2005 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, on October 31, 2005, at 10:00 a.m. local time, and at any adjournments and postponements thereof, upon the proposals listed on the reverse side and in the discretion of the proxy holder on such other business as may properly come before the meeting, or any adjournments or postponements thereof.

                (continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  NETGURU, INC.

                                OCTOBER 31, 2005

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR THE ELECTION OF
                   DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

--------------------------------------------------------------------------------

1. To elect five nominees to the board of directors as follows:

                                                    NOMINEES:
[ ]   FOR ALL NOMINEES                              0 Amrit K. Das
                                                    0 Santanu K. Das
[ ]   WITHHOLD AUTHORITY                            0 Benedict A. Eazzetta
      FOR ALL NOMINEES                              0 D. Dean McCormick III
                                                    0 Stanley W. Corbett
[ ]   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

2. To consider and vote upon a proposal to approve the sale of Research Engineers International ("REI") business and STAAD product lines for a purchase price of approximately $23.5 million under the terms of an asset purchase agreement dated August 19, 2005, as described in more detail in the proxy statement, which asset sale may be deemed to be a sale of substantially all of the Company's assets.

3. To consider and vote upon a proposal to ratify certain issuances of equity securities for compensatory purposes, as described in more detail in the proxy statement.

4. To consider and vote upon a proposal to ratify the appointment of Haskell & White LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2006.

         IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

--------------------------------------------------------------------------------
Signature of Stockholder                                      Date:
                         ------------------------------------      -------------
Signature of Stockholder                                      Date:
                         ------------------------------------      -------------

         NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.